FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-14

MSC 2021-L5

Free Writing Prospectus

Structural and Collateral Term Sheet

$817,058,743

(Approximate Total Mortgage Pool Balance)

$719,011,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Starwood Mortgage Capital LLC

KeyBank National Association

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

Barclays Capital Real Estate Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2021-L5

April 26, 2021

MORGAN STANLEY Co-Lead Bookrunning Manager	BARCLAYS Co-Lead Bookrunning Manager	KeyBanc Capital Markets Co-Lead Bookrunning Manager

Siebert Williams Shank Co-Manager		AmeriVet Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$10,000,000	$9,572,000	$428,000	30.000%	(8)	3.01	1 – 59	14.9%	39.1%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$68,700,000	$65,759,000	$2,941,000	30.000%	(8)	4.94	59 – 60	14.9%	39.1%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$23,644,000	$22,632,000	$1,012,000	30.000%	(8)	7.52	60 – 115	14.9%	39.1%
Class A-3(9)	AAAsf/AAA(sf)/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	14.9%	39.1%
Class A-4(9)	AAAsf/AAA(sf)/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	14.9%	39.1%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$571,941,000(11)	$547,461,000(11)	$24,480,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/A-(sf)	$147,070,000(11)	$140,775,000(11)	$6,295,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AAAsf/AAA(sf)/AAA(sf)	$71,492,000(9)	$68,432,000(9)	$3,060,000(9)	21.250%	(8)(9)	9.93	119 – 119	13.2%	43.9%
Class B(9)	AA-sf/AA-(sf)/AA-(sf)	$39,832,000(9)	$38,127,000(9)	$1,705,000(9)	16.375%	(8)(9)	9.93	119 – 119	12.4%	46.7%
Class C(9)	A-sf/A-(sf)/A-(sf)	$35,746,000(9)	$34,216,000(9)	$1,530,000(9)	12.000%	(8)(9)	9.97	119 – 120	11.8%	49.1%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/BBB-(sf)/NR	$39,832,000(11)	$38,126,000(11)	$1,706,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB-(sf)/NR	$19,405,000(11)	$18,574,000(11)	$831,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-G	B-sf/B-(sf)/NR	$8,171,000(11)	$7,821,000(11)	$350,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB(sf)/NR	$22,469,000	$21,507,000	$962,000	9.250%	(8)	10.01	120 – 120	11.5%	50.6%
Class E	BBB-sf/BBB-(sf)/NR	$17,363,000	$16,619,000	$744,000	7.125%	(8)	10.01	120 – 120	11.2%	51.8%
Class F	BB-sf/BB-(sf)/NR	$19,405,000	$18,574,000	$831,000	4.750%	(8)	10.01	120 – 120	10.9%	53.1%
Class G	B-sf/B-(sf)/NR	$8,171,000	$7,821,000	$350,000	3.750%	(8)	10.01	120 – 120	10.8%	53.7%
Class H-RR	NR/NR/NR	$30,639,742	$29,328,361	$1,311,381	0.000%	(8)	10.01	120 – 120	10.4%	55.8%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3 and Class A-4 certificates, such greater percentages as are contemplated by footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (9) below) or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause two separate “majority-owned affiliates” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 4.280% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (referred to herein as the “HRR Interest”), representing approximately 0.738% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 4.280% of some or all of the classes of certificates, which excess over 4.280% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest.

(4)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the initial principal balances of the Class A-3 and Class A-4 trust components. The approximate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.

(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates evidences interests in one or more “trust components”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F, Class G and Class H-RR certificates, together with the Exchangeable Certificates with certificate balances, are referred to as the “principal balance certificates.” The maximum certificate balances of the Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed under footnote (10)) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities, certificate balances or notional amounts and pass-through rates of the Exchangeable Certificates are described more fully below under “Exchangeable Certificates.” Each class of Class A-3, Class A-4, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(10)	The exact initial principal balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-3 and Class A-4 trust components is expected to be approximately $469,597,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component.

The maximum certificate balances of Class A-3 and Class A-4 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-3” or “A-4” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-3 and Class A-4 certificates will be equal to approximately 95.720% of the certificate balance of such class of certificates.

Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$0 – $210,000,000	$0 – $201,012,000	$0 – $8,988,000	N/A – 9.55	N/A / 104 – 119
Class A-4	$259,597,000 – $469,597,000	$248,486,000 – $449,498,000	$11,111,000 – $20,099,000	9.76 – 9.93	104 – 119 / 119 – 119

(11)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate or principal balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate of the principal balances of the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. If the certificate balance of a class of principal balance certificates or principal balance of a trust component constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates or such trust component constitutes an “underlying class of principal balance certificates” or an “underlying trust component” for such class of Class X certificates.

(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus. Because there are no mortgage loans with anticipated repayment dates in the mortgage pool, there will be no excess interest distributable to the Class V certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Issue Characteristics

Offered Certificates:	$719,011,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 18 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and Barclays Capital Inc.
Co-Managers:	Siebert Williams Shank & Co., LLC and AmeriVet Securities, Inc.
Mortgage Loan Sellers:	Starwood Mortgage Capital LLC, KeyBank National Association, Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC and Barclays Capital Real Estate Inc.
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	KeyBank National Association
Special Servicer:	LNR Partners, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	LNR Securities Holdings, LLC or an affiliate thereof
Risk Retention Consultation Party:	LNR Securities Holdings, LLC or an affiliate thereof
Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2021 (or, in the case of any mortgage loan that has its first due date after May 2021, the date that would have been its due date in May 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of April 26, 2021
Expected Closing Date:	On or about May 11, 2021
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in June 2021.
Rated Final Distribution Date:	The distribution date in May 2054
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2021-L5<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution on the certificates from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributed to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-3 trust component, the Class A-4 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate balance or principal balance of each of the Class A-S, Class B and Class C trust components and each class of the Class D, Class E, Class F, Class G and Class H-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates or trust component, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class or trust component at the pass-through rate for such class or trust component from the date the related loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Seventh, to the Class D, Class E, Class F, Class G and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on any trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Exchangeable Certificates and the Class V and Class R certificates) and trust components, pro rata, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust component. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (10) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-4	See footnote (10) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-S	$71,492,000	Class A-S certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$39,832,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$35,746,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-3, Class A-4, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-3, Class A-4, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown above.
Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB , Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-3-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-3-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

(d) to the holders of the Class A-4-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-4-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and (n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class H-RR, Class G, Class F, Class E and Class D Certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Serviced Whole Loans:	There will be no serviced whole loans or servicing shift mortgage loans related to the trust as of the Closing Date.
Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: MGM Grand & Mandalay Bay, Signature Office Portfolio, Appletree Business Park and McCarthy Ranch. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

agreement, and the operating advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (and not the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the retaining sponsor, Starwood Mortgage Capital LLC. The initial risk retention consultation party is expected to be LNR Securities Holdings, LLC, or an affiliate thereof.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, the party processing such servicing action will generally be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan; provided, further, that if the party processing such servicing action is LNR Partners, LLC, as special servicer, it will not be required to consult with the risk retention consultation party.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party, the retaining sponsor or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

The “VRR Interest” will be comprised of the percentage of each class of certificates (other than the Class R certificates) retained by the retaining sponsor (or its “majority-owned affiliate” (as defined in Regulation RR)) in satisfaction of the risk retention requirements as described under “Credit Risk Retention” in the Preliminary Prospectus.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any mortgage loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G, Class F and Class E certificates, in that order, and then solely in the case of Appraisal Reduction Amounts, further to the Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. Any Appraisal Reduction Amounts allocated to the Class A-3, Class A-4, Class A-S, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to (a) payment obligations or operating covenants under the related mortgage loan documents, (b) the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, or (c) such other modification, forbearance or waiver that is related or incidental to clause (a) or clause (b), that in each case (i) defers no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodation and (ii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on serviced mortgage loans and non-serviced mortgage loans and for Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan that is a specially serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is (or, if required by a related intercreditor agreement, two other offers are) received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Preliminary Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan), the risk retention consultation party (upon request) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

related mortgage loan included in the MSC 2021-L5 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder (a) for cause at any time and (b) without cause if (i) LNR Partners, LLC or its affiliate is not the special servicer that will be replaced or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2021-L5 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1, Class C-X2, Class V and Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any serviced mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced (or would not have been advanced in the absence of a non-recoverability determination) as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an eligible operating advisor selected by such certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the rating agency confirmation with respect to such removal. Upon the vote or written direction of holders of at least 75% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently, certificateholders representing (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum, authorize an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class certificateholder and any holder of the VRR Interest (or any portion thereof)) will not be entitled to be an Initial Requesting Certificateholder.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Structural Overview

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Starwood Mortgage Capital LLC	24	64	$304,603,046	37.3%
KeyBank National Association	20	30	$190,367,783	23.3%
Morgan Stanley Mortgage Capital Holdings LLC	12	14	$151,830,914	18.6%
Argentic Real Estate Finance LLC	5	11	$91,900,000	11.2%
Barclays Capital Real Estate Inc.	4	6	$78,357,000	9.6%
Total:	65	125	$817,058,743	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$817,058,743
Number of Mortgage Loans:	65
Average Cut-off Date Balance per Mortgage Loan:	$12,570,135
Number of Mortgaged Properties:	125
Average Cut-off Date Balance per Mortgaged Property:	$6,536,470
Weighted Average Mortgage Rate:	3.7798%
% of Pool Secured by 5 Largest Mortgage Loans:	29.7%
% of Pool Secured by 10 Largest Mortgage Loans:	45.9%
% of Pool Secured by ARD Loans(2):	4.4%
Weighted Average Original Term to Maturity (months)(2):	115
Weighted Average Remaining Term to Maturity (months)(2):	113
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	15.4%
% of Pool Secured by Refinance Loans:	57.1%
% of Pool Secured by Acquisition Loans:	34.9%
% of Pool Secured by Recapitalization Loans:	8.0%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	9.0%
% of Pool with Subordinate Mortgage Debt:	4.4%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.55x
Weighted Average UW NOI Debt Yield(4):	10.4%
Weighted Average UW NCF DSCR:	2.43x
Weighted Average UW NCF Debt Yield(4):	9.9%
Weighted Average Cut-off Date LTV Ratio(4)(5):	55.8%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	53.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	353
Weighted Average Remaining Amortization Term (months)(6):	352
% of Pool Interest Only through Maturity:	69.1%
% of Pool Interest Only followed by Amortizing Balloon:	20.4%
% of Pool Amortizing Balloon:	6.0%
% of Pool Interest Only, ARD:	4.4%

Lockboxes

% of Pool with Springing Lockboxes:	55.9%
% of Pool with Hard Lockboxes:	24.8%
% of Pool with No Lockboxes:	9.8%
% of Pool with Soft Lockboxes:	9.5%

Reserves

% of Pool Requiring Tax Reserves:	89.2%
% of Pool Requiring Insurance Reserves:	57.2%
% of Pool Requiring Replacement Reserves:	88.7%
% of Pool Requiring TI/LC Reserves(7):	74.3%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	83.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	10.3%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.4%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2021.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. In addition, with respect to the MGM Grand & Mandalay Bay mortgage loan, each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the mortgage loan debt service coverage ratio and debt yield, and not the underwritten rents and other receipts from the mortgaged properties.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily, self storage, leased fee and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

COVID-19 Update(1)

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Loan No.	Mortgage Loan Seller	Info. as of Date	Origination Date	Property Name	Property Type	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full February Rent Payment (% NRA)(2)(3)	Tenants Making Full February Rent Payment (% of UW rent)(2)(3)	Tenants Making Full March Rent Payment (% NRA)(2)(3)	Tenants Making Full March Rent Payment (% of UW rent)(2)(3)
1	AREF	4/8/2021	4/16/2021	Extra Space Self Storage Portfolio(4)	Self Storage	N	96.5%	96.5%	96.5%	96.5%
2	SMC	3/30/2021	4/6/2021	215 Coles Street	Industrial	N	100.0%	100.0%	100.0%	100.0%
3	KeyBank	3/5/2021	3/10/2021	Ahold Portfolio	Retail	N	100.0%	100.0%	100.0%	100.0%
4	SMC	3/30/2021	3/30/2021	NOLA Logistics Portfolio	Various	N	100.0%	100.0%	100.0%	100.0%
5	Barclays	4/7/2021	2/14/2020	MGM Grand & Mandalay Bay(5)	Hospitality	N	100.0%	100.0%	100.0%	100.0%
6	Barclays	4/7/2021	3/4/2021	Lullwater at Blair Stone	Multifamily	N	99.0%	99.0%	98.1%	98.1%
7	MSMCH	4/7/2021	3/1/2021	Woods on LaMonte	Multifamily	N	96.7%	96.7%	98.4%	98.4%
8	KeyBank	3/5/2021	3/25/2021	Olympus Corporate Center	Office	Y(6)	99.1%	98.9%	99.1%	98.9%
9	MSMCH	3/29/2021	3/4/2021	The District - Airpark	Mixed Use	Y(7)	100.0%	100.0%	100.0%	100.0%
10	SMC	4/1/2021	4/1/2021	Allied Plaza	Office	N	100.0%	100.0%	100.0%	100.0%
11	SMC	3/29/2021	4/2/2021	Central Canal Company Industrial Portfolio	Industrial	N	98.0%	98.0%	98.0%	98.0%
12	SMC	4/13/2013	12/7/2020	Signature Office Portfolio	Office	N	100.0%	100.0%	98.0%	98.0%
13	MSMCH	3/26/2021	3/26/2021	12510 & 12600 Cardinal Meadow	Industrial	N	100.0%	100.0%	100.0%	100.0%
14	KeyBank	3/19/2021	3/24/2021	Sunrise Corporate Plaza I	Office	Y(8)	100.0%	100.0%	100.0%	100.0%
15	KeyBank	3/31/2021	12/30/2019	Colonnades West	Retail	Y(9)	98.5%	98.4%	98.5%	98.4%
16	SMC	4/15/2021	4/6/2021	LA Creative Industrial Portfolio	Industrial	N	100.0%	100.0%	100.0%	100.0%
17	MSMCH	3/29/2021	3/19/2021	Frankfort Crossing	Retail	Y(10)	94.2%	90.6%	94.9%	91.3%
18	SMC	3/30/2021	3/22/2021	East Boston Multifamily Portfolio 1	Multifamily	Y(11)	100.0%	100.0%	100.0%	100.0%
19	KeyBank	4/12/2021	4/19/2021	Jones Estates Portfolio	Manufactured Housing	N	94.9%	94.9%	N/A(12)	N/A(12)
20	MSMCH	3/26/2021	3/10/2021	Archer Portfolio	Retail	Y(13)	100.0%	100.0%	100.0%	100.0%
21	SMC	4/5/2021	4/1/2021	6851 River Road	Industrial	N	100.0%	100.0%	100.0%	100.0%
22	SMC	3/29/2021	11/25/2020	Appletree Business Park	Office	Y(14)	100.0%	100.0%	98.7%	98.3%
23	SMC	3/30/2021	3/31/2021	179 East 116th Street	Mixed Use	N	100.0%	100.0%	100.0%	100.0%
24	SMC	4/12/2021	4/1/2021	25-22 30th Drive	Multifamily	N	100.0%	100.0%	100.0%	100.0%
25	MSMCH	3/25/2021	4/1/2021	The Villas at Willow Run	Multifamily	N	100.0%	100.0%	100.0%	100.0%
26	AREF	4/8/2021	3/12/2021	Pillars at HBU	Retail	Y(15)	100.0%	100.0%	100.0%	100.0%
27	KeyBank	4/1/2021	2/25/2021	Indy Multifamily	Multifamily	N	100.0%	100.0%	100.0%	100.0%
28	AREF	4/8/2021	4/9/2021	4500 Alexander Boulevard Northeast	Office	N	100.0%	100.0%	100.0%	100.0%
29	SMC	4/7/2021	3/9/2021	MC Office Portfolio	Office	N	100.0%	98.4%	100.0%	98.4%
30	MSMCH	3/29/2021	4/1/2021	Durango Commons	Retail	Y(16)	100.0%	100.0%	100.0%	100.0%
31	MSMCH	3/22/2021	3/31/2021	Savannah Industrial	Industrial	N	100.0%	100.0%	100.0%	100.0%
32	MSMCH	3/22/2021	3/9/2021	Route 1 Self Storage	Self Storage	N	98.1%	98.1%	97.6%	97.6%
33	SMC	3/30/2021	3/19/2021	486 East 28th Street	Multifamily	N	100.0%	100.0%	100.0%	100.0%
34	KeyBank	4/1/2021	3/4/2021	Riverwood Research Center	Office	N	100.0%	100.0%	100.0%	100.0%
35	KeyBank	4/8/2021	3/2/2021	Menifee Range Self Storage and RV	Self Storage	N	N/A(17)	N/A(17)	96.6%	96.6%
36	KeyBank	3/31/2021	3/2/2021	Dollar Self Storage #10 - Apache Junction	Self Storage	N	99.9%	99.9%	99.9%	99.9%
37	SMC	4/12/2021	2/25/2021	StorWise SS Portfolio - Tahoe	Self Storage	N	79.0%	79.0%	100.0%	100.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

COVID-19 Update Continued(1)

Loan No.	Mortgage Loan Seller	Info. as of Date	Origination Date	Property Name	Property Type	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full February Rent Payment (% NRA)(2)(3)	Tenants Making Full February Rent Payment (% of UW rent)(2)(3)	Tenants Making Full March Rent Payment (% NRA)(2)(3)	Tenants Making Full March Rent Payment (% of UW rent)(2)(3)
38	Barclays	4/7/2021	4/14/2021	Marshall Avenue Industrial Park	Industrial	N	100.0%	100.0%	100.0%	100.0%
39	SMC	3/29/2021	3/11/2021	Montgomery Self Storage	Self Storage	N	98.0%	98.0%	99.0%	99.0%
40	MSMCH	4/7/2021	4/2/2021	Store Safe Baton Rouge	Self Storage	N	99.0%	99.0%	99.0%	99.0%
41	MSMCH	3/24/2020	3/30/2021	Desert's Edge RV Park	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
42	KeyBank	4/1/2021	4/8/2021	Friar's Branch Crossing	Industrial	N	100.0%	100.0%	100.0%	100.0%
43	SMC	4/12/2021	3/12/2021	Lantern Building	Office	N	100.0%	100.0%	100.0%	100.0%
44	KeyBank	3/31/2021	4/6/2021	A&S Apartments	Multifamily	Y(18)	92.9%	92.9%	100.0%	100.0%
45	SMC	3/30/2021	3/19/2021	CVS Portfolio	Retail	N	100.0%	100.0%	100.0%	100.0%
46	SMC	4/12/2021	3/25/2021	Hollywood 95 Office Center	Office	N	98.6%	98.5%	98.6%	98.5%
47	SMC	4/5/2021	1/24/2020	McCarthy Ranch	Retail	Y(19)	92.9%	83.2%	N/A(12)	N/A(12)
48	KeyBank	3/31/2021	4/6/2021	Whitehall Apartments	Multifamily	Y(18)	88.4%	88.4%	90.4%	90.4%
49	AREF	4/8/2021	3/30/2021	Baychester Shopping Center	Retail	Y(20)	100.0%	100.0%	100.0%	100.0%
50	KeyBank	3/31/2021	3/16/2021	Inverness Dental and Medical Plaza	Office	N	100.0%	100.0%	100.0%	100.0%
51	KeyBank	4/12/2021	4/1/2021	CubeSmart Winston-Salem	Self Storage	N	99.8%	99.8%	N/A(12)	N/A(12)
52	KeyBank	3/31/2021	3/31/2021	2015-2021 West Race Avenue	Multifamily	N	100.0%	100.0%	100.0%	100.0%
53	KeyBank	4/1/2021	7/17/2019	Comfort Inn & Suites Southport	Hospitality	N	100.0%	100.0%	100.0%	100.0%
54	SMC	3/31/2021	4/5/2021	1101 California Avenue	Office	N	100.0%	100.0%	100.0%	100.0%
55	KeyBank	3/31/2021	4/6/2021	E&B Apartments	Multifamily	Y(18)	93.2%	93.2%	91.0%	91.0%
56	AREF	4/8/2021	3/3/2021	Cedar Lofts Apartments	Multifamily	N	100.0%	100.0%	100.0%	100.0%
57	Barclays	4/5/2021	3/26/2021	Keepsake Storage Portfolio	Self Storage	N	96.2%	96.2%	97.8%	97.8%
58	SMC	4/7/2021	3/29/2021	Anchor Baker Storage	Self Storage	N	100.0%	100.0%	100.0%	100.0%
59	MSMCH	3/24/2020	3/31/2021	571 Hudson Coop	Multifamily	N	90.2%	90.2%	90.2%	90.2%
60	SMC	4/7/2021	3/23/2021	1425 Bruckner Fee	Other	N	100.0%	100.0%	100.0%	100.0%
61	KeyBank	3/31/2021	3/30/2021	Grand Avenue Storage	Self Storage	N	100.0%	100.0%	100.0%	100.0%
62	SMC	4/7/2021	3/29/2021	Anchor Mini Storage	Self Storage	N	95.7%	95.7%	98.0%	98.0%
63	KeyBank	3/31/2021	4/6/2021	Netana Apartments	Multifamily	Y(18)	98.3%	98.3%	93.6%	93.6%
64	KeyBank	3/31/2021	4/8/2021	Windy Acres MHC	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
65	SMC	4/7/2021	3/26/2021	Maple Hills & Walnut Valley MHP	Manufactured Housing	N	96.0%	96.0%	100.0%	100.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

(1)	All loans are current on their debt service payments or have a first payment date on May 1, 2021 or June 1, 2021, and no forbearance or debt service relief has been requested by any related borrower.

(2)	Tenants Making Full February Rent Payment (% NRA/Units), Tenants Making Full March Rent Payment (% NRA/Units), Tenants Making Full February Rent Payment (% of UW rent) and Tenants Making Full March Rent Payment (% of UW rent) is based on occupied space.

(3)	Tenants Making Full February Rent Payment (% NRA/Units), Tenants Making Full March Rent Payment (% NRA/Units), Tenants Making Full February Rent Payment (% of UW rent) and Tenants Making Full March Rent Payment (% of UW rent) for multifamily and self storage properties are based on the percentage of total billed rent collected.

(4)	With respect to the Extra Space Self Storage Portfolio mortgaged properties, the borrower sponsor provided an accounts receivable report dated April 10, 2021 which showed approximately 3.5% of projected rent was more than 30 days delinquent.

(5)	With respect to the MGM Grand & Mandalay Bay mortgage loan, an MGM Grand & Mandalay Bay Trigger Period occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a DSCR Trigger as defined in the MGM Grand & Mandalay Bay Whole Loan documents in April 2021, and all cash is being swept in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited in the Excess Cash Flow Reserve in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

(6)	With respect to the Olympus Corporate Center mortgage loan, two tenants received approximately 50% rent abatement from April-June 2020 and one tenant paid back such deferred rent. Sehatu, Inc. (1.3% of the NRA and 1.5% of underwritten base rent) has an agreement to repay its deferred rent by June 2021.

(7)	With respect to The District - Airpark mortgaged property, five tenants (16.4% of NRA and 15.3% of underwritten rent) received deferred or abated rent totaling $66,415 between April and September 2020. One of the five tenants received a 25% reduction in rent for two months ($4,386) and the other four tenants each has a COVID deferred rent repayment plan in place ranging between three and twenty-four months of repayment.

(8)	With respect to the Sunrise Corporate Plaza I mortgaged property, tenant Smith Transportation requested rent relief but the request was denied as the tenant refused to provide any evidence of financial distress. The tenant is current as of its March rent payment.

(9)	With respect to the Colonnades West mortgaged property, eight tenants have received rent deferment since April 2020, and all but three tenants have paid back such deferred rent. Stemtree Education (1.5% of NRA and 3.1% of underwritten rent) will receive an approximately 52.0% rent deferment through June 2021 and PotBelly (1.4% of NRA and 2.9% of underwritten rent) will receive an approximately 33.0% rent deferment through June 2021, both with repayment agreements in place. Men’s Wearhouse (3.8% NRA and 4.8% of underwritten rent), whose parent company filed bankruptcy, notified the borrower of their intent to keep this location open and renegotiated/amended the lease which included three months of forgiven rent under the original lease.

(10)	With respect to the Frankfort Crossing mortgaged property, three tenants (6.2% of NRA and 9.3% of underwritten rent) received rent relief in 2020. All tenants have repaid their deferred rent and are current on payments as of their February payments.

(11)	With respect to the East Boston Multifamily Portfolio mortgaged properties, one commercial tenant, My Dental, requested and received 100% rent deferral for the months of April, May and June 2020 while its office was closed due to the COVID-19 shutdown. Full rent resumed in July and the deferred rent was paid in full by December 31, 2020.

(12)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in March is not available.

(13)	With respect to the Archer Portfolio mortgaged property, two tenants across the portfolio (6.1% of portfolio NRA and 9.3% of portfolio underwritten rent) received rent relief as a result of state guidelines requiring closure.

(14)	With respect to the Appletree Business Park mortgaged property, one tenant, Queen City Café (1.0% of NRA), entered into a lease modification with the borrower and is paying a percentage of sales in exchange for extending its lease for each month the tenant was closed due to COVID-19.

(15)	With respect to the Pillars at HBU mortgaged property, the borrower sponsor reported that two tenants, representing 10.7% of the NRA and 11.5% of the UW base rent (net of rent steps underwritten) were granted rent relief in 2020 in the form of rent deferment on up to two months of base rent. One tenant has repaid the deferred rent in total and the other tenant is required to pay back the rent in 12 installments which began in January 2021.

(16)	With respect to the Durango Commons mortgaged property, two tenants (15.7% of NRA and 23.0% of underwritten rent) received rent relief in 2020. Best Mattress (12.5% of NRA and 20.4% of underwritten rent) received abated rent in April and May 2020 and 50% deferred rent for June and July 2020. Deferred rent is required to be repaid in 9 equal installments ($1,683.52) between August 2020 and April 2021. Fades and Braids (3.2% of NRA and 2.7% of underwritten rent) received reduced rent totaling $3,431.92 in April and May 2020, which has been fully repaid.

(17)	With respect to the Menifee Range Self Storage and RV mortgaged property, February 2021 collection information was not provided by the borrower.

(18)	With respect to the respective property, some tenants requested relief and the landlord worked with each on a case by case basis. Some tenants also utilized a rent assistance program through the state government which pays the landlord directly.

(19)	With respect to the McCarthy Ranch mortgaged property, Sportsmans Warehouse vacated its space in April 2020. There is a rent deferral agreement in place with Big Al’s (20.0% of UW Base Rent) in which Big Al’s paid 50% of its rent through November 2020 and is currently paying 25% of its rent. Additionally, three tenants totaling 8.2% of UW Base Rent are in rent repayment discussions with the borrower sponsor and did not make their respective February 2021 payments.

(20)	With respect to Baychester Shopping Center mortgaged property, the borrower sponsor reported that two tenants, representing 18.3% of the NRA and 26.5% of the UW base rent (net of rent steps underwritten) were granted relief in 2020 on one to three months of base rent. Rent forgiveness was not granted to such tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	AREF	Extra Space Self Storage Portfolio(2)	Various	Various	Self Storage	$65,000,000	8.0%	499,046	$130.25	1.89x	8.1%	46.3%	46.3%
2	SMC	215 Coles Street	Jersey City	NJ	Industrial	$60,000,000	7.3%	760,000	$78.95	3.03x	10.8%	48.2%	48.2%
3	KeyBank	Ahold Portfolio	Various	MA	Retail	$42,930,000	5.3%	254,368	$168.77	3.37x	9.5%	42.2%	42.2%
4	SMC	NOLA Logistics Portfolio	Saint Rose	LA	Various	$38,000,000	4.7%	594,455	$63.92	2.40x	10.0%	63.0%	63.0%
5	Barclays	MGM Grand & Mandalay Bay(3)	Las Vegas	NV	Hospitality	$36,347,000	4.4%	9,748	$167,644.65	4.95x	17.9%	35.5%	35.5%
6	Barclays	Lullwater at Blair Stone	Tallahassee	FL	Multifamily	$31,360,000	3.8%	244	$128,524.59	2.01x	8.0%	61.5%	61.5%
7	MSMCH	Woods on LaMonte	Houston	TX	Multifamily	$29,835,000	3.7%	531	$56,186.44	2.05x	8.2%	64.2%	64.2%
8	KeyBank	Olympus Corporate Center	Roseville	CA	Office	$25,500,000	3.1%	196,467	$129.79	2.07x	12.3%	56.0%	50.6%
9	MSMCH	The District - Airpark	Scottsdale	AZ	Mixed Use	$25,400,000	3.1%	142,733	$177.95	2.70x	10.6%	61.4%	61.4%
10	SMC	Allied Plaza	La Mesa	CA	Office	$20,500,000	2.5%	144,053	$142.31	4.27x	13.7%	48.8%	48.8%
		Total/Wtd. Avg.				$374,872,000	45.9%			2.81x	10.6%	51.3%	50.9%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

(2)	With respect to the Extra Space Self Storage Portfolio mortgage loan, the mortgage loan debt yields and LTV ratios are calculated net of an earnout reserve. UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV without excluding the earnout reserve are 7.8%, 48.1% and 48.1%, respectively.

(3)	With respect to the MGM Grand & Mandalay Bay mortgage loan, each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the mortgage loan debt service coverage ratio and debt yield, and not the underwritten rents and other receipts from the mortgaged properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
5	Barclays	MGM Grand & Mandalay Bay(2)	$36,347,000	$1,597,853,000	$1,634,200,000	BX 2020-VIVA	KeyBank	Situs	BX 2020-VIVA	4.95x	17.9%	35.5%
12	SMC	Signature Office Portfolio	$19,769,000	$70,000,000	$89,769,000	GSMS 2020-GSA2	Midland	LNR	GSMS 2020-GSA2	1.50x	9.2%	69.0%
22	SMC	Appletree Business Park	$12,300,000	$37,500,000	$49,800,000	GSMS 2020-GSA2	Midland	LNR	GSMS 2020-GSA2	1.92x	11.4%	56.9%
47	SMC	McCarthy Ranch	$5,000,000	$40,000,000	$45,000,000	MSC 2020-L4	Midland	Argentic	MSC 2020-L4	2.07x	8.3%	60.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to the MGM Grand & Mandalay Bay mortgage loan, each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the mortgage loan debt service coverage ratio and debt yield, and not the underwritten rents and other receipts from the mortgaged properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms/ Units	Cut-off Date Balance per SF/ Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	SMC	215 Coles Street	Jersey City	NJ	Industrial	$60,000,000	7.3%	760,000	$78.95	3.03x	10.8%	48.2%	48.2%	DBUBS 2011-LC2A
7	MSMCH	Woods on LaMonte	Houston	TX	Multifamily	$29,835,000	3.7%	531	$56,186.44	2.05x	8.2%	64.2%	64.2%	WFRBS 2011-C4
10	SMC	Allied Plaza	La Mesa	CA	Office	$20,500,000	2.5%	144,053	$142.31	4.27x	13.7%	48.8%	48.8%	WFRBS 2011-C4
22	SMC	Appletree Business Park	Cheektowaga	NY	Office	$12,300,000	1.5%	423,047	$117.72	1.92x	11.4%	56.9%	47.6%	GSMS 2011-GC5
23	SMC	179 East 116th Street	New York	NY	Mixed Use	$12,000,000	1.5%	22,870	$524.70	1.94x	8.3%	58.1%	58.1%	DBUBS 2011-LC2A
29	SMC	MC Office Portfolio	Various	MI	Office	$8,986,762	1.1%	97,366	$92.30	2.29x	14.1%	63.3%	50.3%	MSBAM 2012-C5
34	KeyBank	Riverwood Research Center	Southfield	MI	Office	$7,879,500	1.0%	68,142	$115.63	1.60x	10.1%	74.3%	60.8%	BANK 2018-BNK10
36	KeyBank	Dollar Self Storage #10 - Apache Junction	Apache Junction	AZ	Self Storage	$7,250,000	0.9%	91,180	$79.51	1.75x	9.9%	57.1%	49.2%	COMM 2014-UBS2
						$158,751,262	19.4%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/ Room/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
5	Barclays	MGM Grand & Mandalay Bay(2)	$36,347,000	$167,644.65	$1,365,800,000	4.95x	17.9%	35.5%	2.70x	9.7%	65.2%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

(2)	With respect to the MGM Grand & Mandalay Bay mortgage loan, the related mortgaged property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. Debt service coverage ratios and debt yields for such mortgage loan set forth in this Term Sheet are calculated on a “look through” basis, based on the underlying rents and receipts of the mortgaged property before payment of the master lease rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($68,700,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	SMC	215 Coles Street	NJ	Industrial	$60,000,000	7.3%	$60,000,000	87.3%	760,000	$78.95	3.03x	10.8%	48.2%	48.2%	59	59
28	AREF	4500 Alexander Boulevard Northeast	NM	Office	$9,000,000	1.1%	$8,321,112	12.1%	102,523	$87.79	1.67x	10.6%	68.2%	63.0%	6	60
		Total/Wtd. Avg.			$69,000,000	8.4%	$68,321,112	99.4%			2.85x	10.8%	50.8%	50.1%	52	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Industrial	26	$177,346,018	21.7%	3.7760%	2.55x	11.0%	55.0%	52.1%
Flex	23	$139,811,530	17.1%	3.6320%	2.80x	11.2%	53.3%	52.9%
Warehouse Distribution	3	$37,534,487	4.6%	4.3125%	1.63x	10.3%	61.3%	49.0%
Office	19	$145,523,362	17.8%	3.7168%	2.33x	11.5%	60.6%	55.3%
Suburban	18	$140,858,732	17.2%	3.7074%	2.35x	11.5%	60.5%	55.1%
Medical	1	$4,664,630	0.6%	3.9990%	1.55x	9.8%	64.3%	58.5%
Multifamily	28	$144,485,000	17.7%	3.9625%	1.98x	8.2%	60.7%	60.4%
Garden	18	$90,770,000	11.1%	3.9368%	1.93x	8.0%	63.0%	62.5%
Mid Rise	8	$46,365,000	5.7%	4.0104%	1.85x	7.9%	60.8%	60.8%
Student Housing	1	$3,850,000	0.5%	4.4850%	2.50x	11.7%	51.3%	51.3%
Cooperative	1	$3,500,000	0.4%	3.4200%	4.66x	16.3%	9.6%	9.6%
Self Storage	20	$126,021,710	15.4%	3.9195%	1.99x	8.8%	52.4%	50.1%
Self Storage	20	$126,021,710	15.4%	3.9195%	1.99x	8.8%	52.4%	50.1%
Retail	15	$118,851,000	14.5%	3.5009%	2.69x	10.4%	53.2%	51.7%
Anchored	5	$48,484,000	5.9%	3.7113%	2.45x	10.9%	61.3%	59.3%
Single Tenant	6	$48,230,000	5.9%	2.9649%	3.14x	9.3%	45.1%	44.5%
Unanchored	2	$13,330,000	1.6%	4.0414%	2.60x	11.7%	50.9%	49.5%
Shadow Anchored	2	$8,807,000	1.1%	4.4600%	1.66x	10.9%	56.8%	52.0%
Hospitality	3	$40,331,653	4.9%	3.6402%	4.68x	17.6%	37.2%	36.3%
Full Service	2	$36,347,000	4.4%	3.5580%	4.95x	17.9%	35.5%	35.5%
Limited Service	1	$3,984,653	0.5%	4.3900%	2.19x	15.2%	52.4%	43.6%
Mixed Use	2	$37,400,000	4.6%	3.7363%	2.46x	9.9%	60.3%	60.3%
Retail, Industrial & Office	1	$25,400,000	3.1%	3.5800%	2.70x	10.6%	61.4%	61.4%
Retail/Office	1	$12,000,000	1.5%	4.0670%	1.94x	8.3%	58.1%	58.1%
Manufactured Housing	11	$23,600,000	2.9%	3.9898%	2.27x	10.7%	58.7%	52.9%
Manufactured Housing	11	$23,600,000	2.9%	3.9898%	2.27x	10.7%	58.7%	52.9%
Other	1	$3,500,000	0.4%	4.1400%	1.55x	6.5%	57.4%	57.4%
Leased Fee	1	$3,500,000	0.4%	4.1400%	1.55x	6.5%	57.4%	57.4%
Total/Wtd. Avg.	125	$817,058,743	100.0%	3.7798%	2.43x	10.4%	55.8%	53.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Florida	14	$122,616,000	15.0%	3.8713%	2.27x	9.5%	53.2%	53.2%
California	10	$93,366,878	11.4%	3.6121%	2.74x	11.7%	53.2%	51.2%
California – Southern(2)	7	$60,413,000	7.4%	3.5990%	3.13x	11.8%	51.1%	50.8%
California – Northern(2)	3	$32,953,878	4.0%	3.6362%	2.02x	11.4%	57.0%	51.9%
New York	12	$88,004,573	10.8%	3.9474%	2.01x	9.3%	57.0%	54.2%
New Jersey	4	$79,981,000	9.8%	3.4863%	2.69x	10.8%	50.2%	46.5%
Texas	5	$67,872,914	8.3%	3.9675%	1.96x	9.5%	62.3%	58.0%
Massachusetts	18	$57,330,000	7.0%	3.2494%	2.91x	9.0%	46.6%	46.6%
Nevada	4	$49,448,832	6.1%	3.6741%	4.15x	15.7%	42.9%	41.8%
Louisiana	16	$44,616,000	5.5%	3.7913%	2.41x	10.1%	63.5%	63.5%
Arizona	4	$42,680,000	5.2%	3.7160%	2.65x	11.3%	57.0%	55.2%
Georgia	3	$23,524,000	2.9%	4.0988%	1.91x	8.5%	53.1%	53.1%
Michigan	7	$19,430,778	2.4%	4.0115%	1.88x	11.7%	68.4%	56.2%
Virginia	3	$19,359,000	2.4%	3.9452%	2.44x	10.3%	68.3%	66.2%
Pennsylvania	4	$19,019,660	2.3%	3.9717%	2.04x	9.0%	63.3%	61.3%
Illinois	2	$18,725,000	2.3%	3.6417%	1.71x	10.0%	66.3%	58.9%
North Carolina	5	$15,261,354	1.9%	4.1703%	1.92x	10.8%	57.4%	50.8%
Indiana	3	$11,900,484	1.5%	4.0615%	2.02x	8.9%	63.7%	62.4%
New Mexico	1	$9,000,000	1.1%	4.4000%	1.67x	10.6%	68.2%	63.0%
Maryland	1	$8,300,000	1.0%	3.3250%	2.74x	9.4%	55.6%	55.6%
Oregon	2	$6,650,000	0.8%	4.4460%	1.45x	8.9%	72.4%	62.7%
Tennessee	1	$5,935,000	0.7%	3.6800%	2.18x	13.6%	66.7%	57.4%
Colorado	1	$5,544,000	0.7%	4.4600%	1.66x	10.9%	56.8%	52.0%
Alabama	1	$4,664,630	0.6%	3.9990%	1.55x	9.8%	64.3%	58.5%
West Virginia	2	$2,150,000	0.3%	4.5580%	1.51x	9.6%	58.4%	50.1%
Ohio	2	$1,678,639	0.2%	4.1000%	1.49x	8.8%	69.9%	60.8%
Total/Wtd. Avg.	125	$817,058,743	100.0%	3.7798%	2.43x	10.4%	55.8%	53.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,150,000 - 10,000,000	40	224,267,255	27.4
10,000,001 - 20,000,000	15	217,919,487	26.7
20,000,001 - 30,000,000	4	101,235,000	12.4
30,000,001 - 40,000,000	3	105,707,000	12.9
40,000,001 - 55,000,000	1	42,930,000	5.3
55,000,001 - 65,000,000	2	125,000,000	15.3
Total:	65	$817,058,743	100.0%
Min: $2,150,000 Max: $65,000,000 Avg: $12,570,135

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Florida	14	122,616,000	15.0
California	10	93,366,878	11.4
California – Southern(3)	7	60,413,000	7.4
California – Northern(3)	3	32,953,878	4.0
New York	12	88,004,573	10.8
New Jersey	4	79,981,000	9.8
Texas	5	67,872,914	8.3
Massachusetts	18	57,330,000	7.0
Nevada	4	49,448,832	6.1
Louisiana	16	44,616,000	5.5
Arizona	4	42,680,000	5.2
Georgia	3	23,524,000	2.9
Michigan	7	19,430,778	2.4
Virginia	3	19,359,000	2.4
Pennsylvania	4	19,019,660	2.3
Illinois	2	18,725,000	2.3
North Carolina	5	15,261,354	1.9
Indiana	3	11,900,484	1.5
New Mexico	1	9,000,000	1.1
Maryland	1	8,300,000	1.0
Oregon	2	6,650,000	0.8
Tennessee	1	5,935,000	0.7
Colorado	1	5,544,000	0.7
Alabama	1	4,664,630	0.6
West Virginia	2	2,150,000	0.3
Ohio	2	1,678,639	0.2
Total:	125	$817,058,743	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Industrial	26	177,346,018	21.7
Flex	23	139,811,530	17.1
Warehouse Distribution	3	37,534,487	4.6
Office	19	145,523,362	17.8
Suburban	18	140,858,732	17.2
Medical	1	4,664,630	0.6
Multifamily	28	144,485,000	17.7
Garden	18	90,770,000	11.1
Mid Rise	8	46,365,000	5.7
Student Housing	1	3,850,000	0.5
Cooperative	1	3,500,000	0.4
Self Storage	20	126,021,710	15.4
Self Storage	20	126,021,710	15.4
Retail	15	118,851,000	14.5
Anchored	5	48,484,000	5.9
Single Tenant	6	48,230,000	5.9
Unanchored	2	13,330,000	1.6
Shadow Anchored	2	8,807,000	1.1
Hospitality	3	40,331,653	4.9
Full Service	2	36,347,000	4.4
Limited Service	1	3,984,653	0.5
Mixed Use	2	37,400,000	4.6
Retail, Industrial & Office	1	25,400,000	3.1
Retail/Office	1	12,000,000	1.5
Manufactured Housing	11	23,600,000	2.9
Manufactured Housing	11	23,600,000	2.9
Other	1	3,500,000	0.4
Leased Fee	1	3,500,000	0.4
Total/Wtd. Avg.	125	$817,058,743	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.742 - 2.9999	2	63,430,000	7.8
3.000 - 3.4999	5	93,900,000	11.5
3.500 - 3.9999	35	475,906,603	58.2
4.000 - 4.4999	20	161,972,140	19.8
4.500 - 4.7700	3	21,850,000	2.7
Total:	65	$817,058,743	100.0%
Min: 2.7420% Max: 4.7700% Wtd Avg: 3.7798%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	69,000,000	8.4
120	63	748,058,743	91.6
Total:	65	$817,058,743	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 115 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 118	13	243,050,363	29.7
119 - 120	52	574,008,380	70.3
Total:	65	$817,058,743	100.0%
Min: 59 mos. Max: 120 mos. Wtd Avg: 113 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	41	601,192,000	73.6
240	1	12,466,573	1.5
360	23	203,400,170	24.9
Total:	65	$817,058,743	100.0%
Min: 240 mos. Max: 360 mos. Wtd Avg: 353 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	41	601,192,000	73.6
239 - 359	5	48,906,613	6.0
360	19	166,960,130	20.4
Total:	65	$817,058,743	100.0%
Min: 239 mos. Max: 360 mos. Wtd Avg: 352 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
SMC	24	304,603,046	37.3
KeyBank	20	190,367,783	23.3
MSMCH	12	151,830,914	18.6
AREF	5	91,900,000	11.2
Barclays	4	78,357,000	9.6
Total:	65	$817,058,743	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	40	564,845,000	69.1
Partial Interest Only	19	166,960,130	20.4
Amortizing Balloon	5	48,906,613	6.0
Interest Only, ARD	1	36,347,000	4.4
Total:	65	$817,058,743	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
9.6 - 50.0	15	302,702,000	37.0
50.1 - 55.0	4	24,301,226	3.0
55.1 - 60.0	15	136,017,710	16.6
60.1 - 65.0	16	218,166,392	26.7
65.1 - 74.3	15	135,871,414	16.6
Total:	65	$817,058,743	100.0%
Min: 9.6% Max: 74.3% Wtd Avg: 55.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
9.6 - 40.0	5	63,063,573	7.7
40.1 - 50.0	15	282,570,363	34.6
50.1 - 55.0	8	80,561,677	9.9
55.1 - 60.0	14	119,518,630	14.6
60.1 - 65.0	20	232,969,500	28.5
65.1 - 67.1	3	38,375,000	4.7
Total:	65	$817,058,743	100.0%
Min: 9.6% Max: 67.1% Wtd Avg: 53.4%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.30 - 1.40	2	9,425,000	1.2
1.41 - 1.60	15	130,448,328	16.0
1.61 - 1.80	5	42,787,000	5.2
1.81 - 2.00	8	124,030,000	15.2
2.01 - 2.20	9	126,689,653	15.5
2.21 - 4.95	26	383,678,762	47.0
Total:	65	$817,058,743	100.0%
Min: 1.30x Max: 4.95x Wtd Avg: 2.43x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.5 - 9.0	23	258,350,710	31.6
9.1 - 10.0	12	169,021,544	20.7
10.1 - 11.0	13	190,516,500	23.3
11.1 - 12.0	4	43,866,573	5.4
12.1 - 13.0	3	40,300,000	4.9
13.1 - 14.0	4	51,435,000	6.3
14.1 - 16.0	3	18,971,415	2.3
16.1 - 17.9	3	44,597,000	5.5
Total:	65	$817,058,743	100.0%
Min: 6.5% Max: 17.9% Wtd Avg: 10.4%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

JACKSONVILLE
Downtown
San Marcos
Avondale
Arlington
DUVAL COUNTY
Jacksonville Naval Air Station
Sunbeam
Bayard
Mandarin
Orange Park
Oakleaf Plantation
Lakeside
Doctors Lake
St. Johns River
Fruit Cove
ST. JOHNS COUNTY
Fleming Island
Lake Asbury
CLAY COUNTY
Switzerland
Orangedale
Green Cove Springs
Crystal Springs
Settlers Landing
Deerwood

Canton
CHEROKEE COUNTY
Holly Springs
Cumming
Milton
FORSYTH COUNTY
Sugar Hill
Woodstock
FULTON COUNTY
Alpharetta
Roswell
COBB COUNTY
Johns Creek
Suwanee
Kennesaw
Sandy Plains
Duluth
Marietta
Peachtree Corners
Lawrenceville
Sandy Springs
Dunwoody
Norcross
Doraville
Smyrna
Chamblee
Lilburn
GWINNETT COUNTY
Vinings
Tucker
Mableton
ATLANTA
Brookhaven
DEKALB COUNTY

Extra Space Self Storage Portfolio	
1 Extra Space West Doral	Miami, FL
2 Extra Space Brickell	Miami, FL
3 Extra Space Coconut Grove	Miami, FL
4 Extra Space Alpharetta	Alpharetta, GA
5 Extra Space Marietta	Marietta, GA
6 Extra Space Ocoee	Ocoee, FL
7 Extra Space Fleming Island	Fleming Island, FL

Marietta
Alpharetta
Atlanta
Augusta
GEORGIA
Savannah
Pensacola
Tallahassee
Jacksonville
Fleming Island
FLORIDA
Ocoee
Orlando
Tampa
Ft. Myers
Miami

Deltona
VOLUSIA COUNTY
Eustis
Lake Monroe
Mount Dora
Mount Plymouth
Sanford
Zellwood
Heathrow
Lake Mary
Astatula
Apopka
Wekiwa Springs
Longwood
Winter Springs
LAKE COUNTY
Forest City
Casselberry
Altamonte Springs
SEMINOLE COUNTY
Lake Apopka
Lockhart
Maitland
Ferndale
Fairview Shores
Winter Park
Pine Hills
Ocoee
Clermont
Winter Garden
ORLANDO
Downtown
ORANGE COUNTY
Conway
Pine Castle
Belle Isle
Bay Hill
Doctor Phillips
Four Corners
Orlando International Airport

Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Miramar
Hollywood
Hallandale
THE EVERGLADES
Aventura
Miami Gardens
North Miami Beach
Medley
North Miami
Hialeah Gardens
Hialeah
MIAMI
Miami Beach
MIAMI-DADE COUNTY
Doral
Coral Gables
Tamiami
Kendale Lakes
EVERGLADES NATIONAL PARK
Atlantic Ocean
South Miami
The Hammocks
Kendall
Biscayne Bay
Pinecrest
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead
BISCAYNE NATIONAL PARK

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Extra Space Self Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Various, Various
Original Balance:	$65,000,000			General Property Type:	Self Storage
Cut-off Date Balance:	$65,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	8.0%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsors:	NexPoint Storage Partners, Inc.;			Size:	499,046 SF
	NexPoint Storage Partners Operating			Cut-off Date Balance per SF:	$130
	Company, LLC			Maturity Date Balance per SF:	$130
Guarantors:	NexPoint Storage Partners, Inc.;			Property Manager:	Extra Space Management, Inc.
	NexPoint Storage Partners Operating				(Third Party)
	Company, LLC
Mortgage Rate:	3.9900%
Note Date:	4/16/2021
First Payment Date:	6/6/2021
Maturity Date:	5/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$5,038,611
IO Period:	120 months			UW NOI Debt Yield(3):	8.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(3):	8.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF DSCR:	1.89x
Lockbox/Cash Mgmt Status:	Soft/In-place			Most Recent NOI:	$4,757,395 (12/31/2020)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,337,227 (12/31/2019)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,368,613 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	90.8% (3/9/2021)
Reserves(1)				2nd Most Recent Occupancy:	87.0% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.0% (12/31/2018)
RE Tax:	$309,271	$77,318	N/A	Appraised Value (as of)(4):	$135,100,000 (Various)
Insurance:	$122,155	$9,397	N/A	Appraised Value per SF(4):	$271
Recurring Replacements:	$0	$6,238	N/A	Cut-off Date LTV Ratio(3)(4):	46.3%
Earnout Reserve:	$2,500,000	$0	N/A	Maturity Date LTV Ratio(3)(4):	46.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	73.8%	Loan Payoff(5):	$82,251,000	93.4%
Sponsor Equity:	$23,107,188	26.2%	Reserves:	$2,931,426	3.3%
			Closing Costs:	$2,924,762	3.3%
Total Sources:	$88,107,188	100.0%	Total Uses:	$88,107,188	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Extra Space Self Storage Portfolio Mortgage Loan more severely than assumed in the underwriting of the Extra Space Self Storage Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are calculated net of the $2,500,000 earnout reserve. UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio without netting the reserve would be 7.8%, 7.8%, 48.1%, and 48.1%, respectively.

(4)	The Appraised Value reflects an "as-portfolio" appraised value, which includes an 11.0% portfolio premium based on a portfolio valuation of the Extra Space Self Storage Portfolio Properties (as defined below). The Appraised Value excluding the portfolio premium is $121,750,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the $121,750,000 value and without netting out the earnout reserve are 53.4% and 53.4%, respectively. See “Extra Space Self Storage Portfolio Properties Summary” chart below for individual appraised values for the Extra Space Self Storage Portfolio Properties.

(5)	The Extra Space Self Storage Portfolio Properties were purchased in November 2020 in conjunction with the acquisition of Jernigan Capital (“JCAP”) in an all-cash transaction by the borrower sponsors. The Extra Space Self Storage Portfolio Properties are part of the 37 self-storage facilities wholly-owned by JCAP at the time of the acquisition.

The Mortgage Loan. The largest mortgage loan (the “Extra Space Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000. The Extra Space Self Storage Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering seven Class A, self-storage facilities located in various cities in Florida and Georgia (collectively, the “Extra Space Self Storage Portfolio” or “Extra Space Self Storage Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are NSP Alpharetta DST, NSP Brickell DST, NSP Coconut Grove DST, NSP Fleming Island DST, NSP Marietta DST, NSP Ocoee DST, and NSP West Doral DST (collectively, the “Extra Space Self Storage Portfolio Borrowers”), each a Delaware

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

statutory trust that is structured to be bankruptcy-remote with one independent director. Each of the Extra Space Self Storage Portfolio Borrowers has a respective signatory trustee and trust manager (a “Signatory Trustee”) that is required to be a special purpose, bankruptcy remote entity. Each of the Extra Space Self Storage Portfolio Properties is master leased to a respective master lessee that is required to be a special purpose, bankruptcy remote entity (a “Master Tenant”). NexPoint Storage Partners, Inc. and NexPoint Storage Partners Operating Company, LLC are the non-recourse carveout guarantors and the borrower sponsors with respect to the Extra Space Self Storage Portfolio Mortgage Loan.

NexPoint Storage Partners, Inc. is an affiliate of alternative investment firm, NexPoint. NexPoint is a real estate investment platform dedicated to originating, executing, financing, and managing investments in the self-storage sector. Across NexPoint, self-storage investments total approximately $1.1 billion. NexPoint Storage Partners, Inc. is the product of Nexpoint’s November 2020 take-private acquisition of JCAP, a NYSE-listed self-storage REIT. NexPoint Storage Partners, Inc. invests in newly built, multi-story, climate controlled, Class-A self-storage facilities—known as “Generation V” facilities—located in markets throughout the United States. NexPoint Storage Partners, Inc. has 69 total self-storage investments across the country, 38 of which are wholly owned facilities.

Former shareholders of JCAP, now known as NexPoint Storage Partners, Inc. which is one of the borrower sponsors, filed class action lawsuits in connection with the acquisition of JCAP by affiliates of the borrower sponsors in November 2020 (the “Merger”). The pending class action lawsuits involve, among other things, allegations of deficiencies in the proxy materials issued by JCAP, breach of fiduciary duties, and an allegation, in principal part, that the Merger resulted from a conflicted sale process and failed to maximize value for the JCAP stockholders. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The Extra Space Self Storage Portfolio Properties are comprised of seven, Class A self-storage properties located in three cities in Florida and two cities in Georgia. Three of the Extra Space Self Storage Portfolio Properties comprising approximately 48.8% of the UW NOI are located in Miami, Florida. Properties in the Extra Space Self Storage Portfolio comprising approximately 16.3%, 13.1%, 11.6%, and 10.2% of the UW NOI are located in Ocoee, Florida, Alpharetta, Georgia, Fleming Island, Florida, and Marietta, Georgia, respectively. The Extra Space Self Storage Portfolio Properties were either built or substantially renovated in 2016 or 2017. The Extra Space Self Storage Portfolio Properties range from 51,848 to 98,165 SF and contain a total of 4,806 storage units. Approximately 96.7% of the storage units are climate controlled. All Extra Space Self Storage Portfolio Properties have fully climate-controlled storage units except for the Extra Space Ocoee property. The Extra Space Ocoee property contains one leasable parking space and three retail units totaling 3,200 SF, two of which are leased as of March 9, 2021. The Extra Space Alpharetta property contains 83 leasable parking spaces, 79 of which are leased as of March 9, 2021. Occupancy across the Extra Space Self Storage Portfolio Properties was 90.8% as of March 9, 2021 and individual occupancies range between 84.9% and 93.6%.

The following table presents detailed information with respect to each of the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties Summary
Property Name	City	State	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	Appraised Value per SF	UW NOI(2)	% of UW NOI
Extra Space Brickell	Miami	FL	$12,930,000	19.9%	$26,700,000	$357	$987,135	19.6%
Extra Space Ocoee	Ocoee	FL	$10,391,000	16.0%	$16,150,000	$165	$820,201	16.3%
Extra Space West Doral	Miami	FL	$10,383,000	16.0%	$21,850,000	$285	$810,277	16.1%
Extra Space Coconut Grove	Miami	FL	$8,665,000	13.3%	$16,800,000	$324	$662,317	13.1%
Extra Space Alpharetta	Alpharetta	GA	$8,312,000	12.8%	$13,650,000	$191	$659,174	13.1%
Extra Space Fleming Island	Fleming Island	FL	$7,637,000	11.7%	$14,550,000	$244	$586,683	11.6%
Extra Space Marietta	Marietta	GA	$6,682,000	10.3%	$12,050,000	$181	$512,824	10.2%
Total/Wtd. Avg.			$65,000,000	100.0%	$135,100,000(3)	$271(3)	$5,038,611	100.0%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 9, 2021.

(3)	The Appraised Value reflects an "as-portfolio" appraised value, which includes an 11.0% premium based on a portfolio valuation of the Extra Space Self Storage Portfolio Properties. The Appraised Value excluding the portfolio premium is $121,750,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the $121,750,000 value and without netting out the earnout reserve are 53.4% and 53.4%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

The following table presents detailed information with respect to each of the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties Summary
Property Name	Year Built	Year Renovated	NRA (SF)(1)	Number of Buildings	Number of Stories	Occupancy(1)	Total Units(1)	Climate Controlled Units	Leasable Parking Spaces(1)	Retail Spaces(1)
Extra Space Brickell	2016	N/A	74,780	1	7	91.9%	811	811	0	0
Extra Space Ocoee	2016	N/A	98,165	7	1	93.6%	643	485	1	3
Extra Space West Doral	2017	N/A	76,595	1	5	92.0%	878	878	0	0
Extra Space Coconut Grove	2016	N/A	51,848	1	8	93.4%	557	557	0	0
Extra Space Alpharetta	1994	2016	71,631	1	2	90.0%	690	690	83	0
Extra Space Fleming Island	2016	N/A	59,565	1	3	84.9%	513	513	0	0
Extra Space Marietta	1999	2016	66,462	1	2	88.4%	714	714	0	0
Total/Wtd. Avg.			499,046			90.8%	4,806	4,648	84	3

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated March 9, 2021.

COVID-19 Update. The Extra Space Self Storage Portfolio Mortgage Loan has a first payment date of June 6, 2021 and as of April 16, 2021 is not subject to any forbearance, modification or debt service relief request. As of April 16, 2021, all the Extra Space Self Storage Portfolio Properties are open and operating. The borrower sponsors provided an accounts receivable report dated April 10, 2021 which showed approximately 3.5% of projected rent was more than 30 days delinquent.

The following table presents historical occupancy percentages at the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties Historical Occupancy

Property Name	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	3/9/2021(2)
Extra Space Brickell	76.4%	89.3%	94.1%	91.9%
Extra Space Ocoee	79.3%	86.9%	93.0%	93.6%
Extra Space West Doral	76.8%	84.2%	89.7%	92.0%
Extra Space Coconut Grove	78.3%	90.3%	92.7%	93.4%
Extra Space Alpharetta	74.4%	87.9%	90.5%	90.0%
Extra Space Fleming Island	91.0%	89.9%	88.5%	84.9%
Extra Space Marietta	79.3%	81.9%	87.4%	88.4%
Extra Space Self Storage Portfolio Properties	79.0%	87.0%	91.0%	90.8%

(1) Provided by the borrower.

(2) Based on the underwritten rent roll dated March 9, 2021.

The Market. The Extra Space Self Storage Portfolio Properties are located in three cities in Florida and two cities in Georgia.  Based on the rent comparables, the appraisal concluded to market rents of $1.22 to $2.31 PSF and market vacancy rates of 6.0% to 10.0% for the Extra Space Self Storage Portfolio Properties.  Based on the rent roll dated March 9, 2021, the Extra Space Self Storage Portfolio Properties have in place rents between $1.11 to $1.98 PSF and vacancy rates between 6.4% to 15.1%. The in-place rents PSF for all the Extra Space Self Storage Portfolio Properties are below the respective market rents concluded by the appraisal.

The Properties.

Extra Space Brickell

The Extra Space Brickell property is located in Miami, Miami-Dade County, Florida. The Extra Space Brickell property is located along the southeast corner of Southwest 3rd Avenue and Southwest 11th Street in an area surrounded by residential, commercial, and retail developments. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Brickell property was 71,806, 239,266, and 486,795, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Brickell property was $109,820, $86,085, and $86,071, respectively.

Extra Space Ocoee

The Extra Space Ocoee property is located in the city of Ocoee, in Orange County, Florida. Ocoee is approximately 12 miles northwest of the city of Orlando. The Extra Space Ocoee property is located along the south side of SR 50 just east of SR 429 in an area surrounded by many commercial, retail, and industrial developments. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Ocoee

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

property was 1,478, 75,676, and 167,205, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Ocoee property was $146,847, $111,366, and $109,621, respectively.

Extra Space West Doral

The Extra Space West Doral property is located in Miami, Miami-Dade County, Florida in an area known as Tamiami. The Extra Space West Doral property is located along the southwest corner of Northwest 137th Avenue and Northwest 6th Street in an area surrounded by residential, industrial, commercial, retail developments and vacant land. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space West Doral property was 12,637, 116,192, and 314,978, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space West Doral property was $105,953, $88,600, and $88,091, respectively.

Extra Space Coconut Grove

The Extra Space Coconut Grove property is located in the city of Miami, Miami-Dade County, Florida, in the downtown area in the neighborhood known as Coconut Grove (also known as The Grove). The Extra Space Coconut Grove property is located along the south side of Southwest 28th Lane and just north of US 1 in an area surrounded by residential, commercial, and retail developments. The Downtown Miami area is located just four miles northeast of the Extra Space Coconut Grove property. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Coconut Grove property was 31,707, 230,377, and 478,872, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three- and five-mile radius of the Extra Space Coconut Grove property was $112,982, $92,144, and $91,216, respectively.

Extra Space Alpharetta

The Extra Space Alpharetta property is located in the city of Alpharetta, Forsyth County, Georgia, 26 miles north of the city of Atlanta. The Extra Space Alpharetta property is located along McGinnis Ferry Road in an area surrounded by largely residential and commercial, retail, and industrial developments as well as some vacant land. The Extra Space Alpharetta property benefits from its location on the north side of McGinnis Ferry Road, a local road that travels northwest to southeast connecting US 19 to SR 141. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Alpharetta property was 8,146, 77,188, and 196,588, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Alpharetta property was $242,404, $180,699, and $177,710, respectively.

Extra Space Fleming Island

The Extra Space Fleming Island property is located in Fleming Island, an unincorporated community in Clay County, Florida. Fleming Island is located 20 miles south of Jacksonville, on the western side of the St. Johns River. Fleming Island is considered to be a bedroom community for Jacksonville. The Extra Space Fleming Island property is located along the south side of East West Parkway in an area surrounded by many commercial and retail developments, as well as vacant land and residential. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Fleming Island property was 5,894, 36,707, and 87,010, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Fleming Island property was $126,445, $114,251, and $102,883, respectively.

Extra Space Marietta

The Extra Space Marietta property is located in city of Marietta, Cobb County, Georgia. Access to the neighborhood is by I-75, US 41, SR 120, and Marietta Parkway which are in proximity to the Extra Space Marietta property. I-75 is an interstate highway that travels north-south through the state alongside of US 41, a United States Highway that runs from South Florida to Michigan, traveling through the cities of Valdosta, Macon, and Atlanta. The Extra Space Marietta property is located along the west side of Franklin Gateway Southeast in an area surrounded by commercial, retail, and industrial developments as well as residential and vacant land. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Marietta property was 8,596, 75,169, and 220,322, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Marietta property was $72,097, $90,739, and $103,328, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

The following table presents certain information relating to the rent comparables and the appraisal’s market rent conclusions for the Extra Space Self Storage Portfolio Properties:

Market Rent Summary
Property Name	Rent Comparables Average Vacancy	Rent Comparables Rent PSF	Appraisal Concluded Vacancy	Appraisal Concluded Rent PSF	In Place Vacancy(4)	In Place Rent PSF(4)
Extra Space Brickell	9.0%	$2.31	7.0%	$2.31	8.1%	$1.98
Extra Space Ocoee	10.0%	$1.26	7.0%	$1.26	6.4%	$1.13
Extra Space West Doral	4.0%	$1.69	6.0%	$1.69	8.0%	$1.41
Extra Space Coconut Grove	5.3%(1)	$2.11	7.0%	$2.11	6.6%	$1.82
Extra Space Alpharetta	11.0%	$1.22	10.0%	$1.22	10.0%	$1.14
Extra Space Fleming Island	13.3%(2)	$1.78	10.0%	$1.78	15.1%	$1.52
Extra Space Marietta	9.4%(3)	$1.24	10.0%	$1.24	11.6%	$1.11

Source: Appraisal, unless otherwise indicated.

(1)	Excludes two rent comparables that were in lease-up and were 31.0% and 67.0% occupied. The remaining four rent comparables have a weighted average occupancy of 94.7%.

(2)	Excludes one rent comparable that was in lease-up and was 31.0% occupied. The remaining four rent comparables have a weighted average occupancy of 86.7%.

(3)	Excludes one rent comparable that was in lease-up and was 52.0% occupied. The remaining four rent comparables have a weighted average occupancy of 90.6%.

(4)	Based on the underwritten rent roll dated March 9, 2021.

The following table presents certain information relating to sales of comparable properties to the Extra Space Brickell property, Extra Space West Doral property and Extra Space Coconut Grove property:

Comparable Sales
Property Name Address	Year Built	Sale Date	SF	Sale Price	Price per SF	Overall Rate of Return (“OAR”)
Extra Space Storage 9343 East Fowler Avenue, Thonotosassa, FL	2018	Aug-20	72,198	$13,450,000	$186	5.39%
Public Storage 91 Southwest 3rd Street, Miami, FL	2017	Jun-19	74,913	$18,487,889	$247	4.75%
Public Storage 2190 Southwest 8th Street, Miami, FL	2017	Jun-19	65,786	$15,941,938	$242	4.75%
Public Storage 180 West 6th Street, Hialeah, FL	2017	Jun-19	73,565	$15,554,387	$211	4.75%
Extra Space Storage 1201 North Flagler Drive, Fort Lauderdale, FL	1954	May-19	56,842	$12,000,000	$211	4.25%
StorQuest Self Storage 1396 Northeast 125th Street, North Miami, FL	2017	Sep-18	84,434	$31,773,000	$376	5.50%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

The following table presents certain information relating to sales of comparable properties to the Extra Space Ocoee property and Extra Space Fleming Island property:

Comparable Sales
Property Name Address	Year Built	Sale Date	SF	Sale Price	Price per SF	OAR
Extra Space Storage 5850 Journey's End Way, Port Orange, FL	2019	Nov-20	83,440	$13,250,000	$159	6.00%
Extra Space Storage 9343 East Fowler Avenue, Thonotosassa, FL	2018	Aug-20	72,198	$13,450,000	$186	5.39%
Extra Space Storage 7400, 7424, 7440 Pineda Boulevard, Melbourne, FL	2018	Nov-19	67,680	$12,150,000	$180	6.61%
Extra Space Storage 1201 North Flagler Drive, Fort Lauderdale, FL	1954	May-19	56,842	$12,000,000	$211	4.25%
Extra Space Storage 9999 North Gandy Boulevard, St. Petersburg, FL	2018	Nov-18	70,320	$12,200,000	$173	5.80%

Source: Appraisal.

The following table presents certain information relating to sales of comparable properties to the Extra Space Alpharetta property and Extra Space Marietta property:

Comparable Sales
Property Name Address	Year Built	Sale Date	SF	Sale Price	Price per SF	OAR
Extra Space Storage 3220 Centerville Highway, Snellville, GA	2006	Oct-20	95,954	$17,442,000	$182	5.44%
Extra Space Storage 1248 Zonolite Road Northeast, Atlanta, GA	2007	Mar-20	80,578	$18,100,000	$225	5.50%
Delk Road Self-Storage 1155 Powers Ferry Place Marietta, GA	1985	Oct-18	112,810	$19,950,000	$177	5.75%
Space Shop Storage 1240 Alpharetta Street Roswell, GA	1995	May-18	117,383	$19,350,000	$165	5.03%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Extra Space Self Storage Portfolio:

Cash Flow Analysis
	2018	2019	2020	UW(1)	UW Per SF
Gross Potential Rent	$7,769,833	$8,365,747	$8,414,054	$8,699,635	$17.43
Other Income(2)	$569,029	$648,680	$629,060	$617,816	$1.24
Vacancy	(1,852,247)	(1,165,114)	(841,554)	(893,844)	(1.79)
Credit Loss	(65,026)	(82,745)	(92,117)	(56,628)	(0.11)
Concessions	(493,920)	(456,165)	(264,783)	(225,276)	(0.45)
Effective Gross Income	$5,927,669	7,310,403	$7,844,660	$8,141,703	$16.31

Real Estate Taxes	$527,313	$791,019	$879,021	$927,373	$1.86
Insurance	$104,245	$124,753	$160,135	$112,759	$0.23
Other Expenses	$1,927,498	$2,057,404	$2,048,109	$2,062,960	$4.13
Total Expenses	$2,559,056	$2,973,176	$3,087,265	$3,103,092	$6.22

Net Operating Income	$3,368,613	$4,337,227	$4,757,395	$5,038,611	$10.10
Capital Expenditures	$0	$0	$0	$74,857	$0.15
Net Cash Flow	$3,368,613	$4,337,227	$4,757,395	$4,963,754	$9.95

Occupancy %(3)	79.0%	87.0%	91.0%	90.8%
NOI DSCR	1.28x	1.65x	1.81x	1.92x
NCF DSCR	1.28x	1.65x	1.81x	1.89x
NOI Debt Yield(4)	5.2%	6.7%	7.3%	8.1%
NCF Debt Yield(4)	5.2%	6.7%	7.3%	7.9%

(1)	For the avoidance of doubt, no COVID-specific adjustments have been made to the lender UW.

(2)	Other Income is comprised of tenant paid insurance, merchandise sales, fee income, and other miscellaneous income.

(3)	As of the underwritten rent roll dated March 9, 2021, the Extra Space Self Storage Portfolio Properties were 90.8% occupied. However, UW Occupancy % was 76.4%, which represents economic occupancy taking into account vacancy, loss-to-lease, credit loss and concessions.

(4)	UW NOI Debt Yield and UW NCF Debt Yield are calculated net of the $2,500,000 earnout reserve. UW NOI Debt Yield and UW NCF Debt Yield without netting the reserve would be 7.8% and 7.8%, respectively.

Delaware Statutory Trust Master Lease. Each of the Extra Space Self Storage Portfolio Borrowers is a Delaware statutory trust (“DST”). Each Signatory Trustee, pursuant to the respective Extra Space Self Storage Portfolio Borrowers’ trust agreement, has the full power and authority to manage the respective Extra Space Self Storage Portfolio Property and the activities and affairs of the respective Extra Space Self Storage Portfolio Borrower, subject to certain DST restrictions related to the operation of the respective Extra Space Self Storage Portfolio Property.

In order to accommodate the DST structure, each of the Extra Space Self Storage Portfolio Borrowers entered into a respective master lease (the “Master Lease”) with a Master Tenant, and each Master Tenant is owned and controlled by NexPoint Storage Partners, Inc. Under each Master Lease, the related Extra Space Self Storage Portfolio Property is leased in its entirety to the related Master Tenant, which subleases the self-storage units, leasable parking spaces and/or commercial retail units, as applicable, at such Extra Space Self Storage Portfolio Property to sub-tenants. Each Master Tenant’s interest in all leases and tenant rents was collaterally assigned to the applicable Extra Space Self Storage Portfolio Borrower, which in turn collaterally assigned such interest to the lender. The lender may terminate each Master Lease (i) upon the occurrence of an event of default under such Master Lease or the applicable tenant/landlord subordination and assignment agreement, or (ii) at the lender’s election, in the event of a foreclosure or deed-in-lieu of foreclosure by the lender. Rent under each Master Lease consists of: (i) base rent (equal to the aggregate annual principal and interest payments and all required reserve deposits under the related Extra Space Self Storage Portfolio Mortgage Loan documents), (ii) additional rent (equal to the amount that gross revenues exceed the additional rent breakpoint set forth in the related Master Lease) and (iii) supplemental rent (equal to 90% of the amount by which gross revenue exceeds the supplemental rent breakpoint set forth in the related Master Lease). Pursuant to the Extra Space Self Storage Portfolio Mortgage Loan documents, NexPoint Storage Partners, Inc. must retain 100% of ownership interest in, and control of, each Master Tenant. Each Master Lease is subordinate to the Extra Space Self Storage Portfolio Mortgage Loan and is scheduled to expire after the maturity date of the Extra Space Self Storage Portfolio Mortgage Loan.

The Extra Space Self Storage Portfolio Mortgage Loan documents provide that the lender may, by written notice to the Signatory Trustees, direct the Signatory Trustees to cause the Extra Space Self Storage Portfolio Borrowers to terminate the trust agreement of each Extra Space Self Storage Portfolio Borrower by converting each Extra Space Self Storage Portfolio Borrower from a DST to a Delaware limited liability company if (a) an event of default occurs or (b) the lender determines, in good faith, that an event of default is imminent which could reasonably be expected to cause a material adverse effect under the Extra Space Self Storage Portfolio Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

Escrows and Reserves.

Taxes – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $309,271 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $77,318).

Insurance – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $122,155 for insurance and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially approximately $9,397).

Recurring Replacements Reserve – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for monthly deposits of approximately $6,238 into a reserve for approved capital expenditures.

Earnout Reserve – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for an upfront earnout reserve of $2,500,000. Provided that no default has occurred and is continuing, the lender will disburse funds held in the earnout reserve to the Extra Space Self Storage Portfolio Borrowers at such time as the net cash flow (based on the 12-month period preceding the date of calculation) debt yield is equal to or greater than 7.5%. In the event that the Extra Space Self Storage Portfolio Properties have not achieved a debt yield of at least 7.5% by April 16, 2024, the lender will apply all funds on deposit in the earnout reserve to a partial prepayment or partial defeasance of the Extra Space Self Storage Portfolio Mortgage Loan on the next payment date. Any partial prepayment of the Extra Space Self Storage Portfolio Mortgage Loan in connection with this event will be subject to the payment of a yield maintenance premium, and the Extra Space Self Storage Portfolio Borrowers are required to pay to the lender such yield maintenance premium and all costs incurred by lender with respect to such prepayment.

Lockbox and Cash Management. The Extra Space Self Storage Portfolio Mortgage Loan is structured with a soft lockbox and in-place cash management. Absent a continuing Cash Management Period (as defined below), the Extra Space Self Storage Portfolio Borrowers and property manager are required to deposit into the lockbox account, within five business days of receipt, an amount necessary, to, among other things, (i) make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) pay debt service on the Extra Space Self Storage Portfolio Mortgage Loan and (iii) make the monthly deposits into the replacement reserve as described above under “Escrows and Reserves”. The amounts deposited in the lockbox account are required to be transferred to the cash management account and applied as described immediately above. During the continuance of a Cash Management Period, (a) the Extra Space Self Storage Portfolio Borrowers and property manager are required to deposit into the lockbox account all rents and other revenue from the Extra Space Self Storage Portfolio Properties within five business days of receipt and (b) provided no event of default under the Extra Space Self Storage Portfolio Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date, among other things: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the Extra Space Self Storage Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Extra Space Self Storage Portfolio Mortgage Loan during the continuance of such Cash Management Period.

A "Cash Management Period" will commence upon (i) the stated maturity date, (ii) an event of default, or (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.65x; and will end if, (1) the Extra Space Self Storage Portfolio Mortgage Loan and all other obligations under the Extra Space Self Storage Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to clause (iii) above, the lender has determined that the Extra Space Self Storage Portfolio Properties have achieved a debt service coverage ratio of at least 1.70x as of the last day of a calendar quarter for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

Terrorism Insurance. The Extra Space Self Storage Portfolio Borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Extra Space Self Storage Portfolio Properties together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

215 Coles Street
215 Coles Street
Jersey City, NJ 07310
Weehawken
Union City
Hoboken
Stevens Institute of Technology
Hoboken Public Library
Hoboken Univ. Medical Center
Downtown Hoboken
Hoboken City Hall
Lincoln Tunnel
Holland Tunnel
Newark Liberty Intl. Airport 8 miles
Journal Square
Hudson County Community College
St. Peter's University
JERSEY CITY
HUDSON COUNTY
Historic Downtown
Downtown
Newport
Jersey City Medical Center
Liberty State Park
Liberty National Golf Course
Ellis Island
Ellis Island Immigration Museum
Liberty Island
Statue of Liberty
Upper New York Bay
Hudson River
NEW JERSEY
NEW YORK
MANHATTAN
Chelsea
Greenwich Village
SoHo
Tribeca
Battery Park City
Financial District
New York University
Brooklyn Heights
Governor's Island
BROOKLYN
Brooklyn Battery Tunnel
NJ Turnpike Ext.
NEW YORK CITY
QUEENS
NEWARK
STATEN ISLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – 215 Coles Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Jersey City, NJ 07310
Original Balance:	$60,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$60,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1927/N/A
Borrower Sponsor:	Moishe Mana			Size:	760,000 SF
Guarantor:	Moishe Mana			Cut-off Date Balance per SF:	$79
Mortgage Rate:	3.3100%			Maturity Date Balance per SF:	$79
Note Date:	4/6/2021			Property Manager:	M Management, Inc.
First Payment Date:	5/6/2021				(borrower-related)
Maturity Date:	4/6/2026
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	60 months			UW NOI:	$6,494,865
Seasoning:	1 month			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (30); O (5)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.03x
Additional Debt Type:	N/A			Most Recent NOI:	$4,189,262 (2/28/2021 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,279,759 (12/31/2020)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,064,936 (12/31/2019)
Reserves(1)				Most Recent Occupancy:	100.0% (5/6/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$47,561	$47,561	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Insurance:	$663	$55	N/A	Appraised Value (as of):	$124,500,000 (3/9/2021)
Recurring Replacements:	$0	$8,233	N/A	Appraised Value per SF:	$164
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio:	48.2%
Deferred Maintenance:	$53,250	$0	N/A	Maturity Date LTV Ratio:	48.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	100.0%	Return of Equity:	$36,543,626	60.9%
			Loan Payoff:	$22,318,304	37.2%
			Closing Costs:	$1,036,596	1.7%
			Reserves:	$101,474	0.2%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 215 Coles Street Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 215 Coles Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The second largest mortgage loan (the “215 Coles Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $60,000,000 and secured by a first priority fee mortgage on a 760,000 SF industrial property located in Jersey City, New Jersey (the “215 Coles Street Property”). The proceeds of the 215 Coles Street Mortgage Loan were used to refinance existing mortgages encumbering the 215 Coles Street Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Mosello DE LLC, (the “215 Coles Street Borrower”), a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors. The borrower sponsor and non-recourse carveout guarantor of the 215 Coles Street Mortgage Loan is Moishe Mana.

Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tristate area. Moishe Mana then founded GRM (as defined below), a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the 215 Coles Street Property, real estate in the Meatpacking District in New York City and large assemblages of property in the Wynwood and Flagler districts of Miami, Florida. As of March 16, 2021, Mr. Mana’s real estate portfolio consists of 103 properties totaling over 8.8 million SF.

The Property. The 215 Coles Street Property is a 760,000 SF industrial property located in Jersey City, New Jersey. The 215 Coles Street Property is 100% leased by the borrower to 215 Coles ML LLC (“Mana Holding Company” or the “Primary Tenant”), an entity that is 100% owned by the borrower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

sponsor of the 215 Coles Street Mortgage Loan, pursuant to a primary lease for the entire 215 Coles Street Property (the “Primary Lease”), and the 215 Coles Street Property is 100% occupied by sponsor-affiliated companies that are 100% owned by the borrower sponsor (the affiliated companies, collectively, the “Sponsor Affiliate Companies”). The Primary Lease has a 15 year term and is personally guaranteed by the borrower sponsor for the full term of the Primary Lease. Mana Holding Company intends to sublease substantially all portions of the 215 Coles Street Property to the Sponsor Affiliated Companies.

The annual rent for the Primary Lease is $6,650,000 ($8.75 PSF) triple-net which is in-line with the appraiser’s market rent conclusion for the 215 Coles Street Property of $8.75 PSF triple-net. The Sponsor Affiliate Companies occupying the 215 Coles Street Property include the below listed companies. GRM has occupied the majority of the 215 Coles Street Property since the borrower sponsor acquired the 215 Coles Street Property in 1997, but in recent years the borrower sponsor has brought in additional businesses that he owns to the 215 Coles Street Property.

Major Sublease Tenants.

GRM (595,000 SF, 78.3% of NRA). GRM Information Management Services Inc. (“GRM”) is a document management company that was founded in New York City in 1987 to provide a secure alternative for records storage. GRM’s climate-controlled storage facilities are located in 15 major metropolitan areas. The 215 Coles Street Property is GRM’s flagship facility which offers vault and climate-controlled document storage. The 215 Coles Street Property offers around-the-clock security staff led by a director of security with more than 35 years of law enforcement experience. The 215 Coles Street Property also serves as one of GRM’s bases of operations for sales and professional services related to their cloud-based Content Services Platform. GRM has more than 7,500 clients nationwide. The top five accounts for GRM at the 215 Coles Street Property have been in the 215 Coles Street Property for approximately 10 years on average and they represent less than 3% of GRM’s total revenue.

Moishe’s Self Storage (125,000 SF, 16.4% of NRA). Moishe’s Self Storage serves customers in New York City and the surrounding area with a wide variety of storage solutions. Moishe’s Self Storage provides a full range of services and packing supplies for both personal and business clients. The storage units provide Manhattan, Brooklyn, Bronx and Queens with 24-hour climate and temperature controlled storage rooms and mini-storage containers for clients of various sizes. The borrower sponsor is in the process of setting up 120,000 SF at the 215 Coles Street Property that Moishe’s Self Storage will be using for storage warehouse space. The storage warehouse space at the 215 Coles Street Property will be used for storage of items stored through Moishe’s pick up and drop off services and will not be accessed by the public.

Mana Wine Storage (25,000 SF, 3.3% of NRA). Mana Wine Storage is a premium wine storage operation based at the 215 Coles Street Property with climate and humidity-controlled systems. All in- and out-bound wines are tracked by a barcoding system for inventory accuracy. Offering a variety of storage options from pallet storage, to open shelving, to individual private lockers, Mana Wine Storage offers options that suit a variety of needs and these options are complemented by secure, prompt pickup and delivery services. Customers include large commercial hospitality organizations as well as individual collectors.

The remainder of the space at the 215 Coles Street Property (15,000 SF) is utilized as office space for the Sponsor Affiliate Companies.

The following table presents certain information relating to the tenants at the 215 Coles Street Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Mana Holding Company(2)	NR/NR/NR	760,000	100.0%	$6,650,000	100.0%	$8.75	3/31/2036	N/A	N
Subtotal/Wtd. Avg.		760,000	100.0%	$6,650,000	100.0%	$8.75

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		760,000	100.0%	$6,650,000	100.0%	$8.75

(1)	Information is based on the underwritten rent roll dated May 6, 2021.

(2)	Mana Holding Company is an affiliate of the borrower sponsor. The borrower sponsor is personally guaranteeing the Mana Holding Company lease and intends to sublease spaces to sponsor-affiliated companies that are 100% owned by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the 215 Coles Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032 & Beyond	1	760,000	$8.75	100.0%	100.0%	$6,650,000	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	760,000	$8.75	100.0%		$6,650,000	100.0%

(1)	Information is based on the underwritten rent roll dated May 6, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

COVID-19 Update. As of March 30, 2021, the 215 Coles Street Borrower has reported that the 215 Coles Street Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full February and March 2021 rent payments. No tenants have requested rent relief or lease forbearance at the 215 Coles Street Property. As of April 6, 2021, the 215 Coles Street Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the 215 Coles Street Mortgage Loan is May 6, 2021.

The Market. The 215 Coles Street Property is located in the Northern New Jersey industrial market. As of the fourth quarter of 2020, average industrial asking rent was $10.35 PSF, vacancy was 4.3%, and inventory totaled approximately 239.4 million SF within the Northern New Jersey industrial market. The 215 Coles Street Property is located in the Hudson Waterfront industrial market of the Northern New Jersey market. For the fourth quarter of 2020, the Hudson Waterfront industrial market had total inventory of approximately 37.0 million SF with a vacancy rate of 3.9% and average asking rent of $12.61 PSF.

According to the appraisal, the estimated 2021 estimated population within the 215 Coles Street Property’s zip code and the Hudson Waterfront industrial market is 15,247 and 675,195, respectively. The 2021 estimated average household income within the 215 Coles Street Property’s zip code and the 215 Coles Street Property’s market is $209,350 and $123,413, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
Industrial
Property SF	760,000
Market Rent (PSF)	$8.75
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3% per annum
Tenant Improvements (New Tenant) (PSF)	$0.00
Tenant Improvements (Renewal) (PSF)	$0.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to comparable leases for the 215 Coles Street Property:

Comparable Leases Summary
Property Name/Location	SF	Distance from Subject	Tenant Name	Lease Date / Lease Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
3001 Red Lion Road Philadelphia, PA	447,000	81.4 miles	PCI Pharma Services	Nov. 2019 / 240	447,000	$10.60	NNN
8024 Telegraph Road Severn, MD	361,872	198.0 miles	Nash Finch Company	Oct. 2020 / 84	361,872	$8.50	NNN
140 Docks Corner Road South Brunswick Township, NJ	583,000	43.0 miles	G-III Apparel Group, Ltd.	Sep. 2020 / 96	583,000	$9.79	NNN
120 County Line Drive Cromwell, CT	403,000	110.0 miles	Amazon	Apr. 2020 / 96	403,000	$6.50	NNN
225 Elm Street Perth Amboy, NJ	1,250,000	27.3 miles	Home Depot	Aug. 2019 / 120	921,085	$8.78	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 215 Coles Street Property:

Cash Flow Analysis(1)
	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$4,811,544	$4,645,223	$4,652,220	$4,601,142	$6,825,000	$8.98
Reimbursements	$1,412,998	$1,444,648	$1,573,829	$1,575,238	$2,100,288	$2.76
Other Income(3)	$0	$0	$0	$0	$122,242	$0.16
Vacancy and Concessions	$0	$0	$0	$0	($452,376)	($0.60)
Effective Gross Income	$6,224,542	$6,089,871	$6,226,049	$6,176,380	$8,595,153	$11.31

Taxes	$527,483	$545,916	$570,731	$550,217	$570,731	$0.75
Insurance	$342,060	$356,732	$461,099	$483,021	$617,823	$0.81
Other Operating Expenses	$741,101	$1,122,287	$914,460	$953,880	$911,735	$1.20
Total Operating Expenses	$1,610,644	$2,024,935	$1,946,289	$1,987,118	$2,100,288	$2.76

Net Operating Income	$4,613,898	$4,064,936	$4,279,759	$4,189,262	$6,494,865	$8.55
TI/LC	$0	$0	$0	$0	$304,000	$0.40
Capital Expenditures	$0	$0	$0	$0	$98,800	$0.13
Net Cash Flow	$4,613,898	$4,064,936	$4,279,759	$4,189,262	$6,092,065	$8.02

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	94.9%
NOI DSCR	2.29x	2.02x	2.13x	2.08x	3.23x
NCF DSCR	2.29x	2.02x	2.13x	2.08x	3.03x
NOI Debt Yield	7.7%	6.8%	7.1%	7.0%	10.8%
NCF Debt Yield	7.7%	6.8%	7.1%	7.0%	10.2%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	UW Gross Potential Rent is based on the May 6, 2021 rent roll. At origination of the 215 Coles Street Mortgage Loan, the affiliated tenant entered into a new 15-year lease at market rent, which lease is personally guaranteed by the borrower sponsor. The 215 Coles Street Property was previously leased to two of the affiliated sub-tenants at below market rents. UW Gross Potential Rent includes (i) $75,000 attributable to antenna rent (currently being marketed) and (ii) $100,000 attributable to billboard rent leased through January 2023.

(3)	UW Other Income includes income from a 20,000 SF lease with Suez Water Environmental Services Inc. Suez Water Environmental Services Inc. leases 20,000 SF of land used for mobile offices and storage. Suez Water Environmental Services Inc. has been a tenant at the 215 Coles Street Property since 1996 and most recently renewed its lease in 2019, which lease expires in March 2022. Income from this lease has historically been included in the Gross Potential Rent line.

(4)	Occupancy % shown is as of December 31, of each respective year. 2/28/2021 TTM Occupancy % is as of May 6, 2021. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

Escrows and Reserves.

The 215 Coles Street Borrower deposited at origination (i) approximately $47,561 for property taxes, (ii) approximately $663 for insurance premiums and (iii) $53,250 for deferred maintenance.

Real Estate Taxes and Insurance - The 215 Coles Street Borrower is required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $47,561) and 1/12 of the estimated annual insurance premiums (currently approximately $55).

Recurring Replacements Reserve - The 215 Coles Street Borrower is required to reserve $8,233 monthly for replacements.

Lockbox and Cash Management. The 215 Coles Street Mortgage Loan is structured with a hard lockbox and springing cash management. The 215 Coles Street Mortgage Loan requires that the 215 Coles Street Borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts on deposit in the lockbox account will be transferred to an account designated by the 215 Coles Street Borrower. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 215 Coles Street Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 215 Coles Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 215 Coles Street Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the 215 Coles Street Borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.20x, (iii) GRM becomes a debtor in any bankruptcy or other insolvency proceeding and (iv) the occurrence of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.30x for two consecutive calendar quarters, with regard to clause (iii), the bankruptcy or insolvency proceeding of GRM has terminated in a manner satisfactory to the lender, the related sublease has been affirmed and the terms of such sublease, as affirmed, are satisfactory to the lender and with regard to clause (iv), when the related Major Tenant Event Period is cured, as further described below.

A “Major Tenant Event Period” commences if Mana Holding Company or a replacement tenant (each a “Major Tenant”) (i) defaults under its lease, (ii) gives notice to terminate or terminates its leased space at the 215 Coles Street Property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) less than 80% of the related space is physically occupied and subleased by affiliates of the Major Tenant, the borrower or the borrower sponsor.

Such Major Tenant Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default, with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing and with regard to clause (iv), the affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed physical occupancy for at least 80% of the related Major Tenant space pursuant to subleases for a period of one calendar quarter (provided with respect to the release of excess cash flow funds to the borrower, such period will be two consecutive calendar quarters, that is, the lender will no longer collect and retain remaining receipts following one calendar quarter, but the lender will not be required to disburse excess cash flow funds to the borrower until the passage of two consecutive calendar quarters of satisfactory physical occupancy). A Major Tenant Event Period described under clause (ii) may not be cured.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The 215 Coles Street Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 215 Coles Street Property and business interruption insurance for 18 months with a 180 day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Bedford
Burlington
Woburn
Lexington
MIDDLESEX COUNTY
Winchester
Lincoln
Arlington Heights
Arlington
Medford
Belmont
Somerville
Waltham
Cambridge
Weston
Watertown
Newton
BOSTON

Danvers
Beverly
West Peabody
Peabody
Lynnfield
South Peabody
ESSEX COUNTY
Salem
Marblehead
East Lynn
Swampscott
Lynn
Saugus
Atlantic Ocean

Lexington
Arlington
Peabody
Boston
South Yarmouth

BOSTON
Cohasset
Quincy
Norwood
Weymouth
Scituate
Massachusetts Bay
Milford
Sharon
Brockton
Marshfield
Foxborough
Duxbury
MASS.
Woonsocket
Bridgewater
Plymouth
Provincetown
Attleboro
Truro
Taunton
Cape Cod Bay
PROVIDENCE
North Eastham
Lakeville
Brewster
Somerset
Sandwich
Cape Cod
Fall River
Bourne
Barnstable
Yarmouth
Chatham
New Bedford
Harwich
South Yarmouth
Dartmouth
Falmouth
Newport
RHODE ISLAND
Buzzards Bay
Woods Hole
Vineyard Haven
Nantucket Sound
Martha's Vineyard
Rhode Island Sound
Nantucket
Atlantic Ocean

Ahold Portfolio

1	Stop & Shop - Arlington	Arlington, MA
2	Stop & Shop - Lexington	Lexington, MA
3	Stop & Shop - Peabody	Peabody, MA
4	Stop & Shop - South Yarmouth	South Yarmouth, MA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Ahold Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Various, MA
Original Balance:	$42,930,000			General Property Type:	Retail
Cut-off Date Balance:	$42,930,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Inland Private Capital Corporation			Size:	254,368 SF
Guarantor:	Inland Private Capital Corporation			Cut-off Date Balance per SF:	$169
Mortgage Rate:	2.7420%			Maturity Date Balance per SF:	$169
Note Date:	3/10/2021			Property Manager:	Inland Commercial Real Estate
First Payment Date:	5/1/2021				Services, LLC (borrower-related)
Maturity Date:	4/1/2031			Underwriting and Financial Information(2)
Original Term to Maturity:	120 months			UW NOI:	$4,096,169
Original Amortization Term:	0 months			UW NOI Debt Yield:	9.5%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	9.5%
Seasoning:	1 month			UW NCF DSCR:	3.37x
Prepayment Provisions:	LO (25); YM1 (92); O (3)			Most Recent NOI(3):	N/A
Lockbox/Cash Mgmt Status:	None/Springing			2nd Most Recent NOI(3):	N/A
Additional Debt Type:	N/A			3rd Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			Most Recent Occupancy:	100.0% (5/1/2021)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	100.0% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	100.0% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of)(4):	$101,700,000 (2/10/2021)
RE Tax:	$0	Springing	N/A	Appraised Value per SF(4):	$400
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(4):	42.2%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(4):	42.2%
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,930,000	44.7%	Purchase Price:	$95,400,689	99.4%
Borrower Equity:	$53,031,320	55.3%	Closing Costs:	$560,631	0.6%
Total Sources:	$95,961,320	100.0%	Total Uses:	$95,961,320	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Ahold Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Ahold Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	Historical NOI is unavailable due to the Ahold Portfolio Properties (as defined below) all being leased to single tenants, each on a triple net basis.

(4)	The appraisal provided a bulk portfolio value for the Ahold Portfolio Properties of $101,700,000, which includes a portfolio premium of approximately 5.3% over the aggregate “as is” appraised values for the individual Ahold Portfolio Properties. The aggregate “as is” appraised value for the individual Ahold Portfolio Properties is $96,600,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 44.4% and 44.4%, respectively and an appraised value PSF of approximately $380.

The Mortgage Loan. The third largest mortgage loan (the “Ahold Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,930,000 and secured by a first priority fee mortgage encumbering four retail properties, totaling 254,368 SF, located in Massachusetts (collectively the “Ahold Portfolio Properties”). Proceeds of the Ahold Portfolio Mortgage Loan, along with approximately $53,031,320 of borrower equity, were used to acquire the Ahold Portfolio Properties for $95,400,689 and pay closing costs.

The Borrower and Borrower Sponsor. The borrower for the Ahold Portfolio Mortgage Loan is NL Grocery I DST (the “Ahold Portfolio Borrower”), a newly formed Delaware Statutory Trust (“DST”) structured to be bankruptcy-remote with one independent director. The signatory trustee and trust manager of the borrower is NL Grocery I Exchange, L.L.C. (the “Signatory Trustee”), a newly formed single member Delaware limited liability company.

The Ahold Portfolio Borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the Ahold Portfolio Properties to a new special purpose entity owned by the same beneficial owners as the Ahold Portfolio Borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the Ahold Portfolio Borrower and the Signatory Trustee if one or more of the Ahold Portfolio Properties is in jeopardy of being foreclosed upon due to an event of default, and the Ahold Portfolio Borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from receipt of conversion notice unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) the Ahold Portfolio Borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the Ahold Portfolio Borrower to remedy the default situation. If the Ahold Portfolio Borrower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion then the Ahold Portfolio Borrower will effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). IPCC reported that as of December 31, 2020 it had sponsored 266 1031-exchange private placement programs that have provided approximately $6.3 billion in equity and included 748 properties. IPCC reported approximately $9.0 billion in assets under management for the same period.

The Properties. The Ahold Portfolio Properties are comprised of four single tenant retail properties with an aggregate of 254,368 SF. The Ahold Portfolio Properties are each 100.0% leased to Stop & Shop with 20-year terms expiring December 31, 2040. The Ahold Portfolio Properties are located in the Commonwealth of Massachusetts, with three properties located in the Boston metropolitan statistical area and one property located in the Barnstable Town metropolitan statistical area.

The following table presents detailed information with respect to the Ahold Portfolio Properties:

Ahold Portfolio Properties Summary
Property Name Address	SF	% NRA	Year Built / Renovated	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI
Stop & Shop - South Yarmouth 7-55 Long Pond Drive South Yarmouth, MA	113,186	44.5%	1974, 1992 / N/A	100.0%	$14,995,000	34.9%	$34,500,000	$1,463,876
Stop & Shop - Arlington 905 Massachusetts Avenue Arlington, MA	29,277	11.5%	1995 / N/A	100.0%	$9,711,635	22.6%	$21,600,000	$916,895
Stop & Shop - Peabody 19 Howley Street Peabody, MA	66,783	26.3%	1998 / N/A	100.0%	$9,711,635	22.6%	$21,600,000	$914,747
Stop & Shop - Lexington 36 Bedford Street Lexington, MA	45,122	17.7%	1999 / N/A	100.0%	$8,511,730	19.8%	$18,900,000	$800,651
Total/Wtd. Avg.	254,368	100.0%		100.0%	$42,930,000	100.0%	$96,600,000	$4,096,169

(1)	The appraisal provided a bulk portfolio value for the Ahold Portfolio Properties of $101,700,000, which includes a portfolio premium of approximately 5.3% over the aggregate “as is” appraised values for the individual Ahold Portfolio Properties. The aggregate “as is” appraised value for the individual Ahold Portfolio Properties is $96,600,000.

Stop & Shop – South Yarmouth (113,186 SF; 34.9% of ALA; 44.5% of NRA; 35.7% of underwritten base rent). The property is comprised of two buildings, a larger multi-tenanted retail building occupied by Stop & Shop, Planet Fitness, Dollar Tree, Great Clips and Habilitation Assistance Corporation, and a smaller single-tenant retail building occupied by Pizazz (collectively the “South Yarmouth Property”). The South Yarmouth Property is situated on a 13.84-acre site at 7-55 Long Pond Drive in South Yarmouth, Massachusetts, approximately 7.5 miles southeast of the Barnstable CBD. The South Yarmouth Property contains 501 surface parking spaces, reflecting an overall parking ratio of 4.43 spaces per 1,000 SF of net rentable area. The South Yarmouth Property is 100.0% master leased to Stop & Shop on a triple net basis for a 20-year term that commenced in January 2021. Stop & Shop subleases approximately 41,320 SF to the tenants named above.

Stop & Shop – Arlington (29,277 SF; 22.6% of ALA; 11.5% of NRA; 22.4% of underwritten base rent). The property is a single-story, single-tenant retail building situated on a 2.80-acre site located at 905 Massachusetts Avenue in Arlington, Massachusetts, approximately 8.7 miles northwest of the Boston CBD (the “Arlington Property”). The Arlington Property contains 152 surface parking spaces, reflecting an overall parking ratio of 5.19 spaces per 1,000 SF of net rentable area. The Arlington Property is 100.0% leased on a triple net basis to Stop & Shop for a 20-year term that commenced in January 2021.

Stop & Shop – Peabody (66,783 SF; 22.6% of ALA; 26.3% of NRA; 22.3% of underwritten base rent). The property is a single-story, single-tenant retail building leased to Stop & Shop with an eight pump self-serve gas station located at the southwest corner of the property (the “Peabody Property”). The Peabody Property is situated on a 6.79-acre site located at 19 Howley Street in Peabody, Massachusetts, approximately 20.1 miles north of the Boston CBD. The Peabody Property contains 305 surface parking spaces, reflecting an overall parking ratio of 4.57 spaces per 1,000 SF of net rentable area. The Peabody Property is 100.0% leased to Stop & Shop on a triple net basis for a 20-year term that commenced in January 2021.

Stop & Shop – Lexington (45,122 SF; 19.8% of ALA; 17.7% of NRA; 19.5% of underwritten base rent). The property is a single-story, single-tenant retail building situated on a 4.30-acre site at 36 Bedford Street in Lexington, Massachusetts, approximately 19.8 miles northwest of the Boston CBD (the “Lexington Property”). The Lexington Property contains 163 surface parking spaces, reflecting an overall parking ratio of 3.61 spaces per 1,000 SF of net rentable area. The Lexington Property is 100.0% leased on a triple net basis to Stop & Shop for a 20-year term that commenced in January 2021.

Each of the Ahold Portfolio Properties tenant has six, five-year renewal options and no termination options. The contractual rent at all four of the Ahold Portfolio Properties will increase 7.50% every five years of the lease term. The leases for all four of the Ahold Portfolio Properties are guaranteed by Ahold Delhaize USA, Inc. whose parent company Ahold Delhaize Group NV is rated BBB+, Baa1 and BBB from Fitch, Moody’s and S&P, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Major Tenant.

Stop & Shop is a supermarket located primarily in the Northeastern United States. Stop & Shop opened its first store in 1914 in Somerville, Massachusetts under the Economy Grocery Store brand. Stop & Shop currently employs over 60,000 associates and operates more than 400 stores throughout New England, New Jersey, and New York.   Many of the stores follow the supermarket-pharmacy hybrid model.  Stop & Shop provides technology e-commerce solutions to customers such as home delivery and same-day pickup. Stop & Shop has been a wholly owned subsidiary of the Dutch supermarket operator Royal Ahold NV since 1996.  On June 24, 2015, Royal Ahold NV announced that it would merge with Brussels-based Delhaize Group, a Belgian grocery store conglomerate.  The merger was completed in 2016 with the new holding company being named Ahold Delhaize Group NV.

The following table presents certain information relating to the leases at the Ahold Portfolio Properties:

Tenant Summary(1)
Property Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options (Y/N)
Stop & Shop – South Yarmouth	BBB+/Baa1/BBB	113,186	44.5%	$1,525,643	35.7%	$13.48	12/31/2040	6 x 5 Yrs	N
Stop & Shop – Peabody	BBB+/Baa1/BBB	66,783	26.3%	$953,344	22.3%	$14.28	12/31/2040	6 x 5 Yrs	N
Stop & Shop – Lexington	BBB+/Baa1/BBB	45,122	17.7%	$834,438	19.5%	$18.49	12/31/2040	6 x 5 Yrs	N
Stop & Shop – Arlington	BBB+/Baa1/BBB	29,277	11.5%	$955,589	22.4%	$32.64	12/31/2040	6 x 5 Yrs	N
Subtotal/Wtd. Avg.		254,368	100.0%	$4,269,013	100.0%	$16.78

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		254,368	100.0%	$4,269,013	100.0%	$16.78

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Ahold Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032 & Beyond	4	254,368	$16.78	100.0%	100.0%	$4,269,013	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	254,368	$16.78	100.0%		$4,269,013	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

COVID-19 Update. The first payment date for the Ahold Portfolio Mortgage Loan is May 1, 2021. As of March 1, 2021 the Ahold Portfolio Properties are open and operating and the Ahold Portfolio Mortgage Loan is not subject to any modification or forbearance requests, nor any tenant relief requests. 100.0% of the tenants by rental area have made their full March 2021 rental payment, which comprises 100.0% of the underwritten base rent.

The Markets. The Ahold Portfolio Properties are located across two separate markets. The South Yarmouth Property is located in the Barnstable Town metropolitan statistical area. According to a third-party market research report as of the year-to-date March 16, 2021, the Barnstable Town retail market consisted of approximately 15.8 million SF of retail space with an overall market vacancy of 2.7% and average asking rents of approximately $17.33 PSF. There are no defined submarkets within the Barnstable Town metropolitan statistical area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

The Peabody Property, Lexington Property, and Arlington Property are located within the Boston metropolitan statistical area. According to a third-party market research report as of the year-to-date March 16, 2021, the Boston retail market consisted of approximately 241.6 million SF of retail space with an overall market vacancy of 3.1% and average asking rents of approximately $24.30 PSF. The Peabody Property resides within the Peabody/Salem retail submarket; the submarket totaled approximately 7.2 million SF with an average vacancy of 2.1% and average market asking rents of $25.85 PSF as of year-to-date March 16, 2021. The Lexington Property and the Arlington Property reside within the Lexington/Arlington retail submarket; the submarket totaled approximately 2.5 million SF with an average vacancy of 1.7% and average market asking rents of $32.98 PSF as of year-to-date March 16, 2021. The appraisal concluded market rent for the South Yarmouth Property, the Arlington Property, the Peabody Property and the Lexington Property at $15.00 PSF, $30.00 PSF, $15.00 PSF and $20.00 PSF, respectively.

The following table includes certain information relating to 2020 demographic information with respect to the Ahold Portfolio Properties:

Demographic Information
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Stop & Shop – South Yarmouth	South Yarmouth, MA	4,169	19,455	43,382	$52,456	$59,544	$56,653
Stop & Shop – Arlington	Arlington, MA	23,765	180,988	550,429	$117,937	$115,264	$97,432
Stop & Shop – Peabody	Peabody, MA	26,488	117,133	269,869	$60,044	$68,127	$70,553
Stop & Shop – Lexington	Lexington, MA	9,410	51,847	177,840	$176,637	$150,114	$122,973

Source: Third-party market research reports.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Ahold Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Base Rent(3)	$4,269,013	$16.78
Reimbursements	$84,445	$0.33
Other Income	$0	$0.00
Vacancy	($130,604)	($0.51)
Effective Gross Income	$4,222,855	$16.60

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$126,686	$0.50
Total Operating Expenses	$126,686	$0.50

Net Operating Income	$4,096,169	$16.10
TI/LC	$0	$0.00
Capital Expenditures	$70,367	$0.28
Net Cash Flow	$4,025,803	$15.83

Occupancy %(4)	97.0%
NOI DSCR	3.43x
NCF DSCR	3.37x
NOI Debt Yield	9.5%
NCF Debt Yield	9.4%

(1)	Historical cash flows are unavailable due to the Ahold Portfolio Properties all being leased to single tenants under leases that commenced in January 2021, each on a triple net basis. In addition, the Ahold Portfolio Properties were acquired pursuant to this transaction.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the UW.

(3)	Underwritten Base Rent is based on the underwritten straight-line rent through the loan term of $164,467 due to tenants with investment grade parent companies occupying the space.

(4)	Underwritten Occupancy % represents economic occupancy of 97.0%. The Ahold Portfolio Properties are 100.0% leased as of May 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Escrows and Reserves.

Real Estate Taxes - The Ahold Portfolio Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the Ahold Portfolio Borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance - The Ahold Portfolio Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) either (a) the Ahold Portfolio Borrower maintains a blanket insurance policy acceptable to the lender or (b) (1) each tenant lease remains in full force and effect with no event of default thereunder, (2) each tenant provides a satisfactory insurance policy and pays the related insurance premiums directly, and (3) the Ahold Portfolio Borrower delivers to the lender satisfactory evidence that all applicable premiums have been paid.

Recurring Replacements - During the continuance of a Cash Sweep Event (as defined below) or Reserve Credit Rating Trigger Event (as defined below), the Ahold Portfolio Borrower is required to deposit an amount equal to approximately $5,935 per month into the recurring replacements reserve.

TI/LC Reserve - During the continuance of a Cash Sweep Event or a Reserve Credit Rating Trigger Event, the Ahold Portfolio Borrower is required to deposit an amount equal to approximately $10,599 per month into a reserve for tenant improvements and leasing commissions.

A “Reserve Credit Rating Trigger Event” will commence upon the senior unsecured credit rating of Ahold Delhaize N.V. falling below BBB- from S&P and will continue until the senior unsecured credit rating of Ahold Delhaize N.V. equals or exceeds BBB- from S&P.

Lockbox and Cash Management. The Ahold Portfolio Mortgage Loan is structured with no lockbox and with a springing cash management. Upon the occurrence of a Cash Sweep Event, the Ahold Portfolio Borrower is required to establish and maintain a cash management account controlled by the lender and send direction letters to all tenants instructing them to deposit all rents directly into the cash management account. Notwithstanding the foregoing, the Ahold Portfolio Borrower, the property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Ahold Portfolio Mortgage Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event or a Credit Rating Trigger Event (as defined below) all excess cash will be held by the lender as additional collateral for the Ahold Portfolio Mortgage Loan.

A “Cash Sweep Event” will commence upon:

(i)	the occurrence of an event of default and will continue until such event of default is cured;

(ii)	the date on which the debt service coverage ratio as calculated in the Ahold Portfolio Mortgage Loan documents based on the trailing three-month period (assuming a 30-year amortization) is less than 1.30x (a “DSCR Trigger Event”) and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period (assuming a 30-year amortization) is at least 1.35x for two consecutive quarters; or

(iii)	the senior unsecured (or equivalent) credit rating of Ahold Delhaize N.V. falling below BB from S&P (“Credit Rating Trigger Event”) and will continue until the senior unsecured credit rating of Ahold Delhaize N.V. equals or exceeds BB+ from S&P.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after May 1, 2023, and prior to the Ahold Portfolio Mortgage Loan maturity date, the Ahold Portfolio Borrower may obtain the release of any of the Ahold Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the Ahold Portfolio Borrower prepays a portion of the Ahold Portfolio Mortgage Loan equal to 120% of the allocated loan amount of the property being released (the “Release Amount”) along with a yield maintenance premium pursuant to the Ahold Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio (assuming 30-year amortization) for the remaining properties following the release is no less than the greater of (x) the debt service coverage ratio (assuming 30-year amortization) for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 1.95x) and (y) 1.92x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 9.50%) and (y) 9.38%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 44.4% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 25% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Terrorism Insurance. The Ahold Portfolio Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Ahold Portfolio Properties and business interruption insurance of at least 18 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

ARKANSAS
LOUISIANA
MISSISSIPPI
TEXAS
Texarkana
Greenville
Starkville
El Dorado
Bossier City
Longview
SHREVEPORT
Monroe
Ruston
Vicksburg
JACKSON
Canton
Meridian
Clinton
Pearl
Natchitoches
Natchez
Alexandria
Hattiesburg
BATON ROUGE
Hammond
Covington
Biloxi
Gulfport
Opelousas
Sulphur
LAFAYETTE
BEAUMONT
Orange
Lake Charles
Port Arthur
Gonzales
Metairie
NEW ORLEANS
Saint Rose
Thibodaux
Houma
New Iberia
Gulf of Mexico
Ochsner Medical Center
Loyola Dr
Walmart Supercenter
Chateau Golf and Country Club
Chateau Blvd
W. Esplanade Ave
Kenner Center
A.C. Alexander Elementary School
Pavilion At Esplanade
Chateau Commons
W. Loyola Dr
The Esplanade
Loyola Dr
Grandlake Estates
Kenner
Sam's Club
Baton Rouge 65 miles
10
New Orleans 15 miles
Veterans Blvd
27th St
JEFFERSON PARISH
Creole Foods of Louisiana
310
AMTRAK
Louis Armstrong New Orleans Intl. Airport
ST. CHARLES PARISH
Pelican Events Center
Bayou Food Distribution
Brown's Dairy
Airline Dr
E. Airline Hwy
61
Hilton New Orleans
South Kenner
Kenner Ave
AMTRAK
Cash Magic New Orleans Casino
3rd St
LA 48
XPO Logistics
E. Airline Hwy
Saint Rose
River Rd
Mississippi River
LA 18
NOLA Logistics Portfolio
1 100 James Drive Saint Rose, LA
2 107 Mallard Street Saint Rose, LA
3 110 Widgeon Drive Saint Rose, LA
4 115 Canvasback Drive Saint Rose, LA
5 115 James Drive West Saint Rose, LA
6 120 Mallard Street Saint Rose, LA
7 125 James Drive West Saint Rose, LA
8 125 Mallard Street Saint Rose, LA
9 143 Mallard Street Saint Rose, LA
10 150 Canvasback Drive Saint Rose, LA
11 150 James Drive East Saint Rose, LA
12 150 Teal Street Saint Rose, LA
13 160 James Drive East Saint Rose, LA
14 161 James Drive West Saint Rose, LA
15 190 James Drive East Saint Rose, LA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – NOLA Logistics Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Saint Rose, LA 70087
Original Balance:	$38,000,000			General Property Type:	Various
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Sidhartha Singh			Size:	594,455 SF
Guarantor:	Sidhartha Singh			Cut-off Date Balance per SF:	$64
Mortgage Rate:	3.7550%			Maturity Date Balance per SF:	$64
Note Date:	3/30/2021			Property Manager:	Property One, Inc.
First Payment Date:	5/6/2021
Maturity Date:	4/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$3,798,581
Seasoning:	1 month			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.40x
Additional Debt Type:	N/A			Most Recent NOI:	$3,425,922 (1/31/2021 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,380,908 (12/31/2020)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,181,922 (12/31/2019 T-11 Ann.)
Reserves(1)				Most Recent Occupancy:	84.7% (3/25/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.5% (12/31/2020)
RE Tax:	$183,412	$36,682	N/A	3rd Most Recent Occupancy:	71.7% (12/31/2019)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$60,300,000 (3/11/2021)
Recurring Replacements:	$0	$9,908	$450,000	Appraised Value per SF:	$101
TI/LC:	$0	$17,338	$832,237	Cut-off Date LTV Ratio:	63.0%
Deferred Maintenance:	$51,600	$0	N/A	Maturity Date LTV Ratio:	63.0%
Existing TI/LC & Rent Concessions:	$355,198	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$20,872,488	54.9%
			Return of Equity:	$15,884,049	41.8%
			Closing Costs:	$653,253	1.7%
			Reserves:	$590,210	1.6%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the NOLA Logistics Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the NOLA Logistics Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “NOLA Logistics Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $38,000,000 and secured by a first priority fee mortgage on 13 industrial properties and two office properties totaling 594,455 SF located in Saint Rose, Louisiana (collectively, the “NOLA Logistics Portfolio Properties”). The proceeds of the NOLA Logistics Portfolio Mortgage Loan were used to refinance existing mortgages encumbering the NOLA Logistics Portfolio Properties, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 100 James Drive, LLC, 107 Mallard Street, LLC, 110 Widgeon Drive, LLC, 115 Canvasback Drive, LLC, 115 James Drive, LLC, 120 Mallard Street, LLC, 125 James Drive, LLC, 125 Mallard Street, LLC, 143 Mallard Street, LLC, 150 Canvasback Drive, LLC, 150 James Drive, LLC, 150 Teal Street, LLC, 160 James Drive, LLC, 161 James Drive, LLC and 190 James Drive, LLC, (collectively, the “NOLA Logistics Portfolio Borrowers”), each a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director. The borrower sponsor and non-recourse carveout guarantor of the NOLA Logistics Portfolio Mortgage Loan is Sidhartha Singh.

Mr. Singh is the founder of Briar Meads Capital, a diversified private real estate investment management company that specializes in the acquisition of distressed loan assets in the United States. Briar Meads Capital was formed to acquire loan assets from financial institutions after the 2008 financial crisis. Since its founding, the firm has completed more than 70 transactions. Before Briar Meads Capital, Mr. Singh was a partner at WM Capital Partners for five years where his team acquired loan assets. Mr. Singh currently owns five portfolios totaling 1.9 million SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

The Properties. The NOLA Logistics Portfolio Properties are a 594,455 SF portfolio consisting of 13 industrial properties and two office properties located in Saint Rose, Louisiana. The NOLA Logistics Portfolio Properties are located approximately 1.6 miles southwest of the newly renovated Louis Armstrong New Orleans International Airport and 12.8 miles west of the New Orleans central business district. The NOLA Logistics Portfolio Properties are located within the larger James Business Park, a collection of approximately 50 buildings adjacent to Louis Armstrong New Orleans International Airport. James Business Park is home to over 100 major local, regional, and national corporations including FedEx, DHL, Siemens, and others who have a need for the logistics-focused location that the park offers. The business park is well served by major roadways including U.S. 61 (Airline Highway), Interstate 10 and U.S. 90 (Jefferson Highway). The 13 industrial properties have average clear heights of approximately 19 feet and are approximately 62.3% industrial finish and 37.7% office finish. As of origination, the borrower sponsor owned one additional property in the James Business Park, which is not collateral for the NOLA Logistics Portfolio Mortgage Loan.

The borrower sponsor acquired notes secured by the NOLA Logistics Portfolio Properties, along with other non-collateral properties, in November 2018 through two note sale transactions and then foreclosed on the NOLA Logistics Portfolio Properties in 2019. The occupancy for the NOLA Logistics Portfolio Properties at acquisition was approximately 68%. Since acquiring the NOLA Logistics Portfolio Properties, the borrower sponsor has executed approximately 185,000 SF of leases.

The NOLA Logistics Portfolio Properties are 84.7% leased as of March 25, 2021 to 54 tenants.

The following table presents detailed information with respect to each of the NOLA Logistics Portfolio Properties:

NOLA Logistics Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	SF(1)	Occupancy %(1)	Allocated Whole Loan Amount (“ALA”)(2)	% of ALA	Appraised Value(3)
115 Canvasback Drive	Industrial	2004 / N/A	64,750	100.0%	$4,139,085	10.9%	N/A
150 Teal Street	Industrial	2000 / N/A	53,544	23.0%	$3,422,752	9.0%	N/A
120 Mallard Street	Office	1981 / N/A	53,520	84.9%	$3,421,218	9.0%	N/A
110 Widgeon Drive	Industrial	2004 / N/A	49,800	100.0%	$3,183,420	8.4%	N/A
150 James Drive East	Industrial	1985 / N/A	49,275	91.9%	$3,149,860	8.3%	N/A
161 James Drive West	Industrial	1986 / N/A	47,474	93.3%	$3,034,733	8.0%	N/A
100 James Drive	Office	1980 / N/A	43,055	100.0%	$2,752,252	7.2%	N/A
150 Canvasback Drive	Industrial	1986 / N/A	40,500	100.0%	$2,588,926	6.8%	N/A
125 James Drive West	Industrial	1990 / N/A	38,692	69.0%	$2,473,351	6.5%	N/A
190 James Drive East	Industrial	1987 / N/A	36,357	100.0%	$2,324,088	6.1%	N/A
160 James Drive East	Industrial	1981 / N/A	25,772	100.0%	$1,647,452	4.3%	N/A
107 Mallard Street	Industrial	1985 / N/A	23,436	100.0%	$1,498,125	3.9%	N/A
125 Mallard Street	Industrial	1984 / N/A	23,436	33.1%	$1,498,125	3.9%	N/A
143 Mallard Street	Industrial	1982 / N/A	23,436	70.4%	$1,498,125	3.9%	N/A
115 James Drive West	Industrial	1986 / N/A	21,408	100.0%	$1,368,487	3.6%	N/A
Total/Wtd. Avg.			594,455	84.7%	$38,000,000	100.0%	$60,300,000

(1)	Information is based on the underwritten rent roll dated March 25, 2021.

(2)	Property releases are not permitted under the NOLA Logistics Portfolio Mortgage Loan documents. ALA is allocated based on SF.

(3)	Individual appraised values were not provided in the appraisal.

Major Tenants.

Green Shutter Teas, LLC (40,500 SF, 6.8% of NRA, 5.9% of underwritten base rent). Green Shutter Teas, LLC (“Green Shutter”) is a beverage company. Green Shutter is the sole tenant at the 150 Canvasback Drive property and utilizes its space as its headquarters. Green Shutter signed a lease in November 2020 that runs through January 2031. Green Shutter has two five-year renewal options. Green Shutter does not have any termination options.

CertiFit, Inc (39,310 SF, 6.6% of NRA, 5.0% of underwritten base rent). CertiFit, Inc (“CertiFit”) is an automotive supplies and parts company. CertiFit has occupied space at the 115 Canvasback Drive property since 2004 and leases its space through August 2022. CertiFit has two three-year lease renewal options remaining. CertiFit does not have any termination options.

Ochsner Clinic Foundation (30,142 SF, 5.1% of NRA, 3.2% of underwritten base rent). Ochsner Clinic Foundation (“Ochsner”) is Louisiana’s largest non-profit, academic, healthcare system according to its website. Ochsner has been a tenant at the 100 James Drive property since 2019. Ochsner’s lease expires in May 2027 and has two five-year lease renewal options remaining. Ochsner may terminate its lease after June 2025 by providing 120 days’ prior written notice and paying an amount equal to the unamortized portion of the improvement allowance and the broker commissions, plus three months’ rent. Ochsner is paying rent but has not yet moved into its space.

Agility Project Logistics, Inc (25,440 SF, 4.3% of NRA, 3.6% of underwritten base rent). Agility Project Logistics, Inc (“Agility”) provides warehouse services. Agility offers air, ocean, and road freight, as well as supply chain solutions, chemical logistics and household good movement services. Agility has been

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

at the 115 Canvasback Drive property since 2006. Agility’s lease was renewed in February 2019, expires in January 2022 and has one three-year lease renewal option remaining. Agility does not have any termination options.

Mattress Firm (23,718 SF, 4.0% of NRA, 3.5% of underwritten base rent). Mattress Firm is an American mattress store chain founded in 1986 and headquartered in Houston, Texas. Mattress Firm has been a tenant at the 161 James Drive West property since 2006. Mattress Firm’s lease was renewed in January 2018, expires in December 2024 and has one five-year lease renewal option remaining. Mattress Firm does not have any termination options.

The following table presents certain information relating to the tenants at the NOLA Logistics Portfolio Properties:

	Tenant Summary(1)
Tenant Name	Property	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Green Shutter	150 Canvasback Drive	NR/NR/NR	40,500	6.8%	$272,565	5.9%	$6.73	1/31/2031	2 x 5 Yrs	N
CertiFit	115 Canvasback Drive	NR/NR/NR	39,310	6.6%	$232,715	5.0%	$5.92	8/31/2022	2 x 3 Yrs	N
Ochsner(3)(4)	100 James Drive	NR/NR/NR	30,142	5.1%	$150,710	3.2%	$5.00	5/31/2027	2 x 5 Yrs	Y
Agility	115 Canvasback Drive	NR/NR/NR	25,440	4.3%	$166,632	3.6%	$6.55	1/31/2022	1 x 3 Yrs	N
Mattress Firm	161 James Drive West	NR/NR/NR	23,718	4.0%	$163,654	3.5%	$6.90	12/31/2024	1 x 5 Yrs	N
Subtotal/Wtd. Avg.			159,110	26.8%	$986,276	21.2%	$6.20

Other Tenants			344,244	57.9%	$3,656,103	78.8%	$10.62
Vacant Space			91,101	15.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			594,455	100.0%	$4,642,379	100.0%	$9.22

(1)	Information is based on the underwritten rent roll dated March 25, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Ochsner is in the process of moving its corporate pharmacy administration division to the 100 James Drive property. Ochsner is paying rent, but has not yet taken occupancy of its space.

(4)	Ochsner may terminate its lease after June 2025 by providing 120 days’ prior written notice and paying an amount equal to the unamortized portion of the improvement allowance and the broker commissions, plus three months’ rent.

The following table presents certain information relating to the lease rollover schedule at the NOLA Logistics Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,378	$6.50	0.9%	0.9%	$34,957	0.8%	0.8%
2021	7	28,183	$10.69	4.7%	5.6%	$301,394	6.5%	7.2%
2022	12	121,421	$8.25	20.4%	26.1%	$1,001,905	21.6%	28.8%
2023	9	71,151	$11.22	12.0%	38.0%	$798,163	17.2%	46.0%
2024	8	65,572	$7.01	11.0%	49.1%	$459,933	9.9%	55.9%
2025	4	35,530	$12.65	6.0%	55.0%	$449,441	9.7%	65.6%
2026	7	54,766	$11.96	9.2%	64.3%	$654,941	14.1%	79.7%
2027	2	44,460	$6.47	7.5%	71.7%	$287,619	6.2%	85.9%
2028	1	9,769	$12.00	1.6%	73.4%	$117,228	2.5%	88.4%
2029	0	0	$0.00	0.0%	73.4%	$0	0.0%	88.4%
2030	2	26,624	$9.92	4.5%	77.9%	$264,233	5.7%	94.1%
2031	1	40,500	$6.73	6.8%	84.7%	$272,565	5.9%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	84.7%	$0	0.0%	100.0%
Vacant	0	91,101	$0.00	15.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	54	594,455	$9.22	100.0%		$4,642,379	100.0%

(1)	Information is based on the underwritten rent roll dated March 25, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

COVID-19 Update. As of March 30, 2021 the NOLA Logistics Portfolio Properties are open and operating. According to the borrower sponsor, 100.0% of tenants by underwritten rent and 100.0% of tenants by occupied NRA paid their full February and March 2021 rent payments. No tenants were granted rent relief or lease forbearance at the NOLA Logistics Portfolio Properties. As of April 6, 2021, the NOLA Logistics Portfolio Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the NOLA Logistics Portfolio Mortgage Loan is May 6, 2021.

The Market. The NOLA Logistics Portfolio Properties are located in the New Orleans-Metairie, Louisiana metropolitan statistical area (the “New Orleans MSA”). The top five employers in the New Orleans MSA include Ochsner Health System, East Jefferson General Hospital, ACME Truck Line Inc., Laitram LLC and Georges Enterprises LLC. According to the appraisal, the NOLA Logistics Portfolio Properties are located in the New Orleans market. As of the fourth quarter of 2020, average industrial asking rent was $5.69 PSF, vacancy was 4.5%, and inventory totaled approximately 74.7 million SF within the New Orleans industrial market. The NOLA Logistics Portfolio Properties are located in the St. Charles Parish submarket of the New Orleans market. For the fourth quarter of 2020, the St. Charles Parish industrial submarket had total inventory of approximately 5.9 million SF with a vacancy rate of 9.0% and average asking rent of $8.20 PSF. As of the fourth quarter of 2020, average office asking rent was $17.91 PSF, vacancy was 7.1%, and inventory totaled 52.1 million SF within the New Orleans office market. For the fourth quarter of 2020, the St. Charles Parish office submarket had total inventory of 892,428 SF with a vacancy rate of 9.9% and average asking rent of $14.23 PSF.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the NOLA Logistics Portfolio Properties was 2,255, 33,352 and 130,416, respectively. The 2020 average household income within the same radii was $50,158, $57,389 and $74,767, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	$10.50 PSF Net Space	$6.50 PSF Net Space	$11.00 PSF Net Space	$16.50 PSF Full Service (“FS”) Space	$8.00 PSF Net Space	$9.00 PSF Net Space
Property SF	130,408	162,024	49,275	122,347	40,500	89,901
Market Rent (PSF)	$10.50	$6.50	$11.00	$16.50	$8.00	$9.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	FS	NNN	NNN
Rent Increase Projection	CPI	CPI	CPI	CPI	CPI	CPI
Tenant Improvements (New Tenant) (PSF)	$5.00	$1.00	$5.00	$5.00	$3.00	$3.00
Tenant Improvements (Renewal) (PSF)	$2.50	$0.50	$2.50	$2.50	$1.50	$1.00

Source: Appraisal

The following table presents certain information relating to comparable leases for the NOLA Logistics Portfolio Properties:

Comparable Leases Summary
Property Name/Location	SF	Distance from Subject	Tenant Name	Lease Date	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Elmwood Oaks Office Park 201 Evans Road New Orleans, LA	74,566	9.0 miles	Available for Lease	Aug. 2020	4,265	$18.00	FS
3445 North Causeway 3445 North Causeway Boulevard Metairie, LA	128,694	14.7 miles	Immigration Law Firm	Aug. 2019	1,334	$20.00	FS
15524 Airline Highway 15524 Airline Highway Baton Rouge, LA	10,500	60.7 miles	Performance Repair	Jan. 2019	10,500	$11.38	NNN
Industrial Property 11955 Lakeland Park Boulevard Baton Rouge, LA	90,662	63.5 miles	Express Courier Intl.	Aug. 2020	23,604	$5.50	NNN
Jefferson Parish Sherriff’s Office 3620 Hessmer Avenue Metairie, LA	2,854	10.8 miles	OrangeTheory	Jan. 2020	2,854	$21.00	Net
11 James Boulevard 11 James Boulevard St. Rose, LA	11,133	0.7 miles	Asking Rent	Mar. 2020	1,191	$16.00	FS

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the NOLA Logistics Portfolio Properties:

Cash Flow Analysis(1)
	2018	2019(2)	2020	1/31/2021 TTM	UW	UW PSF
Gross Potential Rent(3)	$3,793,056	$3,555,460	$4,130,641	$4,136,831	$5,574,641	$9.38
Reimbursements	$790,636	$718,511	$1,276,003	$1,296,217	$1,233,487	$2.07
Other Income	$0	$5,819	$29,023	$41,239	$42,181	$0.07
Vacancy and Concessions	$0	$0	$0	$0	($932,262)	($1.57)
Effective Gross Income	$4,583,692	$4,279,790	$5,435,667	$5,474,287	$5,918,047	$9.96

Taxes	$427,780	$461,218	$446,257	$444,725	$427,368	$0.72
Insurance	$334,672	$360,468	$367,401	$366,759	$416,394	$0.70
Other Operating Expenses	$1,432,621	$1,276,182	$1,241,101	$1,236,881	$1,275,703	$2.15
Total Operating Expenses	$2,195,073	$2,097,868	$2,054,759	$2,048,365	$2,119,465	$3.57

Net Operating Income(4)	$2,388,619	$2,181,922	$3,380,908	$3,425,922	$3,798,581	$6.39
TI/LC	$0	$0	$0	$0	$208,059	$0.35
Capital Expenditures	$0	$0	$0	$0	$118,891	$0.20
Net Cash Flow	$2,388,619	$2,181,922	$3,380,908	$3,425,922	$3,471,631	$5.84

Occupancy %(5)	68.9%	71.7%	81.5%	84.7%	86.3%
NOI DSCR	1.65x	1.51x	2.34x	2.37x	2.63x
NCF DSCR	1.65x	1.51x	2.34x	2.37x	2.40x
NOI Debt Yield	6.3%	5.7%	8.9%	9.0%	10.0%
NCF Debt Yield	6.3%	5.7%	8.9%	9.0%	9.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	The borrowers purchased notes secured by the NOLA Logistics Portfolio Properties in November 2018 and foreclosed on the NOLA Logistics Portfolio Properties in mid-2019. As such, 2019 represents operations from the trailing 11 months December 2019 annualized.

(3)	UW Gross Potential Rent is based on the March 25, 2021 rent roll.

(4)	The borrower sponsor acquired notes secured by the NOLA Logistics Portfolio Properties, along with other non-collateral properties, in November 2018 through two note sale transactions and then foreclosed on the NOLA Logistics Portfolio Properties in early 2019. The occupancy for the NOLA Logistics Portfolio Properties at acquisition was approximately 68%. Since acquiring the NOLA Logistics Portfolio Properties, the borrower sponsor has executed approximately 185,000 square feet of leases. Historical Net Operating Income growth can be attributed to the 185,000 SF of recent renewals and new leases signed at the NOLA Logistics Portfolio Properties. Additionally, UW Net Operating Income is higher than 1/31/2021 TTM because six leases totaling approximately $416,000 in underwritten base rent and approximately $49,000 in underwritten reimbursements were signed in 2021 and did not represent a full twelve months of rent in the 1/31/2021 TTM.

(5)	Occupancy % shown is as of December 31, of each respective year except for 2018 which is as of January 1, 2019. 1/31/2021 TTM Occupancy % is as of March 25, 2021. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

The NOLA Logistics Portfolio Borrowers deposited at origination (i) approximately $183,412 for property taxes, (ii) $277,215 for existing TI/LCs, (iii) $77,983 for a rent concessions reserve and (iv) $51,600 for deferred maintenance.

Real Estate Taxes and Insurance - The NOLA Logistics Portfolio Borrowers are required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $36,682) and 1/12 of the estimated annual insurance premiums, however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing. The monthly insurance escrow is currently suspended.

Recurring Replacements Reserve - The NOLA Logistics Portfolio Borrowers are required to reserve $9,908 monthly for replacements, subject to a cap of $450,000.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $17,338 per month, subject to a cap of $832,237.

Lockbox and Cash Management. The NOLA Logistics Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts will be deposited into an account designated by the NOLA Logistics Portfolio Borrowers. The NOLA Logistics Portfolio Mortgage Loan requires that during the continuance of a Sweep Event Period, the NOLA Logistics Portfolio Borrowers deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the NOLA Logistics Portfolio Mortgage Loan documents and all excess cash flow

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

funds remaining in the cash management account after the application of such funds in accordance with the NOLA Logistics Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the NOLA Logistics Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the NOLA Logistics Portfolio Borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.20x (based on amortizing debt service payments).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), when the amortizing debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The NOLA Logistics Portfolio Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the NOLA Logistics Portfolio Properties and business interruption insurance for 12 months with a 180 day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

MGM Grand & Mandalay Bay
1 MGM Grand Las Vegas, NV
2 Mandalay Bay Las Vegas, NV
Las Vegas Strip
LAS VEGAS
CLARK COUNTY
Downtown Las Vegas 4 miles
UNLV 2 miles
McCarran International Airport
Twain Ave.
E. Twain Ave.
W. Flamingo Rd.
Flamingo Rd.
Harmon Ave.
Tompkins Rd.
Tropicana Ave.
Reno Ave.
Hacienda Ave.
W. Russell Rd.
W. Oquendo Rd.
W. Post Rd.
Valley View Blvd.
Wynn Rd.
Industrial Rd.
Frank Sinatra Dr.
Dean Martin Dr.
Polaris Ave.
Las Vegas Frwy
S. Las Vegas Blvd.
Giles St.
Koval Ln.
Paradise Rd.
Howard Hughes Pkwy.
Rue de Monte Carlo
LAS VEGAS MONORAIL
15
592
604
Rio Pavilion Conference Center
RIO HOTEL AND CASINO
GOLD COAST
PALMS CASINO RESORT
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
THE LINQ
O'Shea's Casino
FLAMINGO LAS VEGAS
THE CROMWELL
Sands Expo & Convention Ctr.
HARRAH'S/ THE LINQ
FLAMINGO/ CAESAR'S PALACE
HOLIDAY INN CLUB LAS VEGAS
The Meridian Luxury Condos
WESTIN
The Forum Shops at Caesars
The Colosseum
CAESAR'S PALACE
Via Bellagio
Grand Bazaar Shops
BALLY'S
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Miracle Mile Shops
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Veer Towers
CITY CENTER
Panorama Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
Polo Towers
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
MONTE CARLO
Hard Rock Cafe LV
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
Showcase Mall
MGM Shops
MGM GRAND
David Copperfield Theatre
EXCALIBUR
THE NEW TROPICANA
Grand Canyon Helicopters
EXCALIBUR HOTEL & CASINO
HOOTERS CASINO HOTEL
Hollywood Car Museum
Titanic
Hacienda/ Polaris Business Park
LUXOR HOTEL & CASINO
LUXOR
Mandalay Place
Mandalay Bay Theatre
MANDALAY BAY
Hacienda Industrial Park
North Conv. Center
FOUR SEASONS
Allegiant Stadium
Mandalay Bay Event Center
Shark Reef Aquarium at Mandalay Bay
Magic of David Copperfield Museum
South Convention Center
Hotel Row
Bali Hai Golf Club
Welcome to Las Vegas Sign
NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Downtown
Winchester
Sunrise Manor
MUDDY MTS.
Strip
CLARK COUNTY
Enterprise
HENDERSON

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – MGM Grand & Mandalay Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Barclays			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	BBB+sf/AA-(sf)/NR			Location:	Las Vegas, NV
Original Balance(2):	$36,347,000			General Property Type:	Hospitality
Cut-off Date Balance(2):	$36,347,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose(3):	Acquisition			Year Built/Renovated(8):	Various/N/A
Borrower Sponsors:	BREIT Operating Partnership L.P.; MGM			Size(9):	9,748 Rooms
	Growth Properties Operating			Cut-off Date Balance per Room(2):	$167,645
	Partnership LP			Maturity Date Balance per Room(2)(4):	$167,645
Guarantors:	BREIT Operating Partnership L.P.; MGM			Property Manager:	Self Managed
	Growth Properties Operating
	Partnership LP
Mortgage Rate:	3.5580%
Note Date:	2/14/2020
First Payment Date:	4/5/2020
Anticipated Repayment Date(4):	3/5/2030
Maturity Date(4):	3/5/2032			Underwriting and Financial Information(3)(10)
Original Term to Maturity:	120 months			UW NOI:	$520,080,353
Original Amortization Term(4):	0 months			UW NOI Debt Yield(2):	17.9%
IO Period:	120 months			UW NOI Debt Yield at Maturity(2)(4):	17.9%
Seasoning:	14 months			UW NCF DSCR(2):	4.95x
Prepayment Provisions(5):	YM0.5 (35); DEF/YM0.5 (78); O(7)			Most Recent NOI:	$108,822,815 (12/31/2020)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$520,080,353 (12/31/2019)
Additional Debt Type(2)(6):	Pari Passu/Subordinate			3rd Most Recent NOI:	$617,369,266 (12/31/2018)
Additional Debt Balance(2)(6):	$1,597,853,000/$1,365,800,000			Most Recent Occupancy(9):	54.1% (12/31/2020)
Future Debt Permitted (Type)(6):	Yes (Mezzanine)			2nd Most Recent Occupancy(9):	92.1% (12/31/2019)
Reserves(7)				3rd Most Recent Occupancy(9):	91.5% (12/31/2018)
Type	Initial	Monthly	Cap	Appraised Value (as of)(11):	$4,600,000,000 (1/10/2020)
RE Taxes:	$0	Springing	N/A	Appraised Value per Room:	$471,892
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(2)(11):	35.5%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(2)(11):	35.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$1,634,200,000	35.4%	Purchase Price:	$4,600,000,000	99.6%
Junior Notes(1):	$1,365,800,000	29.6%	Closing Costs:	$17,792,163	0.4%
Borrower Sponsor Equity(12):	$1,617,792,163	35.0%
Total Sources:	$4,617,792,163	100.0%	Total Uses:	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”).

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 50 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory B-notes and C-notes with an aggregate Cut-off Date balance of $1,365,800,000 which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes” or “MGM Grand & Mandalay Bay Subordinate Companion Loan”). The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the MGM Grand & Mandalay Bay Senior Loan. The UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the MGM Grand & Mandalay Bay Whole Loan are 2.70x, 2.70x, 9.7%, 9.7%, 65.2% and 65.2%, respectively.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Certain financial and other information presented in this Term Sheet, including the NOI and occupancy information presented in the chart above, is presented on a “look through” basis, based on the rents and receipts of the master lease of MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The UW NCF DSCR and UW NOI Debt Yield presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay Senior Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the YE 2020 adjusted EBITDAR of $108.8 million, the MGM Grand & Mandalay Bay Senior Loan results in a DSCR of 1.85x and on the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x. (which is below the DSCR Threshold –see “Lockbox and Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The Most Recent NOI financials presented above reflects the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Operating History and Underwritten Net Cash Flow” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the chart above for Original Term to Maturity, Maturity Date Balance per Room, UW NOI Debt Yield at Maturity and Maturity Date LTV Ratio are calculated based on the ARD.

(5)	The defeasance lockout period will be 35 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers (as defined below) have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after February 12, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(7)	See “Escrows and Reserves” below.

(8)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(9)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending December 31, 2020, approximately 29.8% of revenues were generated by rooms, 27.1% of revenues were from gaming, 21.0% from food & beverage and 22.2% from other sources.

(10)	The MGM Grand & Mandalay Bay Whole Loan was originated, and certain NOI, NCF and occupancy information and the appraised value were determined, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the MGM Grand & Mandalay Bay Whole Loan was underwritten, based on such prior information. In addition, the pandemic is an evolving situation, and could further adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield Metrics presented above and herein.

(11)	The aggregate Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(12)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Mortgage Loan. The fifth largest mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a whole loan (the “MGM Grand & Mandalay Bay Whole Loan”) in the original principal amount of $3,000,000,000. The MGM Grand & Mandalay Bay Whole Loan is secured by a first priority fee mortgage encumbering the MGM Grand resort (the “MGM Grand”) and Mandalay Bay resort (the “Mandalay Bay”) (each a “Property” and together, the “Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 50 pari passu senior promissory notes with an aggregate principal amount of $1,634,200,000 and (ii) 24 promissory notes with an aggregate principal amount of $1,365,800,000 which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Subordinate Notes”). The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-14-7, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $36.347 million, which is being contributed to the MSC 2021-L5 securitization trust. The remaining MGM Grand & Mandalay Bay Senior Notes (collectively, the “MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans”), have been or are expected to be transferred to securitization trusts or may be otherwise transferred at any time. The MGM Grand & Mandalay Bay Whole Loan is being serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and MGM Grand & Mandalay Bay Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: B+)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively. All such appraised values were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information.

MGM Grand & Mandalay Bay Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
MGM Grand & Mandalay Bay Mortgage Loan
A-14-7	$36,347,000	$36,347,000	MSC 2021-L5	No
MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-13-9, A-15-9	$79,985,667	$79,985,667	Benchmark 2021-B24	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	No
A-14-6	$36,500,000	$36,500,000	WFCM 2021-C59	No
A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11, A-16-12(1)	$162,347,000	$162,347,000	SGFC	No
Total (Senior Notes)	$1,634,200,000	$1,634,200,000
MGM Grand & Mandalay Bay Subordinate Notes(2)
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Total (Whole Loan)	$3,000,000,000	$3,000,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(3)	The MGM Grand & Mandalay Bay Whole Loan is being serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA securitization trust. The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

The Borrowers and the Borrower Sponsors. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the MGM Grand & Mandalay Bay Borrowers is a Delaware limited liability company and single purpose entity with two independent directors.

On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 SF of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice due to the COVID-19 pandemic. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020 and in place through February 2021, MGM temporarily closed the hotel tower operations at the Mandalay Bay Property from Monday through (and including) Wednesday each week. The casino, restaurants and certain other amenities at the Mandalay Bay Property remained open throughout the week. As of March 2021, the hotel tower operations at the Mandalay Bay Property are now available seven days a week. The MGM Grand & Mandalay Bay Whole Loan is current through the March 2021 payment date and as of March 16, 2021, no loan modification or forbearance requests have been made. Additionally, all master lease payments are current, and no master lease modification requests have been made. See “Risk Factors—Risks Related to Market Conditions—The Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	Sep 2020 TTM(1)	YE 2020(1)	UW(1)
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$75	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$33	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$109	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	3.6%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	0.4x	1.8x
Senior-Note Debt Service Coverage(4)	10.4x	11.7x	8.8x	6.4x	4.9x	5.4x	5.6x	6.8x	7.3x	8.2x	9.6x	10.3x	10.5x	8.8x	8.3x	6.5x	3.8x	1.8x	8.8x
Whole Loan Debt Service Coverage(4)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	4.5x	3.5x	2.1x	1.0x	4.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, the $222 million presented above represents the adjusted September 2020 TTM EBITDAR and the $109 million presented above represents the adjusted YE 2020 EBITDAR, all of which take into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the respective TTM and year-end periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Operating History and Underwritten Net Cash Flow” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(4)	Calculations are based on EBITDAR for each respective period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sep 2020 TTM(2)	YE 2020(2)
RevPAR	$154	$162	$145	$112	$112	$128	$137	$138	$151	$155	$162	$167	$169	$174	$172	$161	$126	$90
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66	$0.49
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	20%	15%

(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sep 2020 TTM(2)	YE 2020(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186	$143	$100
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49	$0.33
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%	19%	10%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%

(1)	Source: Las Vegas Convention and Visitors Authority

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years through year-end 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Property Competitive Summary
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the National Football League’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

Historical Occupancy, ADR, RevPAR – Competitive Set (MGM Grand)
	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set (Mandalay Bay)
	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the MGM Grand & Mandalay Bay Property:

Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	2020	U/W	%(2)	U/W Per Room(3)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	54.1%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$174.92	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$94.62	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$242,653,190	$635,408,160	30.2%	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	221,109,735	379,532,959	18.0%	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	171,162,502	629,566,379	29.9%	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	180,684,674	461,787,990(4)	21.9%	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$815,610,101	$2,106,295,488	100.0%	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	144,539,055	265,201,312	12.6%	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	140,438,708	223,320,361	10.6%	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	154,636,674	449,487,794	21.3%	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	116,372,807	304,747,043	14.5%	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$555,987,244	$1,242,756,510	59.0%	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	(11)	102,493,739	4.9%	$10,514
Property Administration(5)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	(11)	170,530,197	8.1%	$17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	(11)	42,793,494	2.0%	$4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	(11)	27,641,195	1.3%	$2,836
Management Fee	0	0	0	0	0	(11)	0	0.0%	$0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$233,177,472	$343,458,625	16.3%	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(6)	$0	0.0%	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815	$520,080,353	24.7%	$53,353

FF&E(7)	0	0	0	0	0	0	32,774,592	1.6%	$3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(8)	$487,305,761	23.1%	$49,990

NOI DSCR(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NCF DSCR(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NOI Debt Yield(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%
NCF Debt Yield(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents percent of Total Revenue for all fields.

(3)	Based on 9,748 guest rooms.

(4)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(5)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(6)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the 2020 period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The 2020 EBITDAR of approximately $108.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the 2020 period).

(7)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date of the Four Seasons Management Agreement.

(8)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its 2020 Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

(9)	On January 14, 2020, MGP OP, an affiliate of BREIT OP and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.6 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into the “MGM/Mandalay Lease with two, 10-year renewal options with MGM Tenant, a wholly-owned subsidiary of MGM. Certain financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The U/W DSCR based on NCF and U/W Debt Yield based on NOI presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W DSCR based on NCF, and the U/W Debt Yield Based on NCF for the MGM Grand & Mandalay Bay Senior Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Historical NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are unavailable based on this calculation. Historical debt service coverage based on EBITDAR is shown in the table above titled Historical EBITDAR. Based on the YE 2020 adjusted EBITDAR of $108.8 million, the MGM Grand & Mandalay Bay Senior Loan results in a DSCR of 1.85x and on the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x. (which is below the DSCR Threshold –see “Lockbox and Cash Management” herein for more detail).

(10)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated based on the MGM Grand & Mandalay Bay Senior Notes.

(11)	During 2020, MGM updated its internal reporting system which changed the presentation of property-level financial information at the division and department level. For this reason, the allocation of certain operating expenses is unavailable. The Property Maintenance, Property Administration, Marketing & Advertising, Fixed Expenses and Management Fee for 2020 are presented in the aggregate under Total Operating Expenses.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to the MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/B+ by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control the MGM Grand & Mandalay Bay Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

$151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million, which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves.

At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each payment date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. An MGM Grand & Mandalay Bay Trigger Period (as defined below) occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a DSCR Trigger (as defined below) in April 2021, and all cash is being swept to a lender-controlled cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guaranteeing all amounts required to be deposited in the Excess Cash Flow Reserve (as defined below) in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

Under the terms of the MGM Grand & Mandalay Bay Whole Loan documents, if an MGM Grand & Mandalay Bay Trigger Period no longer exists, amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. During the continuation of an MGM Grand & Mandalay Bay Trigger Period (as defined below), the MGM Grand & Mandalay Bay Borrowers are required to establish a cash management account (which has been established due to the current MGM Grand & Mandalay Bay Trigger Period) and, at least two times per week, the clearing account bank is required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank is required to apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan). As described above, with respect to the current MGM Grand & Mandalay Bay Trigger Period, a guaranty has been provided in lieu of sweeping excess cash flow into the Excess Cash Flow Reserve.

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the MGM Grand & Mandalay Bay Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the MGM Grand & Mandalay Bay Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. As long as (i) the MGM Grand & Mandalay Bay Borrowers have not failed to repay the MGM Grand & Mandalay Bay Whole Loan in full on the ARD, (ii) no event of default has occurred and is continuing or (iii) BREIT OP owns a direct or indirect interest in the MGM Grand & Mandalay Bay Borrowers, the MGM Grand & Mandalay Bay Borrowers have the right to cause certain affiliated guarantor(s) (as more particularly set forth

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

in the MGM Grand & Mandalay Bay Whole Loan documents) to deliver an excess cash flow guaranty to the lender in lieu of depositing excess cash into the excess cash reserve subject to conditions as described in the MGM Grand & Mandalay Bay Whole Loan documents.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the MGM Grand & Mandalay Bay Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Additional Secured Indebtedness (not including trade debts). In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,597,853,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Subordinate Note Summary
	B-Note/C-Note Original Principal Balance	B-Note/C-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV
MGM Grand & Mandalay Bay Subordinate Companion Loans	$1,365,800,000	3.5580%	120	0	120	2.70x	9.7%	65.2%
(1)	The Total Debt UW NCF DSCR and Total Debt UW NOI Debt Yield presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. Historical Whole Loan DSCR and Whole Loan Debt Yield are unavailable based on this calculation. Historical debt service coverage ratio based on EBITDAR is shown in the table above titled Historical EBITDAR. Based on the YE 2020 adjusted EBITDAR of $108.8 million, the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x. (which is below the DSCR Threshold –see “Lockbox and Cash Management” herein for more detail).

Mezzanine Loan and Preferred Equity Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to allow a parent entity to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Release of Property. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the allocated loan amount (“ALA”) of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”)). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

MGM Grand & Mandalay Bay Borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA will be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer will be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer will be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

Lake Jackson
Elinor Klapp-Phipps Park
Maclay Gardens State Park
Lake Hall
Quail Rise
Centerville Rd.
Thomasville Rd.
Killearn Country Club
N. Meridian Rd.
Maclay Rd.
Village Commons Shopping Ctr.
Lake Breeze
Rosehill
Killearn Estates
N. Monroe St.
Old Bainbridge Rd.
Killearn Shopping Center
Lakeshore
Fred George Rd.
Capital Circle NE
Olson Rd.
Centerville Rd.
LEON COUNTY
Miccosukee Rd.
Jacksonville 155 miles
Pensacola 187 miles
The Centre of Tallahassee
Thomasville Rd.
Capital Regional Medical Ctr.
Hidden Valley
Hartsfield Rd.
Golden Park
Centerville Rd.
Mahan Dr.
Pedrick Rd.
W. Tharpe St.
TALLAHASSEE
Buck Lake Rd.
Capital West Shopping Center
Tallahassee Memorial HealthCare
Goodwood Museum & Gardens
Fallschase Village Center
Meadow Hills
Mission Rd.
Governor's Mansion
E. Tennessee St.
Upper Lake Lafayette
W. Tennessee St.
Capital Circle SW
Tallahassee Community College
University Village
Governor's Park
Tim Brown Park
Florida State University
DOWNTOWN TALLAHASSEE
E. Park Ave.
Capital Circle NE
Piney Z Lake
W. Pensacola St.
Parkway Center
Governor's Square
Doak Campbell Stadium
Donald L. Tucker Civic Ctr.
State Capitol
Apalachee Pkwy.
Jackson Bluff Rd.
Myers Park
Cross Creek Square
Piney Z
Apalachee Pkwy.
Innovation Park-Tallahassee
Bragg Memorial Stadium
Florida A&M University
Capital City Country Club
Timberlake
Recr. SportsPlex
Alfred Lawson Jr. Multipurpose Ctr.
South City
Hilaman Golf Course
Seminole Golf Course
Tallahassee Museum
Old Saint Augustine Rd.
W. Orange Ave.
E. Orange Ave.
Tallahassee International Airport
Lake Bradford
Gene Cox Stadium
Lullwater at Blair Stone
3501 South Blair Stone Road
Tallahassee, FL 32301
Jake Gaither Golf Course
Southwood Village
Ridge Rd.
North Florida Fair
SouthWood Golf Club
Tram Rd.
Capital Circle SE
Capital Circle Office Center
Oak Ridge
Tram Rd.
Woodville Hwy.
APALACHICOLA NATIONAL FOREST
Wilkinson Woods
27
155
319
10
61
90
366
263
373
363
GEORGIA
TALLAHASSEE
JACKSONVILLE
Gainesville
Ocala
Daytona Beach
Atlantic Ocean
ORLANDO
TAMPA
ST. PETERSBURG
Clearwater
Lakeland
Melbourne
Palm Bay
FLORIDA
Sarasota
Port St. Lucie
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
FORT LAUDERDALE
MIAMI
Naples
Key West

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Lullwater at Blair Stone

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Barclays	Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR	Location:	Tallahassee, FL 32301
Original Balance:	$31,360,000	General Property Type:	Multifamily
Cut-off Date Balance:	$31,360,000	Detailed Property Type:	Garden
% of Initial Pool Balance:	3.8%	Title Vesting:	Fee
Loan Purpose:	Acquisition	Year Built/Renovated:	2019/N/A
Borrower Sponsors:	John E. Carter; Robert Dallas Whitaker,	Size:	244 Units
Jr.; Gael Ragone; Ray Hutchinson;	Cut-off Date Balance per Unit:	$128,525
Carter Exchange Fund Management	Maturity Date Balance per Unit:	$128,525
Company, LLC	Property Manager:	Allegiant Management, LLC
Guarantors:	John E. Carter; Robert Dallas
Whitaker, Jr.; Gael Ragone; Ray
Hutchinson
Mortgage Rate:	3.8100%
Note Date:	3/4/2021
First Payment Date:	4/6/2021
Maturity Date:	3/6/2031
Original Term to Maturity:	120 months	Underwriting and Financial Information(2)
Original Amortization Term:	0 months	UW NOI:	$2,498,389
IO Period:	120 months	UW NOI Debt Yield:	8.0%
Seasoning:	2 months	UW NOI Debt Yield at Maturity:	8.0%
Prepayment Provisions:	LO (26); DEF (90); O (4)	UW NCF DSCR:	2.01x
Lockbox/Cash Mgmt Status:	Springing/Springing	Most Recent NOI:	$1,465,934 (1/31/2021 TTM)
Additional Debt Type:	N/A	2nd Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A	3rd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)	Most Recent Occupancy(4):	98.3% (3/1/2021)
Reserves(1)	2nd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	N/A
RE Tax:	$197,863	$39,573	N/A	Appraised Value (as of):	$51,000,000 (2/25/2021)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$209,016
Recurring Replacements:	$0	$5,083	N/A	Cut-off Date LTV Ratio:	61.5%
Debt Service Reserve:	$302,853	$0	N/A	Maturity Date LTV Ratio:	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,360,000	58.8%	Purchase Price:	$51,000,000	95.7%
Borrower Equity:	$21,936,262	41.2%	Closing Costs(5):	$1,795,546	3.4%
			Reserves:	$500,716	0.9%
Total Sources:	$53,296,262	100.0%	Total Uses:	$53,296,262	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Lullwater at Blair Stone Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lullwater at Blair Stone Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	Historical occupancy and net operating income are not available as the Lullwater at Blair Stone Property (as defined below) is newly constructed.

(4)	Most Recent Occupancy excludes two model units.

(5)	Closing Costs exclude certain prorations and reimbursements back to borrower affiliates, and include an approximately $1.2 million reserve held at the master lessee level.

The Mortgage Loan. The sixth largest mortgage loan (the “Lullwater at Blair Stone Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,360,000. The Lullwater at Blair Stone Mortgage Loan is secured by a first priority fee mortgage encumbering a 244-unit garden-style multifamily property located in Tallahassee, Florida (the “Lullwater at Blair Stone Property”).

The Borrower and the Borrower Sponsors. The borrower is CX Lullwater at Blair Stone, DST (the “Lullwater at Blair Stone Borrower”), a Delaware statutory trust (“DST”) with one trustee that is a special purpose entity and has an independent director. The signatory trustee and trust manager of the borrower is CX Lullwater at Blair Stone Manager, LLC, a newly formed Delaware limited liability company (the “Signatory Trustee”). The Lullwater at Blair Stone Borrower has master leased the Lullwater at Blair Stone Property to a master lessee affiliated with the guarantors. See “Delaware Statutory Trust Master Lease” below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

John E. Carter, Robert Dallas Whitaker, Jr., Ray Hutchinson, and Gael Ragone are the non-recourse carveout guarantors, and along with Carter Exchange Fund Management Company, LLC, are the borrower sponsors with respect to the Lullwater at Blair Stone Mortgage Loan. As of March 2021, John E. Carter, Robert Dallas Whitaker, Jr., Ray Hutchinson, and Gael Ragone report that they have executed over $76 billion of commercial real estate transactions in a variety of areas including acquisitions, development, leasing and capital raising. Additionally, they have held executive leadership roles at national real estate firms, including Apartment Realty Advisors, Carter & Associates, LLC, Carter/Validus REIT Investment Management Company, LLC, Benchmark Asset Management LLC and Colonial Properties Trust. Since establishing the leadership team mentioned above, Carter Exchange Fund Management Company, LLC has invested in five multifamily properties totaling 1,505 units and valued at approximately $239 million.

The Property. The Lullwater at Blair Stone Property is a 244-unit, garden-style apartment complex located in Tallahassee, Florida and was built in 2019. The Lullwater at Blair Stone Property is comprised of 11 two- and four-story apartment buildings and two clubhouse buildings that are situated on a 26.2-acre site about five miles from downtown Tallahassee and adjacent to an approximately 10 acre nature preserve. The Lullwater at Blair Stone Property is located in the master-planned SouthWood community, which features over 3,300 total acres, including parks, hiking trails, single family homes, apartment complexes, townhomes, restaurants, a golf course with a restaurant, schools, office space, and a community center with adult- and kid-friendly pools and tennis courts.

The Lullwater at Blair Stone Property offers six different floor plans that include one-, two- and three-bedroom units. As of March 1, 2021, the Lullwater at Blair Stone Property was 98.3% leased. The Lullwater at Blair Stone Property also includes two clubhouse buildings that house a community room and kitchen, fitness room, recreation room, business center, multi-purpose room, common toilet rooms and administrative offices. In addition to the two clubhouse buildings, the Lullwater at Blair Stone Property has two swimming pools, a tot-lot, a dog park, a laundry facility and multiple barbeque areas. Unit amenities include nine-foot ceilings, built-in computer nooks, energy efficient appliances, walk-in closets, granite counter tops, sunrooms, wood-grain flooring and select units have in unit washers and dryers. There are 457 parking spaces, representing 402 open spaces, 44 unit specific garage spaces and 11 disabled-access spaces.

The following table presents detailed information with respect to the Lullwater at Blair Stone Property:

Lullwater at Blair Stone Unit Mix(1)
Unit Type	Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom(3)	96	39.3%	90	95.7%	973	$1,303	$1.34
Two Bedroom	112	45.9%	112	100.0%	1,264	$1,460	$1.16
Three Bedroom	36	14.8%	36	100.0%	1,441	$1,669	$1.16
Total/Wtd. Avg.	244	100.0%	238	98.3%	1,181	$1,432	$1.21

(1)	Based on the underwritten rent roll dated March 1, 2021.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

(3)	One Bedroom occupancy excludes two model units.

COVID-19 Update. The Lullwater at Blair Stone Mortgage Loan is current as of the April debt service payment and as of April 7, 2021 is not subject to any forbearance, modification or debt service relief requests. As of April 7, 2021, the borrower sponsors reported that the Lullwater at Blair Stone Property is open and operating including all amenities and common areas. As of April 7, 2021, the borrower sponsors reported that, of the 242 occupied units, 98.3% of tenants had paid full rent for March 2021 resulting in collections of 98.1% for March 2021 at the Lullwater at Blair Stone Property. Excluding the two model units, the Lullwater at Blair Stone Property remains 98.3% occupied as of March 1, 2021.

The Market. The Lullwater at Blair Stone Property is located in Tallahassee, Florida, within the Tallahassee Metro apartment market and East Tallahassee submarket. The Lullwater at Blair Stone Property is approximately five miles from downtown Tallahassee and is provided regional access by US 90 and US 27. Within a mile of the Lullwater at Blair Stone Property, there are three main neighborhood shopping centers: Governor’s Marketplace, Shoppes on the Parkway and Governors Crossing. Those three retail centers are home to major national retailers and restaurants, including Dick’s Sporting Goods, PetSmart, Family Dollar, Five Below and Panera Bread. The major employers in the area are Florida State University, Tallahassee Memorial and Florida A&M University, which are all located within six miles of the Lullwater at Blair Stone Property. As of the fourth quarter of 2020, the Tallahassee Metro apartment market contained 30,242 units with a vacancy rate of 5.2% and average asking rent of $1,042 per unit. Additionally, the East Tallahassee submarket contained 12,422 units with a vacancy rate of 4.6% and average asking rent of $1,074.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Lullwater at Blair Stone Property was 6,111, 41,702, and 106,425, respectively, and the estimated 2020 average household income within the same radii was approximately $85,053, $70,524, and $66,446, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to comparable rental properties to the Lullwater at Blair Stone Property:

Comparable Rental Properties
Property	Distance from Subject	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit(1)	Average Rent per Unit(1)	Average Monthly Rent PSF(1)
Lullwater at Blair Stone(2)	N/A	2019	98.3%(3)	244	1BR 2BR 3BR	973 1,264 1,441	$1,303 $1,460 $1,669	$1.34 $1.16 $1.16
The Westcott	2.8 miles	2000	93.0%	444	1BR 2BR 3BR	867 1,224 1,604	$1,000 $1,208 $1,540	$1.16 $0.99 $0.96
Capital Place at Southwood	0.7 miles	2013	95.0%	216	1BR 2BR 3BR	827 1,234 1,486	$1,090 $1,219 $1,564	$1.32 $0.99 $1.05
Evergreen at Southwood	0.4 miles	2018	98.0%	288	1BR 2BR 3BR	765 1,041 1,303	$1,176 $1,328 $1,600	$1.55 $1.28 $1.23
Apalachee Point	2.2 miles	2017	96.0%	200	1BR 2BR 3BR	768 1,167 1,532	$990 $1,244 $1,545	$1.29 $1.07 $1.01
Provenza at Southwood	0.2 miles	2007	95.0%	248	1BR 2BR 3BR	992 1,284 1,305	$1,126 $1,406 $1,172	$1.18 $1.11 $0.90
The Park at Southwood	0.8 miles	2010	95.0%	272	1BR 2BR 3BR	798 1,077 1,260	$1,084 $1,254 $1,399	$1.36 $1.17 $1.11

Source: Appraisal, unless otherwise indicated.

(1)	Averages based on number of occupied units of each unit type for the Lullwater at Blair Stone Property and exclude the two one bedroom model units.

(2)	Based on the underwritten rent roll dated March 1, 2021.

(3)	Occupancy excludes two model units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Lullwater at Blair Stone Property:

Cash Flow Analysis(1)(2)
	1/31/2021 TTM(3)	UW(3)	UW Per Unit
Gross Potential Rent	$4,115,459	$4,151,709	$17,015.20
Other Income(4)	$232,647	$318,611	$1,305.78
Vacancy, Concessions and Collection Loss	($1,447,342)	($288,906)	($1,184.04)
Effective Gross Income	$2,900,764	$4,181,413	$17,136.94

Real Estate Taxes	$488,840	$694,320	$2,845.57
Insurance	$90,529	$95,300	$390.57
Other Expenses	$855,461	$893,404	$3,661.49
Total Expenses	$1,434,830	$1,683,024	$6,897.64

Net Operating Income	$1,465,934	$2,498,389	$10,239.30
Capital Expenditures	$0	$61,000	$250.00
Net Cash Flow	$1,465,934	$2,437,389	$9,989.30

Occupancy %(5)	98.3%	93.5%
NOI DSCR	1.21x	2.06x
NCF DSCR	1.21x	2.01x
NOI Debt Yield	4.7%	8.0%
NCF Debt Yield	4.7%	7.8%

(1)	Historical occupancy and net operating income are not available as the Lullwater at Blair Stone Property is newly constructed.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the UW.

(3)	The increase in UW Net Operating Income from 1/31/2021 TTM Net Operating Income is primarily driven by the lease-up of the Lullwater at Blair Stone Property after its construction as well as historical concessions that are no longer provided. In order to quickly lease up the Lullwater at Blair Stone Property after construction, the seller offered some tenants up to 1.5 months of free rent. As of March 1, 2021, the Lullwater at Blair Stone Property is 98.3% occupied and concessions are no longer being offered to new tenants or renewals.

(4)	Other Income is comprised of application/credit fees, parking revenue, storage, phone and cable fees, washer and dryer rentals, trash and water income and other miscellaneous income.

(5)	1/31/2021 TTM Occupancy % represents physical occupancy as of March 1, 2021 and excludes two model units. UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

Escrows and Reserves.

Real Estate Taxes Reserve – The Lullwater at Blair Stone Mortgage Loan documents provide for an upfront reserve of approximately $197,863 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Reserve – In the event that the Lullwater at Blair Stone Property is no longer insured under an approved blanket insurance policy, monthly deposits of 1/12 of the estimated annual insurance premiums will be required under the Lullwater at Blair Stone Mortgage Loan documents.

Recurring Replacements Reserve – The Lullwater at Blair Stone Mortgage Loan documents provide for monthly deposits of approximately $5,083 into a reserve for approved capital expenditures.

Debt Service Reserve – The Lullwater at Blair Stone Mortgage Loan documents provide for an upfront reserve of approximately $302,853 into a debt service reserve. Funds in the debt service reserve will be released from and after March 4, 2022, provided that (i) the amortizing debt service coverage ratio is greater than or equal to 1.39x (an interest-only equivalent of 2.01x) for two consecutive calendar quarters; (ii) occupancy at the Lullwater at Blair Stone Property is at least 95% for two consecutive calendar quarters and (iii) no event of default then exists.

Lockbox and Cash Management. The Lullwater at Blair Stone Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Clearing Account Event (as defined below), the Lullwater at Blair Stone Borrower is required to establish and maintain a lockbox account for the benefit of the lender and will be required to deposit into the lockbox account then current amounts in the Lullwater at Blair Stone Borrower’s possession and thereafter within one business day after receipt all master lease rent amounts received by the Lullwater at Blair Stone Borrower or property manager. During the continuance of a Cash Management Period (as defined below), amounts deposited in the lockbox account are required to be transferred once every business day into an account established by the lender (the “Cash Management Account”) and, on each payment date, all funds in the Cash Management Account are required to be applied in accordance with the Lullwater at Blair Stone Mortgage Loan documents including excess cash flow being reserved in a sub-account during the continuance of such Cash Management Period. Upon a mortgage loan event of default, the lender may require the master lessee to establish a second lockbox account (the “MT Clearing Account”) for the benefit of the lender and deposit all amounts in excess of the master lease rent into such MT Clearing Account. Such amounts in the MT Clearing Account will accumulate and the lender will not have the right to apply such amounts to the Lullwater at Blair Stone Mortgage Loan unless and until there is an event of default under the master lease, at which time the lender may access the funds in the MT Clearing Account and apply them to the Lullwater at Blair Stone Mortgage Loan.

“Clearing Account Event” means either (a) the amortizing debt service coverage ratio being less than 1.20x (an interest-only equivalent of 1.74x) for any calendar quarter or (b) the first occurrence of a Cash Management Period.

“Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default or (ii) the occurrence of the amortizing debt service coverage ratio being less than 1.20x (an interest-only equivalent of 1.74x) for two consecutive calendar quarters, and (B) expiring upon (i) with respect to clause (i) above, the cure of such event of default and (ii) with respect to clause (ii) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x (an interest-only equivalent of 1.81x) for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Lullwater at Blair Stone Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Lullwater at Blair Stone Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Delaware Statutory Trust Master Lease. The Lullwater at Blair Stone Borrower is a DST. The Signatory Trustee pursuant to the borrower’s trust agreement has full power and authority to manage the Lullwater at Blair Stone Property and the activities and affairs of the Lullwater at Blair Stone Borrower, subject to certain DST restrictions related to the operation of the Lullwater at Blair Stone Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

In order to accommodate the DST structure (and address the DST restrictions), the Lullwater at Blair Stone Borrower entered into a master lease with the master lessee. The master lessee is structured as a special purpose entity. Under the master lease, the entire Lullwater at Blair Stone Property is leased to the master lessee which subleases the residential units at the Lullwater at Blair Stone Property to residential tenants. The master lessee’s interest in all tenant rents was collaterally assigned to the Lullwater at Blair Stone Borrower, which in turn collaterally assigned its interest to the lender. The lender has the ability to cause the Lullwater at Blair Stone Borrower to terminate the master lease upon the occurrence of certain defaults by the master lessee under the master lease or the tenant/landlord subordination and assignment, or in connection with a foreclosure/deed-in-lieu thereof by the lender. Rent under the master lease consists of: (a) base rent (equal to the debt service and other amounts owed pursuant to the Lullwater at Blair Stone Mortgage Loan documents), (b) additional rent (equal to the amount that gross revenues exceed the additional rent breakpoint as set forth in the master lease) and (c) supplemental rent (equal to 90% of the amount by which gross revenue exceeds the supplemental rent breakpoint as set forth in the master lease). The borrower sponsors have 100.0% ownership in the master lessee as of the origination date, and are required under the loan documents to at all times retain no less than 51% ownership and control of the master lessee. The master lease is subordinate to the Lullwater at Blair Stone Mortgage Loan and expires after the maturity date of the Lullwater at Blair Stone Mortgage Loan. The Lullwater at Blair Stone Mortgage Loan documents require the Lullwater at Blair Stone Borrower to convert from a DST to a Delaware limited liability company upon the occurrence of, among other things, (a) any event that causes the Signatory Trustee to cease to be the signatory trustee of the Lullwater at Blair Stone Borrower, (b) any event resulting in the dissolution of the Lullwater at Blair Stone Borrower, (c) an event of default (or if the lender determines that an event of default is imminent, including if the Lullwater at Blair Stone Mortgage Loan is not repaid on or before the maturity date). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

Woods on LaMonte
4800 LaMonte Lane
Houston, TX 77092
HOUSTON
George Bush Intcl. Airport 13 miles
Gulf Bank Rd
Acres Homes
W. Montgomery Rd
Victory Dr
TC Jester Blvd
Little York Rd
North Frwy
Greater Inwood
Wheatley St
United Memorial Medical Ctr.
Tidwell Rd
Northside
Corporate Park Northwest
Forest West Shopping Ctr.
Exile Tech.
Hempstead Hwy
Blalock Rd
Shepherd Dr
Yale St
Francesca's Holdings Corporation
W. 43rd St
Central Northwest
Watonga Blvd
Northwest Frwy
Langwood
Bingle Rd
TC Jester Park
Rosslyn Rd
Ella Blvd
Pine Forest Business Park
Kempwood Dr
Kempwood Plaza
34th St. Business Park
W. 34th St
Northbrook Center
Northway Shopping Center
Keystone Plaza
Shepherd Forest
North Loop
Hammerly Blvd
Bingle Square
Westview
The Shops at Hilshire Village
Long Point Rd
Dyer Stadium
Shady Acres
T.C. Jester Blvd
W. 20th St
W. 18th St
Spring Branch East
Houston Heights
Woodland Heights
Westview Dr
Wirt Rd
Antoine Dr
Blalock Shopping Center
Spring Valley
Hilshire Village
Shoppes at Memorial Village
Marq-E Entertainment Center
Post Oak Rd
W. 11th St
Quest Business Agency
DataSource Inc.
Curtis Steel
Merchants Park
Katy Frwy
Hedwig Village
Memorial Dr
Petrolia Energy Corp.
Intertek
Steelcase Inc.
Hunters Creek Village
Chimney Rock Rd
HARRIS COUNTY
Memorial Park
Memorial Park GC
Downtown Houston 5 miles
Washington Ave
Piney Point Rd
Voss Rd
West Loop
Houston Arboretum & Nature Center
Greenbay St
Houston CC
Woodway Dr
IBM
Sabine Park
Piney Point Village
Tanglewood
Sage Rd
Uptown Park
Consulate General of Brazil
Consulate General of Russia
River Oaks CC
Kirby Dr
River Oaks Shopping Ctr.
Gray St
Memorial Dr
Woodway Collection
Four Oaks Place
Willowick Rd
San Felipe St
Four Leaf Towers
Tanglewood Court
Uptown
Post Oak Plaza
River Oaks
45
290
261
610
10
90

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – Woods on LaMonte

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):		NR/NR/NR		Location:	Houston, TX 77092
Original Balance:		$29,835,000		General Property Type:	Multifamily
Cut-off Date Balance:		$29,835,000		Detailed Property Type:	Garden
% of Initial Pool Balance:		3.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1978/2021
Borrower Sponsor:		American Realty Investors		Size(2):	531 Units
Guarantors:		Kenneth L. Hatfield; Michael G.		Cut-off Date Balance per Unit:	$56,186
		Tombari; Stanley Beraznik		Maturity Date Balance per Unit:	$56,186
Mortgage Rate:		3.6900%		Property Manager:	American Realty Investors I, L.P.
Note Date:		3/1/2021			(borrower-related)
First Payment Date:		4/1/2021
Maturity Date:		3/1/2031
Original Term to Maturity:		120 months		Underwriting and Financial Information(3)
Original Amortization Term:		0 months		UW NOI:	$2,444,296
IO Period:		120 months		UW NOI Debt Yield:	8.2%
Seasoning:		2 months		UW NOI Debt Yield at Maturity:	8.2%
Prepayment Provisions:		LO (26); DEF (89); O (5)		UW NCF DSCR:	2.05x
Lockbox/Cash Mgmt Status:		Springing/Springing		Most Recent NOI:	$2,563,029 (1/31/2021 TTM)
Additional Debt Type:		N/A		2nd Most Recent NOI:	$2,531,018 (12/31/2020)
Additional Debt Balance:		N/A		3rd Most Recent NOI:	$2,453,771 (12/31/2019)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy(2):	91.7% (2/25/2021)
Reserves(1)				2nd Most Recent Occupancy(2):	91.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	87.8% (12/31/2019)
RE Tax:	$188,334	$62,778	N/A	Appraised Value (as of):	$46,500,000 (1/22/2021)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$87,571
Recurring Replacements:	$233,938	$13,098	N/A	Cut-off Date LTV Ratio:	64.2%
Deferred Maintenance:	$266,063	$0	N/A	Maturity Date LTV Ratio:	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,835,000	100.0%	Loan Payoff:	$12,080,593	40.5%
			Return of Equity:	$16,555,710	55.5%
			Reserves:	$688,334	2.3%
			Closing Costs:	$510,363	1.7%
Total Sources:	$29,835,000	100.0%	Total Uses:	$29,835,000	100.0%

(1)	See “Escrows and Reserves” below.

(2)	Includes 12 employee units at the Woods on LaMonte Property (as defined below) that receive a full or partial rent discount. These units are underwritten as vacant.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Woods on LaMonte Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Woods on LaMonte Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “Woods on LaMonte Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,835,000 secured by a first priority fee mortgage encumbering a multifamily property located in Houston, Texas (the “Woods on LaMonte Property”).

The Borrower and the Borrower Sponsor. The borrower is W-Lomonte Limited Partnership (the “Woods on LaMonte Borrower”), a single-purpose Delaware limited partnership with no independent directors. The borrower sponsor is American Realty Investors and the non-recourse carve-out guarantors are Kenneth L. Hatfield, Michael G. Tombari and Stanley Beraznik. American Realty Investors is a Houston-based, fully-integrated real estate investment and management company that has been active in North America for over 30 years, and includes acquisition, property management, asset management, construction, and financial reporting divisions. In 1988, American Realty Investors began to purchase assets in Texas, growing from 15 employees to over 150 over a few years and growing its portfolio to include more than 5,000 units and 2.2 million SF of office and retail space. Kenneth L. Hatfield and Michael G. Tombari, serve as the chief operating officer and the chief financial officer, respectively, of American Realty Investors, and are the managing members of both the general partner, and of an approximately 17.7% limited partner, of the Woods on LaMonte Borrower. Stanley Beraznik is the founder and managing partner of 29th Street Capital, a privately held real estate investment firm, an affiliate of which owns an approximately 31.0% limited partnership interest in the Woods on LaMonte Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

The Property. The Woods on LaMonte Property is a 531-unit, 408,083 aggregate SF, Class B garden-style apartment complex located in Houston, Texas. The Woods on LaMonte Property consists of 47 two-story residential buildings and a single-story office/clubhouse building situated on 17.17 acres, and has 779 parking spaces. The unit mix comprises one-, two- and three-bedroom floorplans, and has an average unit size of 769 SF. The Woods on LaMonte Property was built in 1978, and was most recently renovated in 2021, with approximately $1.7 million being invested in capital improvements. As of February 25, 2021, the Woods on LaMonte Property was 91.7% occupied, with average in-place rent of $757/unit ($0.98 PSF). Community wide amenities include a leasing office, two swimming pools, four laundry rooms, picnic/grilling area, carports and six access gates. Interior amenities include double-bowl stainless steel kitchen sink with disposal, vinyl plank flooring, ceiling fans, walk-in closets, patio/balcony and fireplace and washer/dryer in select units.

The following table presents certain information relating to the unit mix at the Woods on LaMonte Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent per SF
One-Bedroom	418	380	90.9%	663	$690	$1.04
Two-Bedroom	101	95	94.1%	1,111	$951	$0.86
Three-Bedroom	12	12	100.0%	1,571	$1,328	$0.85
Total/Wtd. Avg.	531	487	91.7%	769	$757	$0.98

Source: Borrower rent roll dated February 25, 2021.

COVID-19 Update. As of April 1, 2021, the Woods on LaMonte Mortgage Loan is current as of its April debt service payment and is not subject to any forbearance, modification or debt service relief request. As of April 7, 2021 the borrower sponsor has reported that the Woods on LaMonte Property is open and operating with 98.4% of tenants by underwritten base rent having paid their full March 2021 rent payments based on the percentage of total billed residential rent collected. As of April 7, 2021, no tenants have requested rent relief.

The Market. The Woods on LaMonte Property is located in Houston, Texas, within the Brookhollow/Inwood submarket of the Houston multifamily market. The Woods on LaMonte Property benefits from good access to the metro’s extensive transportation network, including Loop 610, Interstate 45, the Hardy Toll Road, Interstate 69, Interstate 10, Sam Houston Tollway and U.S. Highway 290. The Woods on LaMonte Property is located in close proximity to major retail centers including the Memorial City Mall, the Galleria/Uptown area and the Willowbrook Mall. Major employment centers near the Woods on LaMonte Property include Houston Independent School District, the Texas Medical Center and the Energy Corridor. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Houston multifamily market was approximately 10.9%, with average asking rents of $1,105 per unit and inventory of approximately 631,994 units. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Brookhollow/Inwood submarket was approximately 8.5%, with average asking rents of $901 per unit and inventory of approximately 22,629 units. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Woods on LaMonte Property was 18,734, 137,353 and 375,287, respectively. The 2021 estimated median household income within a one-, three- and five-mile radius of the Woods on LaMonte Property was $48,333, $54,707 and $59,175, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Woods on LaMonte Property:

Market Rent Summary
Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
One-Bedroom	418	663	$690	$1.04	$709	$1.08
Two-Bedroom	101	1,111	$951	$0.86	$966	$0.88
Three-Bedroom	12	1,571	$1,328	$0.85	$1,315	$0.84

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated February 25, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to comparable rental properties to the Woods on LaMonte Property:

Comparable Rental Properties
Property	Year Built	# Units	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
Woods on LaMonte(1)	1978	531	1 BR: 663 2 BR: 1,111 3 BR: 1,571	1 BR: $690 2 BR: $951 3 BR: $1,328	1 BR: $1.04 2 BR: $0.86 3 BR: $0.85
LaMonte Park Townhomes	1979	127	1 BR: 834 2 BR: 1,107	1 BR: $981 2 BR: $1,251	1 BR: $1.18 2 BR: $1.13
Adobe Springs	1978	408	1 BR: 709 2 BR: 959	1 BR: $748 2 BR: $937	1 BR: $1.07 2 BR: $0.98
Bend at Oak Forest	1979	392	1 BR: 516 2 BR: 880 3 BR: 1,210	1 BR: $740 2 BR: $916 3 BR: $1,138	1 BR: $1.45 2 BR: $1.05 3 BR: $0.94
Kingswood Village	1971	391	1 BR: 663 2 BR: 980	1 BR: $707 2 BR: $1,005	1 BR: $1.07 2 BR: $1.03
Casa Grande	1976	319	1 BR: 725 2 BR: 1,050 3 BR: 1,243 4 BR: 1,485	1 BR: $685 2 BR: $881 3 BR: $1,125 4 BR: $1,225	1 BR: $0.94 2 BR: $0.84 3 BR: $0.91 4 BR: $0.82
Oaks of Timbergrove	1973	372	1 BR: 744 2 BR: 1,021 3 BR: 1,316	1 BR: $869 2 BR: $1,165 3 BR: $1,328	1 BR: $1.17 2 BR: $1.15 3 BR: $1.01

Source: Appraisal unless otherwise indicated.

(1)	Based on the borrower rent roll dated February 25, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Woods on LaMonte Property:

Cash Flow Analysis(1)
	2018	2019	2020	1/31/2021 TTM	UW	UW per Unit
Gross Potential Rent	$4,969,787	$5,061,514	$4,988,276	$4,987,499	$4,955,755	$9,332.87
Total Recoveries	$530,366	$521,230	$514,571	$522,444	$522,444	$983.89
Discounts Concessions	($277,625)	($245,753)	($151,574)	($141,169)	($141,169)	($265.85)
Other Income	$372,007	$332,491	$422,085	$429,826	$429,826	$809.47
Less Vacancy & Credit Loss	($525,033)	($619,064)	($537,958)	($523,818)	($492,074)	($926.69)
Effective Gross Income	$5,069,502	$5,050,418	$5,235,400	$5,274,782	$5,274,782	$9,933.68

Real Estate Taxes	$389,612	$433,030	$679,758	$705,883	$767,960	$1,446.25
Insurance	$238,851	$247,911	$247,433	$246,920	$250,000	$470.81
Other Expenses	$1,824,567	$1,915,706	$1,777,191	$1,758,950	$1,812,526	$3,413.42
Total Expenses	$2,453,030	$2,596,647	$2,704,382	$2,711,753	$2,830,486	$5,330.48

Net Operating Income	$2,616,472	$2,453,771	$2,531,018	$2,563,029	$2,444,296	$4,603.19
Capital Expenditures	$0	$0	$0	$0	$159,300	$300.00
Net Cash Flow	$2,616,472	$2,453,771	$2,531,018	$2,563,029	$2,284,996	$4,303.19

Occupancy %	85.9%	87.8%	91.5%	91.7%(2)	90.7%
NOI DSCR	2.34x	2.20x	2.27x	2.30x	2.19x
NCF DSCR	2.34x	2.20x	2.27x	2.30x	2.05x
NOI Debt Yield	8.8%	8.2%	8.5%	8.6%	8.2%
NCF Debt Yield	8.8%	8.2%	8.5%	8.6%	7.7%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	1/31/2021 TTM Occupancy % is based on the borrower rent roll dated February 25, 2021. There are 12 employee units at the Woods on LaMonte Property that receive a full or partial rent discount. These units are underwritten as vacant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

Escrows and Reserves.

Taxes – The Woods on LaMonte Mortgage Loan documents provide for an upfront reserve of $188,334 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $62,778).

Insurance – The Woods on LaMonte Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Woods on LaMonte Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Woods on LaMonte Borrower provides the lender with paid receipts for the payment of the insurance premiums no later than five days prior to the expiration date of the current policy and evidence of renewals of the insurance policies no later than five business days prior to the expiration of the current policy.

Recurring Replacements Reserve – The Woods on LaMonte Mortgage Loan documents provide for an upfront reserve of approximately $233,938 for approved capital expenditures, and ongoing monthly deposits of $13,098 into such reserve for approved capital expenditures.

Deferred Maintenance – The Woods on LaMonte Mortgage Loan documents provide for an upfront reserve of approximately $266,063, representing 110% of the estimated cost for various items of deferred maintenance, including but not limited to replacement of appliances, air handling and condensing units, carpets and tiles, repair or replacement of pavements, landscaping, roofs, stairs, windows and frames, and other structural elements, club room renovation, and investigation and repair of foundation settlement. Such deferred maintenance items are required to be completed within either 180 or 360 days after the Woods on LaMonte Mortgage Loan origination date, with replacements of interior mechanical systems and appliances generally having a 360 day deadline.

Lockbox and Cash Management. The Woods on LaMonte Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Woods on LaMonte Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the Woods on LaMonte Property to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from tenants of the Woods on LaMonte Property received by the Woods on LaMonte Borrower or property manager, despite such direction, into such lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Woods on LaMonte Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Woods on LaMonte Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Woods on LaMonte Mortgage Loan, (iii) to make the monthly deposit into the recurring replacements reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Woods on LaMonte Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the Woods on LaMonte Borrower.

“Cash Sweep Event Period” means a period:

(i) commencing upon an event of default under the Woods on LaMonte Mortgage Loan documents and ending upon the cure, if applicable, of such event of default, or

(ii) commencing upon the debt service coverage ratio of the Woods on LaMonte Mortgage Loan (assuming a 30-year amortization period) being less than 1.10x at the end of any calendar quarter and continuing for two consecutive calendar quarters based upon the trailing 12 month operating statements and current in-place rent rolls, and ending upon the date that the debt service coverage ratio of the Woods on LaMonte Mortgage Loan (assuming a 30-year amortization period) has been equal to or greater than 1.10x for the immediately preceding two calendar quarters.

However, a Cash Sweep Event Period under clause (ii) above will not occur if the Woods on LaMonte Borrower delivers to the lender cash or a letter of credit (in form and from an issuer reasonably acceptable to the lender), in the minimum dollar amount which (if applied to pay down the Woods on LaMonte Mortgage Loan and the debt service were recalculated) is sufficient to achieve a debt service coverage ratio of 1.10x. Any such cash or letter of credit is required to be released to the Woods on LaMonte Borrower at such time as the debt service coverage ratio of the Woods on LaMonte Mortgage Loan (assuming a 30-year amortization period) has been equal to or greater than 1.10x for the immediately preceding two calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. The Woods on LaMonte Borrower has the right, but not the obligation, to avoid a Cash Sweep Event Period commenced in connection with clause (ii) of the definition of Cash Sweep Event Period by depositing with the lender a letter of credit as described above.

Terrorism Insurance. The Woods on LaMonte Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Woods on LaMonte Property together with business income insurance covering not less than the 12-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the Woods on LaMonte Mortgage Loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. In addition, the terrorism insurance requirement can be met by providing the so called T3 policy form in lieu of TRIPRA coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

Olympus Corporate Center
3001, 3005, 3009 and 3013 Douglas Boulevard
Roseville, CA 95661
Lincoln
Thunder Valley Casino Resort
Rio Bravo Rocklin Power Station
Ace Hardware Distribution Center
William Jessup University
Whitney Blvd
Whitney Oaks GC
Whitney Oaks
Sierra College Blvd
Humphrey Rd
King Rd
Loomis
Loomis Basin Reg. Park
Fiddyment Rd
Sunset Blvd
Stanford Ranch Rd
Rocklin Business Park
Park Dr
Rocklin
AMTRAK
Rocklin Commons
Rocklin Crossings
Industrial Ave
Blue Oaks
RC Willey Distribution Center
Blue Oaks Town Center
Sunset Blvd
Sunset Whitney CC
Sierra Meadows Plaza
Sierra College
Laird Rd
Blue Oaks Blvd
Highland Reserve Marketplace
Antelope Creek Park
ROCKLIN
Rocklin Rd
Quail Glen
Foothills Blvd
Washington Blvd
Roseville Pkwy
Stanford Ranch Rd
Willowrock Plaza
Wells Ave
PLACER COUNTY
Woodcreek GC
Timber Creek GC
Woodcreek Oaks Blvd
TSI Semiconductors
Westfield Galleria at Roseville
Creekside Town Center
Sierra College Blvd
Diamond Oaks GC
Sutter Roseville Medical Center
Sierra View CC
Roseville
Junction Blvd
Placer County Fairgrounds
Eureka Rd
Roseville Pkwy
Granite Bay
Baseline Rd
ROSEVILLE
Harding Plaza
Lead Hill Blvd
Granite Rose Center
Country Gable's Shopping Ctr.
Vineyard Rd
Denio's Farmers Market
Douglas Blvd
Roseville Center
Kaiser Permanente Medical Ctr.
Douglas Blvd
Sierra Oaks Plaza
Quarry Ponds Town Center
Rocky Ridge Town Ctr.
Renaissance Creek Shopping Center
Eureka Rd
Cook Riolo Rd
Maidu Regional Park
Barton Rd
Harbor Village
PFE Rd
Kaiser Permanente Roseville
Cirby Way
E. Roseville Pkwy
Granite Bay GC
Folsom Lake State Recr. Area
Meadow Oaks
Old Auburn Rd
Roseville Rd
Antelope
Sacramento 17 miles
Sunrise Blvd
Old Auburn Rd
Treelake
Oak Ave
Oak Ave
Folsom Village
Citrus Heights
Kenneth Ave
Hazel Ave
Orangevale Community Park
Lew Howard Park
SACRAMENTO COUNTY
Orangevale
Folsom Pavilions
Greenback Park Plaza
Greenback Ln
Negro Bar State Park
Historic Folsom
Marketplace at Birdcage
Sunrise Mall
Folsom
Fair Oaks Promenade
Lake Natoma
SacRT
Madison Ave
Fair Oaks Square
Fair Oaks
Madison Marketplace
Glenn
Mississippi Bar
Plumas Lake
Trowbridge
Sheridan
North Auburn
SUTTER COUNTY
PLACER COUNTY
Auburn
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
El Dorado Hills
Yolo
Rio Linda
North Highlands
Woodland
Citrus Heights
Folsom
Carmichael
Arden
YOLO COUNTY
Rancho Cordova
West Sacramento
SACRAMENTO
Davis
Florin
Rancho Murieta
Dixon
Vineyard
SACRAMENTO COUNTY
Laguna
Wilton
SOLANO COUNTY
Elk Grove
Courtland
Galt
Clay

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Olympus Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Roseville, CA 95661
Original Balance:	$25,500,000			General Property Type:	Office
Cut-off Date Balance:	$25,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1992,1995,1996,1997/2018
Borrower Sponsor:	Jeff Pori			Size:	196,467 SF
Guarantor:	Jeff Pori			Cut-off Date Balance per SF:	$130
Mortgage Rate:	3.5900%			Maturity Date Balance per SF:	$117
Note Date:	3/25/2021			Property Manager:	Barker Pacific Group, Inc.
First Payment Date:	5/1/2021
Maturity Date:	4/1/2031			Underwriting and Financial Information(2)
Original Term to Maturity:	120 months			UW NOI:	$3,141,661
Original Amortization Term:	360 months			UW NOI Debt Yield:	12.3%
IO Period:	60 months			UW NOI Debt Yield at Maturity:	13.6%
Seasoning:	1 month			UW NCF DSCR:	3.10x (IO) 2.07x (P&I)
Prepayment Provisions:	LO (25); DEF (92); O (3)			Most Recent NOI:	$3,223,388 (12/31/2020)
Lockbox/Cash Mgmt Status:	None/In Place			2nd Most Recent NOI:	$2,700,654 (12/31/2019)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,636,295 (12/31/2018)
Additional Debt Balance:	N/A			Most Recent Occupancy:	89.1% (3/16/2021)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	93.0% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	83.7% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$45,500,000 (2/16/2021)
RE Tax:	$32,968	$32,968	N/A	Appraised Value per SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	56.0%
Recurring Replacements:	$1,300,000	Springing	N/A	Maturity Date LTV Ratio:	50.6%
Unfunded Obligations:	$108,131	$0	N/A
TI/LC:	$3,450,000	Springing	$3,450,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,500,000	49.5%	Purchase Price:	$45,500,000	88.3%
Borrower Equity:	$26,004,600	50.5%	Closing Costs:	$1,113,502	2.2%
			Reserves:	$4,891,098	9.5%
Total Sources:	$51,504,600	100.0%	Total Uses:	$51,504,600	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Olympus Corporate Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Olympus Corporate Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The eighth largest mortgage loan (the “Olympus Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,500,000. The Olympus Corporate Center Mortgage Loan is secured by a first priority fee mortgage encumbering a suburban office property located in Roseville, California (the “Olympus Corporate Center Property”). Proceeds of the Olympus Corporate Center Mortgage Loan, along with approximately $26.0 million of borrower equity, were used to acquire the Olympus Corporate Center Property for $45.5 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is KB Olympus, DST (the “Olympus Corporate Center Borrower”), a newly formed Delaware Statutory Trust (“DST”), structured to be bankruptcy-remote with one independent director. The master tenant is KB Olympus MT, LLC, a Delaware limited liability company (“Olympus Corporate Center Master Tenant”) and the signatory trustee is KB Olympus ST, LLC, a Delaware limited liability company (“Signatory Trustee”).

The non-recourse carve-out guarantor is Jeff Pori (the “Guarantor”), the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. Kingsbarn primarily invests in the office sector, particularly in medical office properties. Jeff Pori has sponsored loans that had previous foreclosures unrelated to the Olympus Corporate Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

The Olympus Corporate Center Borrower has master leased the Olympus Corporate Center Property to the Olympus Corporate Center Master Tenant, which is ultimately owned by the Guarantor. The Olympus Corporate Center Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the Olympus Corporate Center Master Tenant for the operation, maintenance and management of the Olympus Corporate Center Property and payment of all expenses incurred in the maintenance and repair of the Olympus Corporate Center Property, other than capital expenses. The Olympus Corporate Center Master Tenant’s interest in all tenant rents was assigned directly to the lender. The Olympus Corporate Center Master Tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Olympus Corporate Center Mortgage Loan and, upon an event of default under the Olympus Corporate Center Mortgage Loan documents, the lender has the right to cause the termination of the master lease.

The lender has the right to require the Olympus Corporate Center Borrower to convert from a DST to a Delaware limited liability company upon (i) any event that causes Signatory Trustee to cease to be the signatory trustee of the Olympus Corporate Center Borrower (other than in the event of a replacement with the lender’s express consent), (ii) any event resulting in the dissolution of Olympus Corporate Center Borrower, or (iii) an event of default (or if the lender determines that an event of default is imminent, including if the Olympus Corporate Center Mortgage Loan is not repaid in full 90 days prior to the related maturity date). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Property. The Olympus Corporate Center Property is comprised of four multi-tenant office buildings totaling 196,467 SF constructed between 1992 and 1997, with lobby and common area renovations completed in 2018. The buildings are located at 3001, 3005, 3009 and 3013 Douglas Boulevard in Roseville, California, in the southern section of the Sacramento Valley approximately 20 miles northeast of the Sacramento central business district. Buildings 3001 and 3009 are each three stories, while buildings 3005 and 3013 are each two stories. Amenities at the Olympus Corporate Center Property include a conference room in building 3001 and a fitness center in building 3005. The Olympus Corporate Center Property contains 693 surface parking spaces, reflecting an overall parking ratio of 3.53 spaces per 1,000 SF of net rentable area. As of March 16, 2021, the Olympus Corporate Center Property was 89.1% occupied by 38 tenants.

The Olympus Corporate Center Property is situated on a 19.0-acre site in the southeastern section of Roseville along the north side of Douglas Boulevard, approximately two miles east of Interstate 80. Douglas Boulevard is a major thoroughfare for the area that provides access to surrounding communities and major freeways and contains several shopping centers within close proximity to the Olympus Corporate Center Property, including centers anchored by Target, Walmart, Trader Joe’s, Safeway, and HomeGoods. Additionally, Kaiser Permanente Roseville Medical Center is located less than two miles to the west of the Olympus Corporate Center Property.

Major Tenants.

Private National Mortgage Acceptance Company (24,542 SF, 12.5% of NRA, 14.1% of underwritten rent) (“PNMAC”). PNMAC (rated B1/BB- by Moody’s/S&P) has been a tenant at the Olympus Corporate Center Property since 2018, originally leasing 15,060 SF and expanding twice into the current total of 24,542 SF. The lease has an expiration of January 31, 2024, and has one, five-year renewal option. PNMAC provides mortgage lending and other financial services throughout the United States.

Direct Technology (19,626 SF, 10.0% of NRA, 10.8% of underwritten rent). Direct Technology has been a tenant at the Olympus Corporate Center Property since 2014, has a lease expiration of June 30, 2022, and has one, five-year renewal option. Direct Technology is a technology consulting firm headquartered at the Olympus Corporate Center Property, with additional offices located in Bellevue, Washington and Dallas, Texas.

Nyman Turkish PC (13,061 SF, 6.6% of NRA, 7.6% of underwritten rent). Nyman Turkish PC (“Nyman Turkish”) has been a tenant at the Olympus Corporate Center Property since 2019, has a lease expiration of June 30, 2028, and has one, five-year renewal option. Nyman Turkish is a law firm that primarily handles social security disability cases.

KB Home Sacramento, Inc. (12,644 SF, 6.4% of NRA, 7.4% of underwritten rent) (“KB Home”). KB Home (rated Ba3/BB by Moody’s/S&P) has been a tenant at the Olympus Corporate Center Property since 2013, has a lease expiration of November 30, 2022, and has one, three-year renewal option. KB Home is a homebuilder that has been building homes for over 60 years and currently operates in 45 markets across eight states.

Granite Bay Development dba Anthem United Homes, Inc. (11,677 SF, 5.9% of NRA, 6.9% of underwritten rent) (“Anthem United Homes”). Anthem United Homes has been a tenant at the Olympus Corporate Center Property since 2013, has a lease expiration of November 30, 2023, and has one, five-year renewal option. Anthem United Homes is a land development and homebuilding company that operates across western North America and has developed approximately 15,000 homes in over 60 communities.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

The following table presents certain information relating to the leases at the Olympus Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Options (Y/N)
Private National Mortgage Acceptance Company	NR/B1/BB-	24,542	12.5%	$681,120	14.1%	$27.75	1/31/2024	N
Direct Technology	NR/NR/NR	19,626	10.0%	$520,482	10.8%	$26.52	6/30/2022	N
Nyman Turkish PC	NR/NR/NR	13,061	6.6%	$368,320	7.6%	$28.20	6/30/2028	N
KB Home Sacramento, Inc.	NR/Ba3/BB	12,644	6.4%	$359,444	7.4%	$28.43	11/30/2022	N
Granite Bay Development dba Anthem United Homes, Inc.	NR/NR/NR	11,677	5.9%	$334,896	6.9%	$28.68	11/30/2023	N
Subtotal/Wtd. Avg.		81,550	41.5%	$2,264,262	46.9%	$27.77

Other Tenants		93,465	47.6%	$2,566,390	53.1%	$27.46
Vacant		21,452	10.9%	$0	0.0%	$0
Total/Wtd. Avg.(2)		196,467	100.0%	$4,830,652	100.0%	$27.60

(1)	Information obtained from the underwritten rent roll dated March 16, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Olympus Corporate Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	4	12,447	$27.25	6.3%	6.3%	$339,147	7.0%	7.0%
2022	4	36,122	$27.42	18.4%	24.7%	$990,576	20.5%	27.5%
2023	12	44,402	$27.79	22.6%	47.3%	$1,234,075	25.5%	53.1%
2024	9	46,453	$28.04	23.6%	71.0%	$1,302,499	27.0%	80.0%
2025	5	10,968	$28.16	5.6%	76.5%	$308,808	6.4%	86.4%
2026	1	1,576	$29.05	0.8%	77.4%	$45,777	0.9%	87.4%
2027	0	0	$0.00	0.0%	77.4%	$0	0.0%	87.4%
2028	2	18,107	$28.20	9.2%	86.6%	$510,579	10.6%	97.9%
2029	0	0	$0.00	0.0%	86.6%	$0	0.0%	97.9%
2030	0	0	$0.00	0.0%	86.6%	$0	0.0%	97.9%
2031	1	3,415	$29.05	1.7%	88.3%	$99,192	2.1%	100.0%
2032 & Beyond	0	1,525	$0.00	0.8%	89.1%	$0	0.0%	100.0%
Vacant	0	21,452	$0.00	10.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	38	196,467	$27.60	100.0%		$4,830,652	100.0%

(1)	Information obtained from the underwritten rent roll dated March 16, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Olympus Corporate Center Mortgage Loan is May 1, 2021 and as of April 22, 2021 the Olympus Corporate Center Mortgage Loan is not subject to any modification or forbearance requests. The Olympus Corporate Center Property is open and operating; however, several tenants allow their employees to work remotely. At the time of the site inspection on March 18, 2021, on a given day, 25%-95% of employees were working in their respective office spaces. Two tenants received approximately 50% rent abatement from April-June 2020 and one tenant paid back such deferred rent. Sehatu, Inc. (1.3% of the NRA and 1.5% of underwritten base rent) has an agreement to repay its deferred rent by June 2021. Approximately 99.1% of tenants by rental area made their full March 2021 rental payments which comprises approximately 98.9% of the underwritten rent.

The Market. The Olympus Corporate Center Property is located in Roseville, Placer County, California, approximately 20 miles northeast of the Sacramento central business district. The neighborhood consists of commercial uses along Douglas Boulevard with nearby multi-family projects, surrounded by single-family residences mostly to the south and east of the Olympus Corporate Center Property. The neighborhood is located in the southeastern section of Roseville with access to major freeways such as Interstate 80 to the west which connects to several Interstates and highways to provide access throughout the state.

According to a third-party research report, the Olympus Corporate Center Property is part of the Sacramento office market and the Roseville/Rocklin office submarket. As of March 8, 2021, the Sacramento office market had a total office inventory of approximately 106.5 million SF with a vacancy rate of 9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

and an average asking rent of $26.63 PSF. The Roseville/Rocklin office submarket had a total office inventory of approximately 13.2 million SF with a vacancy rate of 11.8% and an average asking rent of $25.20 PSF. The submarket had no additional inventory delivered in 2020 and had negative net absorption of 209,577 SF as of year to date March 8, 2021. One office building totaling 4,728 SF is currently under construction in the submarket.

The appraisal analyzed six comparable office leases with lease terms ranging from approximately one to eight years and asking rents ranging from $25.20 PSF to $31.32 PSF. The appraisal concluded a market rent of $28.20 PSF for the Olympus Corporate Center Property.

According to the appraisal, the estimated 2020 populations within a one-, three- and five-mile radius of the Olympus Corporate Center Property were 10,645, 77,089, and 235,295, respectively. The 2020 median household incomes within the same radii were $98,448, $91,140, and $83,899, respectively.

The following table presents certain information relating to comparable office leases with respect to the Olympus Corporate Center Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Roseville Corporate Center Roseville, CA	1999	0.3 miles	111,418	Prudential Financial	3,590	Mar-21	$30.60	3.0	Full Service
Eureka Corporate Plaza IV Roseville, CA	2001	1.5 miles	51,357	C.H. Robinson	5,963	Feb-21	$25.20	1.0	Full Service
Douglas Corporate Center I Roseville, CA	1990	0.3 miles	102,847	Wedbush Securities	3,175	Dec-20	$28.80	6.0	Full Service
Capital Professional Center Roseville, CA	1987	0.8 miles	19,354	Fidelity National Title	3,958	Oct-20	$27.96	3.75	Full Service
Douglas Corporate Center I Roseville, CA	1990	0.3 miles	102,847	Energy Exemplar	6,800	Sep-20	$31.20	7.5	Full Service
Stone Point Corporate Center Roseville, CA	2008	1.6 miles	130,000	Koeller, Nebeker, Carson & Haluk	2,916	July-20	$31.32	3.2	Full Service

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Olympus Corporate Center Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	UW	UW PSF
Gross Potential Rent(2)	$3,415,234	$4,258,276	$4,247,080	$4,669,611	$5,435,599	$27.67
Reimbursements	$22,826	($20,010)	$85,456	$171,992	$201,879	$1.03
Parking Income	$0	$0	$0	$0	$0	$0.00
Other Income	$20,132	$17,738	$13,932	$16,706	$16,125	$0.08
Vacancy	$0	$0	$0	$0	($665,222)	($3.39)
Effective Gross Income	$3,458,192	$4,256,004	$4,346,468	$4,858,310	$4,988,380	$25.39

Real Estate Taxes	$351,390	$428,039	$402,674	$398,519	$489,203	$2.49
Insurance	$22,130	$27,309	$29,560	$45,753	$60,908	$0.31
Other Operating Expenses	$995,851	$1,164,361	$1,213,580	$1,190,649	$1,296,608	$6.60
Total Expenses	$1,369,371	$1,619,710	$1,645,814	$1,634,921	$1,846,719	$9.40

Net Operating Income	$2,088,821	$2,636,295	$2,700,654	$3,223,388	$3,141,661	$15.99
Capital Expenditures	$0	$0	$0	$0	$39,293	$0.20
TI/LC(3)	$0	$0	$0	$0	$221,064	$1.13
Net Cash Flow	$2,088,821	$2,636,295	$2,700,654	$3,223,388	$2,881,303	$14.67

Occupancy%(4)	83.9%	91.7%	83.7%	93.0%	88.2%
NOI DSCR (IO)	2.25x	2.84x	2.91x	3.47x	3.38x
NOI DSCR (P&I)	1.50x	1.90x	1.94x	2.32x	2.26x
NCF DSCR (IO)	2.25x	2.84x	2.91x	3.47x	3.10x
NCF DSCR (P&I)	1.50x	1.90x	1.94x	2.32x	2.07x
NOI Debt Yield	8.2%	10.3%	10.6%	12.6%	12.3%
NCF Debt Yield	8.2%	10.3%	10.6%	12.6%	11.3%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the UW.

(2)	UW Gross Potential Rent is greater than the historical periods due to the inclusion of $604,946 for grossed-up vacant space.

(3)	UW TI/LC includes a credit of $345,000 ($1.76 PSF) associated with the large upfront reserve deposit in the amount of $3,450,000 ($17.56 PSF).

(4)	Occupancy % shown is as of December 31 of each respective year. UW Occupancy % is based on the submarket occupancy per a third party report. In place occupancy is 89.1% as of March 16, 2021.

Escrows and Reserves.

Real Estate Taxes - The Olympus Corporate Center Borrower deposited approximately $32,968 into a real estate tax reserve at origination and is required to deposit an ongoing monthly amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to approximately $32,968.

Insurance - The Olympus Corporate Center Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing and (ii) the Olympus Corporate Center Property is covered under a blanket policy acceptable to the lender.

Replacements Reserve - The Olympus Corporate Center Borrower deposited $1,300,000 into a recurring replacements reserve at origination and if the balance of the reserve falls below $100,000, is required to make monthly payments in the amount of approximately $3,274 into such reserve.

TI/LC Reserve - The Olympus Corporate Center Borrower deposited $3,450,000 into a rollover reserve at origination and if the balance of the reserve falls below $2,200,000, is required to make monthly payments in the amount of approximately $24,558 into such reserve until the reserve balance reaches the cap of $3,450,000.

Unfunded Obligations Reserve - The Olympus Corporate Center Borrower deposited approximately $108,131 at origination for free rent owed to tenants Sonny Afshar DDS Inc. and Nyman Turkish.

Lockbox and Cash Management. The Olympus Corporate Center Mortgage Loan is structured with no lockbox and in place cash management. The Olympus Corporate Center Borrower is required to direct each tenant of the Olympus Corporate Center Property to deposit funds directly into the cash management account controlled by the lender. Notwithstanding the foregoing, the Olympus Corporate Center Borrower, property manager, asset manager or the Olympus Corporate Center Master Tenant are required to deposit all revenues otherwise received into the cash management account within one business day of receipt. All funds in the cash management account are required to be applied and disbursed in accordance with the Olympus Corporate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

Center Mortgage Loan documents, and in each case in connection with a Cash Sweep Event (as defined below) all excess cash will be held by the lender as additional collateral for the Olympus Corporate Center Mortgage Loan.

A “Cash Sweep Event” will commence upon:

(i)	the occurrence of an event of default under the Olympus Corporate Center Mortgage Loan documents and will continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the Olympus Corporate Center Borrower, principal (which is the Olympus Corporate Center Signatory Trustee while the Olympus Corporate Center Borrower is a DST), Olympus Corporate Center Master Tenant, or the Guarantor (in no event will a Cash Sweep Event due to a bankruptcy action of the Olympus Corporate Center Borrower, Olympus Corporate Center Master Tenant, or the Guarantor be cured);

(iii)	the occurrence of any bankruptcy action of the property manager, and will continue until the Olympus Corporate Center Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or

(iv)	the date on which the amortizing debt service coverage ratio as calculated in the Olympus Corporate Center Mortgage Loan documents based on the trailing three-month period is less than 1.50x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.55x for two consecutive fiscal quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Olympus Corporate Center Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Olympus Corporate Center Property and business interruption insurance for 12 months with a 180-days extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The District - Airpark
15551 North Greenway-Hayden Loop,
15444 North 76th Street,
7550 East Greenway Road
Scottsdale, AZ 85260
Jomax Rd
Tatum Blvd
Pinnacle Reserve
Happy Valley Rd
N. 56th St
Pinnacle of Scottsdale
Pinnacle Peak Rd
Pinnacle Peak CC
N. 40th St
Desert Ridge
JW Marriott Phoenix
Desert Ridge Marketplace
High Street
Scottsdale Rd
Hayden Rd
Pima Rd
Grayhawk GC
Scottsdale Grayhawk Center
101
51
Musical Instrument Museum
Sagewood
American Express
Mayo Clinic Hospital
Mayo Blvd
Scottsdale 101
Choice Hotels Intl.
Pima Frwy
North Scottsdale
Horseshoe Canyon
McDowell Sonoran Preserve
Superior Court of AZ/Maricopa Co.-NE Regional Ctr.
Paradise Valley Park
Fairmont Scottsdale Princess
Chauncey Ranch
Tournament Players Club GC
Princess Dr
DC Ranch Crossing
Windgate Crossing
MCDOWELL MTS
Bell Rd
Scottsdale Liberty Hospital
Paradise Valley Hospital
Tatum Point
Frank Lloyd Wright Blvd
The Promenade
WestWorld of Scottsdale
McDowell Mountain Marketplace
Paradise Valley
Greenway Rd
The Shops at Zocallo
Sonora Village
Scottsdale Towne Center
Kierland Commons
Scottsdale Quarter
SCOTTSDALE AIRPARK CORP. CENTER
Arabian Library
Desert Canyon
PHOENIX
Scottsdale Airport
McDowell Mountain GC
Scottsdale Towne Square
The Vanguard Group
Thunderbird Rd
Paradise Valley Mall
Paradise Plaza
Village Center
N. 64th St
Pima Frwy
N. 94th St
N. 96th St
Taliesin West
Cactus Rd
SCOTTSDALE
Scottsdale CC
Ancala CC
E. Via Linda
Orange Tree Golf Resort
HonorHealth Scottsdale Shea Medical Center
Ancala Village Shopping Ctr.
Paradise Valley Plaza
Shea Blvd
Shea Scottsdale Center
Pima Crossing
CVS Health
MARICOPA COUNTY
Scottsdale Fiesta Shopping Center
Rancho Mirada
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch
Double Tree Ranch Rd
Via de Ventura
The Shops at Gainey Village
Camelback GC
Phoenix Mts. Preserve And Recreation Area
Paradise Valley
The Scottsdale Resort at McCormick Ranch
OdySea Aquarium
Butterfly Wonderland
Salt River Fields at Talking Stick
SALT RIVER INDIAN RESERVATION
Talking Stick Golf Club
ARIZONA CANAL TRAIL
Topgolf
Pavilions at Talking Stick
E. Indian Bend Rd
Casino Arizona at Talking Stick Resort
Paradise Valley CC
Silverado GC
Lincoln Dr
The Enclave at Borgata
The Shops at Hilton Village
Deer Valley
Desert Ridge
Sun City
Peoria
Glendale
El Mirage
Scottsdale
PHOENIX
Avondale
Tolleson
Laveen
Mesa
Tempe
Gilbert
Chandler
MARICOPA COUNTY
SOUTH MTS
South Mountain
Ahwatukee Foothills
Komatke
Sun Lakes
PINAL COUNTY
MC DOWELL MTS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – The District - Airpark

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Scottsdale, AZ 85260
Original Balance:	$25,400,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$25,400,000			Detailed Property Type:	Retail, Industrial & Office
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006/2020
Borrower Sponsor:	K2H Ltd.			Size:	142,733 SF
Guarantor:	Amber Shannon Eckford; K2H Ltd.;			Cut-off Date Balance Per SF:	$178
	William Strathearn Leggat			Maturity Date Balance Per SF:	$178
Mortgage Rate:	3.5800%			Property Manager:	Victoria Properties Management,
Note Date:	3/4/2021				LLC
First Payment Date:	5/1/2021
Maturity Date:	4/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$2,687,553
Seasoning:	1 month			UW NOI Debt Yield:	10.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.70x
Additional Debt Type:	N/A			Most Recent NOI:	$1,715,624 (12/31/2020)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,816,975 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,716,341 (12/31/2018)
Reserves(1)				Most Recent Occupancy:	94.4% (2/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.0% (12/1/2020)
RE Tax:	$23,609	$23,609	N/A	3rd Most Recent Occupancy:	80.3% (12/1/2019)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$41,400,000 (1/19/2021)
Recurring Replacements:	$0	$2,379	$85,640	Appraised Value per SF:	$290
TI/LC:	$0	$18,436	$442,472	Cut-off Date LTV Ratio:	61.4%
Outstanding TI/LC:	$183,692	$0	N/A	Maturity Date LTV Ratio:	61.4%
AmeriFirst Financial Lease Reserve:	$142,768	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,400,000	100.0%	Loan Payoff:	$18,143,373	71.4%
			Return of Equity:	$6,415,427	25.3%
			Closing Costs:	$491,131	1.9%
			Reserves:	$350,069	1.4%
Total Sources:	$25,400,000	100.0%	Total Uses:	$25,400,000	100.0%

(1)	See “Escrows and Reserves” below.

(2)	The novel coronavirus pandemic is an evolving situation and could impact The District - Airpark Mortgage Loan (as defined below) more severely than assumed in the underwriting of The District - Airpark Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The ninth largest mortgage loan (“The District - Airpark Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,400,000. The District - Airpark Mortgage Loan is secured by a first priority fee mortgage encumbering a mixed use retail, industrial and office building located in Scottsdale, Arizona (“The District - Airpark Property”).

The Borrower and the Borrower Sponsor. The borrower is K2H District at the Airpark, LLC (“The District - Airpark Borrower”), a single-purpose Delaware limited liability company with one independent director. K2H Ltd. is the borrower sponsor (“The District - Airpark Borrower Sponsor”) and the non-recourse carveout guarantors are Amber Shannon Eckford, William Strathearn Leggat and K2H Ltd. The District - Airpark Borrower Sponsor is the sole member of The District - Airpark Borrower. Kootenay Holdings Ltd., a corporation organized under the laws of Alberta, Canada, is the sole shareholder of The District - Airpark Borrower Sponsor. Kootenay Holdings Ltd. is ultimately owned by Incipere Investments Ltd., Legado Holdings Ltd., and Leggat Investment Corp., all of which are companies formed in Canada. Incipere Investments Ltd. is controlled by William Strathearn Leggat, Legado Holdings Ltd. is controlled by Amber Shannon Eckford, and Leggat Investment Corp. is controlled by Peter Leggat. William Strathearn Leggat, Amber Shannon Eckford and Peter Leggat are citizens of Canada.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The Property. The District - Airpark Property is a three building, 142,733 SF mixed use retail-showroom/flex property with second story office space. The District - Airpark Property is situated on an 8.66-acre site in Scottsdale, Arizona. Building A (91,138 SF and 63.9% NRA) is 91.3% occupied and includes 67,869 SF of first-floor retail space and 23,269 SF of second-story, loft-style, modern office space. Building B (26,008 SF and 18.2% NRA) and Building C (25,587 SF and 17.9% NRA) are 100% occupied and consist of mainly flex space with one retail unit and one office unit, respectively. The District -Airpark Borrower Sponsor has invested approximately $3.1 million in capital improvements since purchasing The District – Airpark Property. In 2018, The District - Airpark Borrower Sponsor spent $544,640 to upgrade and renovate the elevator lobby. Between 2018 and 2020, The District - Airpark Borrower Sponsor invested $84,221 in carport capital improvements. In 2020, The District - Airpark Borrower Sponsor invested $2,346,842 to build out the second-floor as office space. This space had previously been in shell condition. Between 2014 and 2018, The District - Airpark Borrower Sponsor invested an additional $155,166 on roofing, painting, asphalt, repairs and adding LED lights. The District - Airpark Property was built in 2006 and as of February 1, 2021, The District - Airpark Property is 94.4% leased to 21 tenants. Retail space is 51.1 % of NRA and 46.0% of underwritten rent, office space is 19.1% of NRA and 27.3% of underwritten rent and flex space is 29.7% of NRA and 26.8% of underwritten rent.

Major Tenants.

Surgenex (15,008 SF, 10.5% of NRA; 8.9% of underwritten base rent). Surgenex is a producer and distributor of biologic products including amniotic membrane tissue allografts. Surgenex’s sole location is at The District - Airpark Property and it has been a tenant since 2016. In 2019, Surgenex expanded its premises and now occupies two suites with lease expirations of May 31, 2027 and has one, five-year renewal option remaining on its original 7,467 SF suite.

Imagine Backyard (14,564 SF, 10.2% of NRA; 7.7% of underwritten base rent). Formed in 2014, Imagine Backyard is a premier hot tub designer and manufacturer in the Scottsdale area. Imagine Backyard’s sole location is at The District - Airpark Property and its leased space is used as a showroom that features full-size, fully-landscaped backyard living vignettes where customers can see hot tubs built into custom living spaces. Imagine Backyard has been a tenant at The District - Airpark Property since 2014, has a lease expiration of April 30, 2024 and has one, five-year renewal option remaining.

Solidifi Title & Closing (12,664 SF, 8.9% of NRA; 14.7% of underwritten base rent). Solidifi Title & Closing provides valuation, title and settlement services to the residential mortgage lending industry. Their clients include approximately 60 of the top 100 lenders in America. Solidifi Title & Closing has eleven offices across the United States. Solidifi Title & Closing signed a lease at The District - Airpark Property in October 2020, has a lease expiration of January 31, 2026 and has one, five-year renewal option remaining.

Studio41 Home Design Showroom (12,531 SF, 8.8% of NRA; 10.4% of underwritten base rent). Studio41 Home Design Showroom provides products, staff and service to homeowners, contractors, designers, and architects. Products include kitchen and bath plumbing fixtures, kitchen and bath cabinetry, kitchen and bath accessories, windows, doors, door hardware and cabinet hardware. Studio41 Home Design Showroom has 12 locations throughout Illinois and one location in Scottsdale, Arizona. Studio41 Home Design Showroom has been a tenant at The District - Airpark Property since 2016, has a lease expiration of June 30, 2024 and has one, five-year renewal option remaining.

Fig & Birch Interiors (10,046 SF, 7.0% of NRA; 6.2% of underwritten base rent). Fig & Birch Interiors is a boutique furniture store and interior design gallery. Fig & Birch Interiors signed a lease at The District - Airpark Property in October 2020, has a lease expiration of February 28, 2026 and has two, five-year renewal options remaining.

The following table presents a summary regarding the major tenants at The District - Airpark Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s /S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	Approx. % of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option
Surgenex	Flex	NR/NR/NR	15,008	10.5%	$258,944	$17.25	8.9%	5/31/2027	1, 5-year(2)	N
Imagine Backyard	Retail	NR/NR/NR	14,564	10.2%	$225,451	$15.48	7.7%	4/30/2024	1, 5-year	N
Solidifi Title & Closing	Office	NR/NR/NR	12,664	8.9%	$428,423	$33.83	14.7%	1/31/2026	1, 5-year	N
Studio41 Home Design Showroom	Retail	NR/NR/NR	12,531	8.8%	$305,130	$24.35	10.4%	6/30/2024	1, 5-year	N
Fig & Birch Interiors	Retail	NR/NR/NR	10,046	7.0%	$180,828	$18.00	6.2%	2/28/2026	2, 5-year	N
Subtotal/Wtd. Avg.			64,813	45.4%	$1,398,776	$21.58	47.9%

Other Tenants			69,988	49.0%	$1,522,640	$21.76	52.1%
Vacant Space			7,932	5.6%	$0	$0.00	0.0%
Total/Wtd. Avg.			142,733	100.0%	$2,921,416	$21.67	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2021.

(2)	The one, five-year renewal option for Surgenex applies to its original 7,467 SF suite.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at The District - Airpark Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	3	11,124	7.8%	7.8%	$249,361	$22.42	8.5%	8.5%
2022	3	13,764	9.6%	17.4%	$251,628	$18.28	8.6%	17.1%
2023	8	34,063	23.9%	41.3%	$718,800	$21.10	24.6%	41.8%
2024	3	30,426	21.3%	62.6%	$590,539	$19.41	20.2%	62.0%
2025	0	0	0.0%	62.6%	$0	$0.00	0.0%	62.0%
2026	2	22,710	15.9%	78.5%	$609,251	$26.83	20.9%	82.8%
2027	2	22,714	15.9%	94.4%	$501,837	$22.09	17.2%	100.0%
2028	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2029	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2030	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2031	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2032 & Beyond	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
Vacant Space	0	7,932	5.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	21	142,733	100.0%		$2,921,416	$21.67	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not taken into account in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

COVID-19 Update. The District - Airpark Mortgage Loan was originated on March 4, 2021, and the first due date is in May 2021. As of March 29, 2021, The District - Airpark Mortgage Loan is not subject to any forbearance, modification or debt service relief request and the borrower sponsor has reported that The District - Airpark Property is open and operating with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full March 2021 rent payments. As of March 29, 2021, five tenants (16.4% of NRA and 15.3% of underwritten rent) received deferred or abated rent totaling $66,415 between April and September 2020. One of the five tenants received a 25% reduction in rent for two months ($4,386) and the other four tenants each has a COVID deferred rent repayment plan in place.

The Market. The District - Airpark Property is located in Scottsdale, Arizona in the North Scottsdale Retail Cluster submarket of the Phoenix MSA market. Primary access to The District - Airpark Property is provided by Pinnacle Peak Road, Thompson Peak Parkway, Bell Road/ Frank Lloyd Wright Boulevard, Greenway Road/Raintree Drive and Thunderbird Road and Cactus Road. New retail and commercial developments have been constructed or are in the planning stages along these major transportation routes. The Loop 101 or Pima Freeway is the major freeway giving access to the neighborhood. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the North Scottsdale Retail Cluster submarket was approximately 7.0%, with average asking rents of $19.76 PSF and inventory of approximately 18.1 million SF. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Phoenix MSA for retail properties was approximately 7.7%, with average asking rents of $15.64 PSF and inventory of approximately 234.0 million SF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of The District - Airpark Property was 4,035, 73,148 and 194,681, respectively. The 2020 estimated median household income within a one-, three- and five-mile radius of The District - Airpark Property was $91,480, $95,061 and $94,429, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The District - Airpark Property:

Market Rent Summary
	Frontage Retail Space	Flex Space	Office Mezzanine Space	Large Frontage Retail Space
Market Rent (PSF)	$23.00	$18.00	$31.00	$20.00
Lease Term (Months)	63	63	63	63
Lease Type (Reimbursements)	NNN	NNN	FS	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The following table presents recent leasing data at retail and flex properties comparable to The District - Airpark Property:

Comparable Lease Summary
Property/Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Reimbursement
The District - Airpark Scottsdale, AZ	Surgenex Imagine Backyard Studio41 Home Design Showroom	15,008 14,564 12,531	Sept. 2019 May 2014 Feb. 2016	$17.25 $15.48 $24.35	NNN NNN NNN
Landing at the Quarter - Scottsdale Scottsdale, AZ	Kierland Salon Suites	8,900	Jan. 2020	$18.00	NNN
The Shops at Zocallo Plz’ Scottsdale, AZ	Lifted Pilates	1,000	Feb. 2021	$38.00	NNN
Hayden Design at 83rd Scottsdale, AZ	Davis Home Furnishings	11,165	Jan. 2020	$16.33	NNN
Circa Lighting Showroom Scottsdale, AZ	Circa Lighting	4,350	June 2019	$31.00	NNN
Old Town Office/Retail Bldg. Scottsdale, AZ	Retail/Gallery Tenant	7,594	April 2020	$26.00	NNN
Hayden Road Showroom Scottsdale, AZ	Showroom Tenant	10,471	July 2019	$15.00	NNN

Source: Appraisal and underwritten rent roll dated February 1, 2021.

The following table presents recent leasing data at office properties comparable to The District - Airpark Property:

Comparable Lease Summary
Property/Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Reimbursement
The District - Airpark Scottsdale, AZ	Solidifi Title & Closing	12,664	Oct. 2020	$33.83	Gross
The Grove at McCormick Scottsdale, AZ	Office Tenant	5,215	May 2020	$36.00	Full Service
Gainey Center II Scottsdale, AZ	Insperity	10,850	Feb. 2019	$34.00	Full Service
Max at Kierland Scottsdale, AZ	Arctic Slope	8,869	June 2019	$33.50	Full Service
Kierland Corporate Center II Scottsdale, AZ	Management	1,495	March 2019	$33.50	Full Service

Source: Appraisal and underwritten rent roll dated February 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The District - Airpark Property:

Cash Flow Analysis
	2017	2018	2019	2020	UW(1)	UW PSF
Gross Potential Rent(2)	$2,443,776	$2,720,104	$2,838,421	$2,887,237	$3,111,944	$21.80
Total Recoveries	$483,949	$471,188	$489,238	$489,158	$517,447	$3.63
Discount Concessions	($31,689)	($27,372)	($86,061)	($255,759)	$0	$0.00
Other Income	$3,073	$10,584	$9,000	$8,300	$13,545	$0.09
Less Vacancy & Credit Loss	($717,226)	($928,592)	($898,080)	($799,732)	($213,096)	($1.49)
Effective Gross Income(3)	$2,181,883	$2,245,912	$2,352,519	$2,329,203	$3,429,840	$24.03

Real Estate Taxes	$256,205	$263,551	$273,234	$276,033	$294,030	$2.06
Insurance	$14,404	$14,622	$14,889	$19,331	$20,298	$0.14
Other Expenses	$229,944	$251,398	$247,421	$318,214	$427,959	$3.00
Total Expenses	$500,553	$529,570	$535,544	$613,578	$742,287	$5.20

Net Operating Income	$1,681,330	$1,716,341	$1,816,975	$1,715,624	$2,687,553	$18.83
Capital Expenditures	$0	$0	$0	$0	$28,547	$0.20
TI/LC	$0	$0	$0	$0	$168,425	$1.18
Net Cash Flow	$1,681,330	$1,716,341	$1,816,975	$1,715,624	$2,490,581	$17.45

Occupancy %	80.3%	72.0%	80.3%	94.4%(2)	94.4%
NOI DSCR	1.82x	1.86x	1.97x	1.86x	2.92x
NCF DSCR	1.82x	1.86x	1.97x	1.86x	2.7x
NOI Debt Yield	6.6%	6.8%	7.2%	6.8%	10.6%
NCF Debt Yield	6.6%	6.8%	7.2%	6.8%	9.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.

(2)	UW Gross Potential Rent and 2020 Occupancy % are based on the underwritten rent roll dated February 1, 2021.

(3)	The increase between 2020 and UW Effective Gross Income is due to (i) five tenants having received deferred or abated rent totaling $66,415 in 2020 due to COVID, (ii) new office leases signed ($796,192), and (iii) rent steps through January 31, 2022 ($154,003).

Escrows and Reserves.

Taxes – The District - Airpark Mortgage Loan documents provide for an upfront reserve of $23,609 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $23,609).

Insurance – The District - Airpark Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with reasonably satisfactory written evidence that all insurance coverage for The District - Airpark Property is included in a blanket policy that meets the requirements of the loan documents, and (iii) The District - Airpark Borrower provides the lender with paid receipts for the payment of the insurance premiums no later than 20 days prior to the expiration date of the applicable policy.

Recurring Replacements Reserve – The District - Airpark Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,379 into a reserve for approved capital expenditures, provided that such deposits are not required at any time the amount of such reserve equals or exceeds $85,640.

TI/LC Reserve - The District - Airpark Mortgage Loan documents provide for ongoing monthly deposits of approximately $18,436 into a reserve for future tenant improvements and leasing commissions, provided that such deposits are not required at any time the amount of such reserve equals or exceeds $442,472.

Outstanding TI/LC Reserve - The District - Airpark Mortgage Loan documents provide for an upfront reserve of $70,332 for outstanding tenant improvements under the lease to the tenant Fig & Birch Interiors, an upfront reserve of $82,675 for outstanding tenant improvements under the lease to the tenant AmeriFirst Financial, and an upfront reserve of $30,685 for outstanding leasing commissions under the lease to AmeriFirst Financial.

AmeriFirst Financial Lease Reserve - The District - Airpark Mortgage Loan documents provide for an upfront reserve of $142,768 with respect to AmeriFirst Financial, which is required to be released once the tenant is in occupancy of all its space, open for business and paying unabated rent in an amount no less than $31.52 per SF for its entire premises.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

Lockbox and Cash Management. The District - Airpark Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), The District - Airpark Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of The District - Airpark Property to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from tenants of The District - Airpark Property received by The District - Airpark Borrower or property manager, despite such direction, into such lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Period is continuing. During the continuance of a Cash Sweep Period, provided no event of default under The District - Airpark Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The District - Airpark Mortgage Loan, (iii) to make the monthly deposit into the Recurring Replacements Reserve and TI/LC Reserve, if any, as described above under “Escrows and Reserves,” (iv) if no Cash Sweep Period is then continuing, to disburse any remaining funds to The District – Airpark Borrower, (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender), and (vi) to deposit any remainder into an excess cash flow subaccount to be held as additional security for The District - Airpark Mortgage Loan during the continuance of such Cash Sweep Period. If no Cash Sweep Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to The District - Airpark Borrower.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under The District - Airpark Mortgage Loan documents and ending upon the cure of such event of default in accordance with the terms of the mortgage, or otherwise to the lender’s satisfaction, or

(ii)	commencing upon the debt service coverage ratio of The District – Airpark Mortgage Loan (assuming a 30-year amortization period) being less than 1.20x at the end of any calendar quarter based upon the trailing six calendar months operating statements and current in-place rent rolls, and ending upon the date that the debt service coverage ratio of The District - Airpark Mortgage Loan (assuming a 30-year amortization period) has been equal to or greater than 1.20x for the immediately preceding two calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The District - Airpark Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of The District - Airpark Property together with business income insurance covering not less than the 12-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

Allied Plaza
7777 and 7787 Alvarado Road
La Mesa, CA 91942
Santee
Mission Trails Regional Park
Grossmont College
San Carlos Village
Navajo Rd
Navajo Shopping Center
San Carlos GC
Jackson Dr
Lake Murray Blvd
Fletcher Hills
Fletcher Pkwy
El Cajon
Buena Vista Business Park
Venture Business Park
Gillespie Field
Weld Blvd
Taylor Guitars
GKN Aerospace
Pioneer Business Center
Cuyamaca St
SD TROLLEY
Parkway Plaza
ARNELE AVE.
Kaiser Permanent El Cajon
Sunshine Plaza
EL CAJON
Fanita Dr
Del Cerro
Mission Trails Reg. Park
Lake Murray
Baltimore Dr
Sharp Grossmont Hospital
AMAYA DRIVE
GROSSMONT CENTER
Grossmont Center
Harry Griffin Park
Chase Ave
San Diego Intl. Airport 10 miles
Tony Gwynn Stadium
San Diego State Univ.
Viejas Arena
SDSU
ALVARADO
Alvarado Hospital
Kumeyaay Hwy
GREEN LINE
70TH ST.
Baltimore West Shopping Ctr.
Fuerte Dr
Lemon Ave
La Mesa Blvd
El Cajon Blvd
Aragon Plaza
Mesa Plaza
La Mesa CrossRoads
LA MESA BLVD.
SAN DIEGO
Campus Plaza
El Cajon Blvd
La Mesa
Grandview Dr
Casa de Oro-Mount Helix
SPRING ST.
SAN DIEGO COUNTY
University Ave
University Square
MLK Jr. Fwy
Casa De Oro Shopping Ctr.
Streamview Dr
Marketplace at the Grove
Lemon Grove Plaza
LEMON GROVE
Bancroft Dr
Bancroft Point
Spring Valley
54th St
Chollas Park
Mass Ave
Lemon Grove
South Bay Fwy
Austin Dr
MLK Jr. Fwy
Broadway Heights
MASSACHUSETTS AVENUE
Madera St
ORANGE LINE
Emerald Hills
La Presa
Downtown San Diego 5 miles
Lisbon St
Cardiff St
Jamacha Rd
Jamacha Blvd
Spring Valley Center
Sweetwater Reservoir
EUCLID AVE.
ENCANTO/ 62ND ST.
8
52
125
94
54
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
San Pasqual Valley
Ramona
Rancho Bernardo
Poway
Del Mar
SAN DIEGO COUNTY
Pacific Ocean
Miramar
Santee
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Coronado
Jamul
National City
Chula Vista
Imperial Beach
San Ysidro
UNITED STATES
MEXICO
TIJUANA
CLEVELAND NATIONAL FOREST

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Allied Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	La Mesa, CA 91942
Original Balance:	$20,500,000			General Property Type:	Office
Cut-off Date Balance:	$20,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1983, 1999/N/A
Borrower Sponsors:	Andrew Getz; John Hahn;			Size:	144,053 SF
	William Allen; Christopher H. Locke			Cut-off Date Balance per SF:	$142
Guarantors:	Andrew Getz; John Hahn;			Maturity Date Balance per SF:	$142
	William Allen; Christopher H. Locke			Property Manager:	H.F.H., Ltd.
Mortgage Rate:	2.9800%				(borrower-related)
Note Date:	4/1/2021
First Payment Date:	5/6/2021
Maturity Date:	4/6/2031			Underwriting and Financial Information(2)
Original Term to Maturity:	120 months			UW NOI:	$2,815,728
Original Amortization Term:	0 months			UW NOI Debt Yield:	13.7%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	13.7%
Seasoning:	1 month			UW NCF DSCR:	4.27x
Prepayment Provisions:	LO (25); DEF (91); O (4)			Most Recent NOI:	$2,997,755 (2/28/2021 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$3,023,095 (12/31/2020)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,497,783 (12/31/2019)
Additional Debt Balance:	N/A			Most Recent Occupancy(3):	95.6% (3/22/2021)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	98.8% (11/30/2020)
Reserves(1)				3rd Most Recent Occupancy:	98.8% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$42,000,000 (3/8/2021)
RE Tax:	$15,298	$15,298	N/A	Appraised Value per SF:	$292
Insurance:	$47,938	$5,992	N/A	Cut-off Date LTV Ratio:	48.8%
Recurring Replacements:	$0	$2,401	$100,000	Maturity Date LTV Ratio:	48.8%
TI/LC:	$0	$12,004	$435,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	100.0%	Loan Payoff:	$13,082,575	63.8%
			Return of Equity:	$6,966,048	34.0%
			Closing Costs:	$388,141	1.9%
			Reserves:	$63,236	0.3%
Total Sources:	$20,500,000	100.0%	Total Uses:	$20,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Allied Plaza Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Allied Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The Allied Plaza Property (as defined below) is currently 98.7% leased and occupied by 58 tenants with one vacant suite totaling 1,912 SF. Two known future vacancies totaling 4,459 SF (3.1% NRA) have been included in the underwritten vacancy, although the tenants in question are expected to continue to pay rent until their respective lease expiration dates in 2022.

The Mortgage Loan. The tenth largest mortgage loan (the “Allied Plaza Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,500,000 and secured by a first priority fee mortgage encumbering two adjacent office buildings located in La Mesa, California (collectively, the “Allied Plaza Property”). Proceeds from the Allied Plaza Mortgage Loan were used to refinance the previous loan secured by the Allied Plaza Property, return equity to the Allied Plaza Borrower (as defined below), pay closing costs and fund upfront reserves.

The Borrower and the Borrower Sponsors. The borrower, Allied Office Plaza-SPE, LLC (the “Allied Plaza Borrower”), is a Delaware limited liability company and single purpose entity. There are no independent directors. The borrower sponsors and the non-recourse carveout guarantors are Andrew Getz, John Hahn, William Allen and Christopher H. Locke (collectively, the “Allied Plaza Sponsors”).

The Allied Plaza Sponsors are the general partners in HFH, Ltd., a private family-owned partnership focused on commercial real estate investment. HFH, Ltd. currently owns and manages a diverse real estate portfolio of apartment communities and commercial properties, primarily in Southern California. HFH, Ltd.’s portfolio currently consists of 16 properties totaling nearly 500,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

The Property. The Allied Plaza Property consists of two adjacent office buildings, a seven-story office building built in 1983 and a two-story office building developed by the Allied Plaza Sponsors in 1999. The Allied Plaza Property is currently 98.7% leased and occupied by 58 tenants with one vacant suite totaling 1,912 SF. Two known future vacancies totaling 4,459 SF (3.1% of NRA) have been included in the underwritten vacancy, although the tenants in question are expected to continue to pay rent until their respective lease expiration dates in 2022. The Allied Plaza Property offers amenities such as an on-site ATM, dry-cleaning, auto detailing, deli, on-site management, 24-hour security, conference rooms and surface and garage parking spaces resulting in a parking ratio of approximately 3.6 spaces per 1,000 SF. 7777 Alvarado Road is a seven-story building totaling 121,220 SF and is currently 98.4% occupied by 57 tenants. 7787 Alvarado Road is a two-story building that contains 22,833 SF and is 100% occupied by National University. National University has been a tenant at 7787 Alvarado Road since 1999 and most recently signed a 48-month lease extension in October 2019.

Major Tenants.

National University (22,833 SF, 15.9% of NRA, 17.1% of underwritten base rent). National University is a university offering over 75 online and on-campus bachelor’s and graduate degree programs. National University utilizes its space as both a learning center and general office. National University signed a 48-month lease extension in October 2019 that runs through September 2023. National University has one three-year renewal option remaining. National University does not have any unilateral termination options.

Reilly Financial Advisors, LLC (14,988 SF, 10.4% of NRA, 12.0% of underwritten base rent). Reilly Financial Advisors, LLC (“RFA”) is a financial services firm providing wealth management, investment management and relationship management services. RFA has occupied space at the Allied Plaza Property since 2000 and leases its space through September 2029. RFA has two three-year lease renewal options remaining. If RFA notifies the landlord that it requires additional space and there is no additional space available anywhere at the Allied Plaza Property, RFA will have the right to terminate its lease in September 2027 with 12 months’ notice and a penalty equal to unamortized tenant improvements plus two months of rent.

Umpqua Bank (14,736 SF, 10.2% of NRA, 10.9% of underwritten base rent). Umpqua Bank offers personal and business lending and wealth management services. Umpqua Bank has been a tenant at the Allied Plaza Property since 2000. Umpqua Bank’s lease expires in June 2023 and has no lease renewal options remaining. Umpqua Bank occupies an additional 1,346 SF at the Allied Plaza Property under a lease through June 2022. However, Umpqua Bank has indicated that it does not expect to renew the lease for this space and as such, the space has been underwritten as vacant. Umpqua Bank does not have any unilateral termination options.

LoanDepot.com, LLC (10,496 SF, 7.3% of NRA, 7.0% of underwritten base rent). LoanDepot.com, LLC (“LoanDepot”) is a California-based company which sells mortgage and non-mortgage lending products. LoanDepot has been a tenant at the Allied Plaza property since 2009. LoanDepot currently leases 13,609 SF, of which (i) 6,145 SF is being subleased to Keller Williams and (ii) 3,113 SF has been underwritten as vacant. Keller Williams’ sublease rent was not provided to the lender and LoanDepot’s in place rent was underwritten. Keller Williams has indicated its intention to sign a direct lease for the related subleased space prior to LoanDepot’s lease expiration in January 2022, however there is no assurance that it will do so. Regarding the 3,113 SF of space underwritten as vacant, LoanDepot has indicated that it plans to vacate the related space at the end of its lease term in January 2022. LoanDepot’s lease expires in January 2022 and it has no lease renewal options remaining, however, LoanDepot has indicated it expects to sign a new lease for 4,351 SF of existing space. We cannot assure you that LoanDepot will sign such new lease or that Keller Williams will sign a direct lease for its subleased space.

Law & Mediation Firm of Klueck & Hoppes (7,017 SF, 4.9% of NRA, 4.8% of underwritten base rent). Law & Mediation Firm of Klueck & Hoppes (“Klueck & Hoppes”) is a full-service family law and divorce law firm headquartered at the Allied Plaza Property. Klueck & Hoppes has been at the Allied Plaza Property since 2013. Klueck & Hoppes’ lease expires in December 2022 and has one five-year lease renewal option remaining. Klueck & Hoppes does not have any unilateral termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

The following table presents a summary regarding the tenants at the Allied Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Termination Option (Y/N)	Lease Expiration	Renewal Options
National University	NR/NR/NR	22,833	15.9%	$712,172	17.1%	$31.19	N	9/30/2023	1 x 3 Yrs
RFA(3)	NR/NR/NR	14,988	10.4%	$499,764	12.0%	$33.34	Y	9/30/2029	2 x 3 Yrs
Umpqua Bank	NR/NR/NR	14,736	10.2%	$450,922	10.9%	$30.60	N	6/30/2023	N/A
LoanDepot(4)	NR/NR/NR	10,496	7.3%	$292,524	7.0%	$27.87	N	1/31/2022	N/A
Klueck & Hoppes	NR/NR/NR	7,017	4.9%	$197,556	4.8%	$28.15	N	12/31/2022	1 x 5 Yrs
Subtotal/Wtd. Avg.		70,070	48.6%	$2,152,937	51.8%	$30.73

Other Tenants		67,612	46.9%	$1,999,796	48.2%	$29.58
Vacant Space		6,371	4.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		144,053	100.0%	$4,152,733	100.0%	$30.16

(1)	Information is based on the underwritten rent roll dated as of March 22, 2021 with rent steps taken through October 2021 totaling $49,054.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	If RFA notifies the landlord that it requires additional space and there is no additional space available anywhere at the Allied Plaza Property, RFA will have the right to terminate its lease in September 2027 with 12 months’ notice and a penalty equal to unamortized tenant improvements plus two months of rent.

(4)	LoanDepot currently leases 13,609 SF, of which (i) 6,145 SF is being subleased to Keller Williams and (ii) 3,113 SF has been underwritten as vacant. Keller Williams’ sublease rent was not provided to the lender and LoanDepot’s in place rent was underwritten. Keller Williams has indicated its intention to sign a direct lease for the related subleased space prior to LoanDepot’s lease expiration in January 2022, however there is no assurance that it will do so. Regarding the 3,113 SF of space underwritten as vacant, LoanDepot has indicated that it plans to vacate the related space at the end of its lease term in January 2022.

The following table presents certain information with respect to the lease rollover at the Allied Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM(3)	9	6,903	$20.84	4.8%	4.8%	$143,840	3.5%	3.5%
2021	11	12,711	$31.82	8.8%	13.6%	$404,468	9.7%	13.2%
2022	14	28,037	$27.11	19.5%	33.1%	$760,136	18.3%	31.5%
2023	9	44,870	$30.94	31.1%	64.2%	$1,388,437	33.4%	64.9%
2024	6	15,393	$28.87	10.7%	74.9%	$444,340	10.7%	75.6%
2025	5	5,697	$28.84	4.0%	78.9%	$164,302	4.0%	79.6%
2026	3	4,054	$28.40	2.8%	81.7%	$115,131	2.8%	82.4%
2027	0	0	$0.00	0.0%	81.7%	$0	0.0%	82.4%
2028	1	3,312	$30.81	2.3%	84.0%	$102,043	2.5%	84.8%
2029	2	16,705	$32.93	11.6%	95.6%	$550,038	13.2%	98.1%
2030	0	0	$0.00	0.0%	95.6%	$0	0.0%	98.1%
2031(4)	1	0	$0.00	0.0%	95.6%	$79,998	1.9%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
Vacant	0	6,371	$0.00	4.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	61	144,053	$30.16	100.0%		$4,152,733	100.0%

(1)	Information is based on the underwritten rent roll dated March 22, 2021 with rent steps taken through October 2021 totaling $49,054.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes 1,626 SF of conference room and management office space.

(4)	Includes rooftop antenna rent.

COVID-19 Update. As of April 1, 2021, the Allied Plaza Property is open and operating with most tenants working remotely. According to the Allied Plaza Sponsors, 100.0% of tenants by underwritten base rent and 100.0% of tenants by occupied NRA made their full rent payments for February and March 2021. Two tenants totaling 1.5% of NRA requested and were granted rent relief, however, all past due rents owed have since been paid in full. As of April 6, 2021, the Allied Plaza Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Allied Plaza Mortgage Loan is on May 6, 2021.

The Market. The Allied Plaza Property is located in San Diego’s East County submarket. With access to the region’s main east/west arterial (Interstate 8), the Allied Plaza Property offers tenants freeway accessibility, corporate visibility and access to surrounding retail amenities. The immediate area

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%
includes La Mesa Village shops and restaurants, as well as Grossmont and Parkway Plaza shopping malls. Nearby retailers include Walmart, Target, Ross, FedEx, Panera Bread, BJ’s Brewhouse and others.

According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Allied Plaza Property was 21,927, 183,568 and 499,296, respectively; and the 2021 estimated average household income within the same radii was approximately $94,229, $92,840 and $95,150, respectively.

According to the appraisal, the Allied Plaza Property is situated within the East County office submarket of the San Diego office market. As of the fourth quarter of 2020, the San Diego office market reported a total inventory of approximately 118.8 million SF with an 11.5% vacancy rate, and an average asking rent of $34.73 PSF. As of the fourth quarter of 2020, the East County office submarket reported a total inventory of approximately 5.7 million SF with a 4.7% vacancy rate, and an average asking rent of $26.08 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Allied Plaza Property:

Market Rent Summary
	7777 Bldg.	7787 Bldg.
Property SF	121,220	22,833
Market Rent (PSF)	$28.80	$30.24
Lease Term (Months)	60	60
Lease Type (Reimbursements)	MG	MG
Rent Increase Projection	3% per annum	3% per annum
Tenant Improvements (New Tenant) (PSF)	$20.00	$20.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Allied Plaza Property:

Comparable Leases Summary
Property Name / City, State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (mos.)	Rent PSF	Lease Type
Allied Plaza 7777 and 7787 Alvarado Road La Mesa, CA	1983, 1999 / N/A	144,053(1)	-	95.6%(1)	-	-	-	-	-
Alvarado Court Medical Building 6386 Alvarado Court San Diego, CA	1983 / N/A	40,575	1.9 miles	98.1%	Pacific Coast Psychiatric Associates	5,832	Nov. 2019 / 77	$29.52	MG
Mission Corporate Center 6160 Mission Gorge Road San Diego, CA	1972 / 1999	57,719	5.0 miles	100.0%	Kettering Rose Insurance	4,197	Jun. 2020 / 12	$25.20	MG
La Mesa Village Plaza 4700 Spring Street La Mesa, CA	1991 / N/A	43,643	1.1 miles	87.0%	N/A	3,513	Sep. 2020 / 60	$26.40	MG
Mission Valley Crossroads 404 Camino Del Rio South San Diego, CA	1979 / 2013	63,760	15.9 miles	92.0%	T.Y. Lin International	21,354	Jan. 2021 / 65	$33.60	FSG
Single-Tenant Office Building 2120-2152 San Diego Avenue San Diego, CA	1979 / N/A	23,519	16.6 miles	100.0%	Old Town Academy	23,519	Sep. 2020 / 60	$20.64	NNN
Single-Tenant Office Building 4275 & 4283 El Cajon Boulevard San Diego, CA	1950s / 2000	75,008	4.8 miles	100.0%	San Diego State University Research Foundation	75,008	Apr. 2020 / 60	$13.08	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated March 22, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Allied Plaza Property:

Cash Flow Analysis(1)
	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,465,298	$3,625,729	$4,202,148	$4,183,394	$4,349,123	$30.19
Reimbursements	$527,767	$534,766	$652,107	$654,204	$654,204	$4.54
Other Income	$4,025	$2,647	$7,154	$4,656	$4,656	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	($250,166)	($1.74)
Effective Gross Income	$3,997,089	$4,163,141	$4,861,408	$4,842,254	$4,757,817	$33.03

Real Estate Taxes	$165,709	$150,110	$171,141	$171,141	$253,265	$1.76
Insurance	$49,185	$58,558	$53,907	$53,907	$71,907	$0.50
Other Expenses	$1,369,190	$1,456,690	$1,613,265	$1,619,450	$1,616,917	$11.22
Total Expenses	$1,584,085	$1,665,358	$1,838,313	$1,844,498	$1,942,088	$13.48

Net Operating Income	$2,413,004	$2,497,783	$3,023,095	$2,997,755	$2,815,728	$19.55
Capital Expenditures	$0	$0	$0	$0	$28,811	$0.20
TI/LC	$0	$0	$0	$0	$144,053	$1.00
Net Cash Flow	$2,413,004	$2,497,783	$3,023,095	$2,997,755	$2,642,865	$18.35

Occupancy %(3)	94.9%	98.8%	98.8%	95.6%	95.0%
NOI DSCR	3.90x	4.03x	4.88x	4.84x	4.55x
NCF DSCR	3.90x	4.03x	4.88x	4.84x	4.27x
NOI Debt Yield	11.8%	12.2%	14.7%	14.6%	13.7%
NCF Debt Yield	11.8%	12.2%	14.7%	14.6%	12.9%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 22, 2021 with rent steps taken through October 2021 totaling $49,054.

(3)	Occupancy % is as of December 31, of each respective year except for (i) 2020, which is as of November 30, 2020 and (ii) 2/28/2021 TTM, which is as of March 22, 2021. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

The Allied Plaza Borrower deposited at origination (i) $15,298 for property taxes and (ii) $47,938 for insurance.

Real Estate Taxes and Insurance - The Allied Plaza Borrower is required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $15,298) and 1/12 of the estimated annual insurance premiums (currently $5,992).

Recurring Replacements Reserve - The Allied Plaza Borrower is required to reserve $2,401 monthly for replacements, subject to a cap of $100,000.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $12,004 per month, subject to a cap of $435,000.

Lockbox and Cash Management. The Allied Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. Prior to the occurrence of a Sweep Event Period (as defined below), all rents will be deposited into an account designated by the Allied Plaza Borrower. The Allied Plaza Mortgage Loan requires that during the continuance of a Sweep Event Period, the Allied Plaza Borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Allied Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Allied Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Allied Plaza Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Allied Plaza Borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x (based on amortizing debt service payments).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), when the amortizing debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Allied Plaza Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Allied Plaza Property and business interruption insurance for 12 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Central Canal Company Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Various, FL
Original Balance:	$20,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$20,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Gerald Askowitz			Size:	393,187 SF
Guarantor:	Gerald Askowitz			Cut-off Date Balance per SF:	$51
Mortgage Rate:	3.9130%			Maturity Date Balance per SF:	$51
Note Date:	4/2/2021			Property Manager:	Canal Management, Inc.
First Payment Date:	5/6/2021				(borrower-related)
Maturity Date:	4/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$2,692,573
IO Period:	120 months			UW NOI Debt Yield:	13.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	13.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	3.22x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,499,892 (2/28/2021 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,452,411 (12/31/2020)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,280,719 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	95.7% (3/23/2021)
Reserves				2nd Most Recent Occupancy:	96.1% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.4% (12/31/2019)
RE Tax:	$154,279	$25,713	N/A	Appraised Value (as of):	$40,150,000 (3/11/2021)
Insurance:	$5,333	$1,152	N/A	Appraised Value per SF:	$102
Recurring Replacements:	$0	$4,915	N/A	Cut-off Date LTV Ratio:	49.8%
TI/LC(1):	$200,000	Springing	$200,000	Maturity Date LTV Ratio:	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$13,836,457	69.2%
			Return of Equity:	$5,442,473	27.2%
			Closing Costs:	$361,458	1.8%
			Reserves:	$359,612	1.8%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	When the amount in the TI/LC reserve is below the cap, the borrower is required to deposit $8,333 per month for TI/LCs.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Central Canal Company Industrial Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Central Canal Company Industrial Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Central Canal Company Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $20,000,000 and secured by a first priority fee mortgage on six industrial properties totaling 18 buildings and 393,187 SF located in Winter Garden, Orlando, Sanford, Kissimmee and Casselberry, Florida (collectively, the “Central Canal Company Industrial Portfolio Properties”). The proceeds of the Central Canal Company Industrial Portfolio Mortgage Loan were used to refinance existing mortgages encumbering the Central Canal Company Industrial Portfolio Properties, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrower, Central Canal Co., LLC (the “Central Canal Company Industrial Portfolio Borrower”), is a Florida limited liability company structured to be bankruptcy-remote. The borrower sponsor and non-recourse carveout guarantor of the Central Canal Company Industrial Portfolio Mortgage Loan is Gerald Askowitz.

Mr. Askowitz has been involved in commercial real estate in Dade County, Florida and Orlando, Florida for over 40 years and 20 years, respectively. Mr. Askowitz and his family own 19 warehouse facilities totaling approximately 1.8 million SF of space.

The Properties. The Central Canal Company Industrial Portfolio Properties are a 393,187 SF portfolio consisting of six industrial properties totaling 18 buildings located throughout the greater Orlando, Florida MSA. The Central Canal Company Industrial Portfolio Properties were originally developed between 1975 and 1995, and operate as warehouse, small-bay industrial spaces. The Central Canal Company Industrial Portfolio Properties are leased by over 140 tenants. The borrower sponsor has owned, operated and managed the Central Canal Company Industrial Portfolio Properties since 2006. The Central Canal Company Industrial Portfolio Properties cater to small, regional or satellite tenants in need of flexible space, and occupancy based on square footage has averaged approximately 92.3% since 2017. While all of the in-place leases are month-to-month, more than 23% of in-place tenants

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

have been in occupancy for more than five years. Each individual lease originally began as a one-year term and upon expiration, the leases convert to a month-to-month term.

The Central Canal Company Industrial Portfolio Properties were acquired as an assembled portfolio in 2006 for a purchase price of approximately $15.0 million. Recent capital improvements include roof replacements across the Central Canal Company Industrial Portfolio Properties at a cost of approximately $1.3 million.

The Central Canal Company Industrial Portfolio Properties are 95.7% leased as of March 23, 2021 to more than 140 tenants.

The following table presents detailed information with respect to each of the Central Canal Company Industrial Portfolio Properties:

Central Canal Company Industrial Portfolio Properties Summary
Property Name / Location	Year Built/ Renovated	SF	Occupancy %	Allocated Whole Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value
Venture & Forsyth Orlando, FL	1975-1985 / N/A	155,515	100.0%	$8,816,936	44.1%	$17,700,000	44.1%
Carter I & II Winter Garden, FL	1991 / N/A	67,775	95.4%	$3,536,737	17.7%	$7,100,000	17.7%
Northstar Business Park Sanford, FL	1990 / N/A	89,497	87.0%	$3,212,951	16.1%	$6,450,000	16.1%
Michigan I & II Kissimmee, FL	1993, 1995 / N/A	33,850	100.0%	$1,942,715	9.7%	$3,900,000	9.7%
Taft Vineland Orlando, FL	1988 / N/A	29,550	100.0%	$1,843,088	9.2%	$3,700,000	9.2%
Lyman Road Casselberry, FL	1987 / N/A	17,000	87.5%	$647,572	3.2%	$1,300,000	3.2%
Total		393,187	95.7%	$20,000,000	100.0%	$40,150,000	100.0%

(1)	Property releases are not permitted under the Central Canal Company Industrial Portfolio Mortgage Loan documents. ALA is allocated based on Appraised Value.

The following table presents certain information relating to the tenants at the Central Canal Company Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options
Nestor Ramirez Hernandez	Venture & Forsyth	NR/NR/NR	12,625	3.2%	$107,300	2.6%	$8.50	MTM	N/A	N
Caligiuri Corp.	Northstar Business Park	NR/NR/NR	11,600	3.0%	$95,961	2.3%	$8.27	MTM	N/A	N
Pryco Movers. Inc.	Venture & Forsyth	NR/NR/NR	11,250	2.9%	$86,822	2.1%	$7.72	MTM	N/A	N
Shining Green Landscaping	Venture & Forsyth	NR/NR/NR	10,500	2.7%	$124,174	3.0%	$11.83	MTM	N/A	N
Salt.XO & Jhalesa V Lewis	Northstar Business Park	NR/NR/NR	8,500	2.2%	$62,250	1.5%	$7.32	MTM	N/A	N
Subtotal/Wtd. Avg.			54,475	13.9%	$476,507	11.5%	$8.75

Other Tenants			321,879	81.9%	$3,654,004	88.5%	$11.35
Vacant Space			16,833	4.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			393,187	100.0%	$4,130,511	100.0%	$10.98

(1)	Information is based on the underwritten rent roll dated March 23, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

The following table presents certain information relating to the lease rollover schedule at the Central Canal Company Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	143	376,354	$10.98	95.7%	95.7%	$4,130,511	100.0%	100.0%
2021	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2022	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2023	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2024	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
Vacant	0	16,833	$0.00	4.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	143	393,187	$10.98	100.0%		$4,130,511	100.0%

(1)	Information is based on the underwritten rent roll dated March 23, 2021.

COVID-19 Update. As of March 29, 2021, the Central Canal Company Industrial Portfolio Borrower has reported that the Central Canal Company Industrial Portfolio Properties are open and operating, with 98.0% of tenants by occupied NRA and 98.0% of tenants by underwritten base rent having paid their full February and March 2021 rent payments. As of April 6, 2021, the Central Canal Company Industrial Portfolio Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Central Canal Company Industrial Portfolio Mortgage Loan is May 6, 2021.

The Markets. The Central Canal Company Industrial Portfolio Properties are located in the Orlando industrial market. As of the fourth quarter of 2020, average industrial asking rent was $9.10 PSF, vacancy was approximately 5.2%, and inventory totaled approximately 180.3 million SF within the Orlando industrial market. The Venture & Forsyth and Taft Vineland properties are located in the Southeast Orange County industrial submarket. For the fourth quarter of 2020, the Southeast Orange County industrial submarket had total inventory of approximately 58.1 million SF with a vacancy rate of approximately 6.9% and average asking rent of $9.20 PSF. The Carter I & II property is located in the Northwest Orange County industrial submarket. For the fourth quarter of 2020, the Northwest Orange County industrial submarket had total inventory of approximately 39.9 million SF with a vacancy rate of approximately 5.2% and average asking rent of $8.75 PSF. The Northstar Business Park and Lyman Road properties are located in the Seminole County industrial submarket. For the fourth quarter of 2020, the Seminole County industrial submarket had total inventory of approximately 28.7 million SF with a vacancy rate of approximately 3.8% and average asking rent of $9.57 PSF. The Michigan I & II property is located in the Osceola County industrial submarket. For the fourth quarter of 2020, the Osceola County industrial submarket had total inventory of approximately 7.5 million SF with a vacancy rate of approximately 1.9% and average asking rent of $9.62 PSF.

The following table presents demographic information according to the appraisal:

Demographics Summary

Property Name	Population			Average Household Income
	One-mile	Three-mile	Five-mile	One-mile	Three-mile	Five-mile
Venture & Forsyth	10,721	108,157	293,398	$65,889	$90,693	$91,181
Carter I & II	4,266	70,208	148,968	$85,096	$114,142	$112,115
Northstar Business Park	6,191	54,805	125,725	$69,715	$89,436	$97,124
Michigan I & II	8,327	113,790	247,735	$67,268	$66,154	$73,096
Taft Vineland	916	51,255	176,617	$76,232	$75,483	$76,742
Lyman Road	5,106	92,723	231,963	$73,297	$85,151	$96,289

Source: Appraisal and estimated as of 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	Venture & Forsyth	Carter I & II	Northstar Business Park	Michigan I & II	Taft Vineland	Lyman Road
Industrial Market Rent (PSF)	$12.50	$11.00	$9.25	$12.50	$12.50	$10.25
Larger Unit Market Rent (PSF)	$8.00	N/A	N/A	$8.25	N/A	$7.50

Source: Appraisal

The following table presents certain information relating to comparable leases for the Venture & Forsyth property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Multi-tenant Industrial Flex 7006 Stapoint Court Winter Park, FL	24,000	1986	95.0%	AKE Solar	Aug. 2020 / 60	5,000	$9.95	NNN
Multi-tenant Office/Flex 6914 Hanging Moss Road Orlando, FL	4,800	1983	100.0%	Yager Manufacturing	Dec. 2018 / 24	1,200	$15.00	NNN
7038-7066 Stapoint Court 7038 Stapoint Court Winter Park, FL	28,000	1984	89.3%	Guardian Wraps	Sep. 2018 / 60	2,000	$13.20	MG
East Point Industrial Park 6802 Stapoint Court Winter Park, FL	21,830	1986	100.0%	Best Electric, Air Conditioning & Plumbing	Oct. 2019 / 36	21,830	$7.00	NNN
Multi-tenant Industrial 2427 Forsyth Road Orlando, FL	25,088	1987	94.0%	Kwen Gesha Coffee Roasters, Inc.	Feb. 2020 / 24	1,400	$10.29	MG

Source: Appraisal

The following table presents certain information relating to comparable leases for the Carter I & II property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Carter Commerce Center 890 Carter Road Winter Garden, FL	48,750	2002	100.0%	Pro-Staff Termite & Pest Control, LLC	Dec. 2019 / 36	1,875	$8.25	NNN
1313 Green Forest Court 1313 Green Forest Court Winter Garden, FL	24,000	2003	65.6%	Hurricane Construction	Apr. 2020 / 36	1,375	$12.33	MG
1301 Gilliard Avenue Building 2 1301 Gilliard Avenue Winter Garden, FL	30,530	2018	100.0%	Prevost Car (US), Inc.	Jan. 2019 / 36	5,400	$8.50	NNN
1307 Green Forest Court 1307 Green Forest Court Winter Garden, FL	48,242	2003	70.0%	After Hours Garage	Feb. 2021 / 24	1,650	$11.96	MG

Source: Appraisal

The following table presents certain information relating to comparable leases for the Northstar Business Park property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
201-209 Tech Drive 201 Tech Drive Sanford, FL	59,895	2001	76.0%	Century Fire Protection	Aug. 2020 / 36	14,386	$6.50	NNN
Sanford Central Park 4282 Saint Johns Parkway Sanford, FL	13,268	1996	100.0%	KND Solar, LLC	Sep. 2020 / 12	5,970	$9.00	NNN
627-655 Progress Way (Phase I & II) 627 Progress Way Sanford, FL	118,680	2003	100.0%	The Pressure Guys	Oct. 2018 / 36	3,750	$6.75	NNN
4350 Chantal Lane 4350 Chantal Lane Sanford, FL	8,560	2015	100.0%	BioGen	Jun. 2020 / 60	8,560	$10.50	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

The following table presents certain information relating to comparable leases for the Michigan I & II property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1198 East Carroll Street 1198 East Carroll Street Kissimmee, FL	9,153	1988	100.0%	Florida Upholstery Inc. Commercial Upholstery & Furniture Repair	Feb. 2021 / 12	1,680	$11.07	MG
1501-1513 Damon Avenue (Building 1) 1501 Damon Avenue Kissimmee, FL	11,375	2005	100.0%	O&J Performance Inc	Nov. 2019 / 36	3,000	$11.60	MG
Michigan Commerce Center 2530 Michigan Avenue Kissimmee, FL	19,800	1999	83.3%	PPG Paint Store	Mar. 2019 / 36	8,800	$7.50	NNN
Michigan Commerce Center 2510 Michigan Avenue Kissimmee, FL	172,887	2001	96.0%	Sol De Borinquen Bakery Inc Imeca Kissimmee LLC	Feb. 2018 / 60 Apr. 2018 / 72	3,300 7,150	$11.48 $7.02	NNN NNN

Source: Appraisal

The following table presents certain information relating to comparable leases for the Taft Vineland property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
11310 Satellite Boulevard 11310 Satellite Boulevard Orlando, FL	6,537	1972	100.0%	Builder Services Group	Jan. 2019 / 60	6,537	$11.93	Industrial Gross
9468 American Eagle Way (American Center 2) 9468 American Eagle Way Orlando, FL	37,816	1999	72.5%	My Family	Nov. 2020 / 36	9,000	$8.00	NNN
901 Central Florida Parkway 901 Central Florida Parkway Orlando, FL	40,000	1971	100.0%	French Furniture	Jun. 2020 / 36	2,500	$14.38	MG
501 4th Street 501 4th Street Orlando, FL	6,000	2003	100.0%	Buchanon Hauling and Rigging, Inc.	Mar. 2021 / 48	6,000	$18.00	NNN

Source: Appraisal

The following table presents certain information relating to comparable leases for the Lyman Road property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
830 South Ronald Reagan Boulevard 830 South Ronald Reagan Boulevard Longwood, FL	59,921	2001	79.7%	Vision Office Centers	May 2020 / 120	4,600	$10.50	NNN
215-225 Pineda Street 215 Pineda Street Longwood, FL	108,793	1973	100.0%	HD Roofing Pet Pros Choice	Sep. 2020 / 60 Apr. 2021 / 72	9,000 4,500	$6.95 $7.50	NNN NNN
211 Reece Way (Building 8) 211 Reece Way Casselberry, FL	6,000	2006	50.0%	Stone Savvy Inc.	Jul. 2020 / 36	3,000	$12.00	NNN
1205 Sarah Avenue 1205 Sarah Avenue Longwood, FL	55,520	1998	57.6%	Wonderland Gift Shop	Dec. 2020 / 54	6,400	$8.00	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Central Canal Company Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,445,135	$3,525,849	$3,764,724	$3,795,674	$4,312,307	$10.97
Reimbursements	$171,155	$163,838	$174,409	$181,851	$181,851	$0.46
Other Income	$24,380	$33,110	$13,627	$8,468	$8,468	$0.02
Vacancy and Concessions	$0	$0	$0	$0	($323,423)	($0.82)
Effective Gross Income	$3,640,670	$3,722,797	$3,952,760	$3,985,992	$4,179,203	$10.63

Taxes	$248,909	$254,540	$287,588	$292,854	$287,588	$0.73
Insurance	$109,735	$118,185	$128,318	$128,318	$128,318	$0.33
Other Operating Expenses	$1,162,043	$1,069,353	$1,084,443	$1,064,927	$1,070,724	$2.72
Total Operating Expenses	$1,520,687	$1,442,078	$1,500,349	$1,486,100	$1,486,630	$3.78

Net Operating Income	$2,119,983	$2,280,719	$2,452,411	$2,499,892	$2,692,573	$6.85
TI/LC	$0	$0	$0	$0	$75,000	$0.19
Capital Expenditures	$0	$0	$0	$0	$58,978	$0.15
Net Cash Flow	$2,119,983	$2,280,719	$2,452,411	$2,499,892	$2,558,595	$6.51

Occupancy %(3)	91.2%	91.4%	96.1%	95.7%	92.8%
NOI DSCR	2.67x	2.87x	3.09x	3.15x	3.39x
NCF DSCR	2.67x	2.87x	3.09x	3.15x	3.22x
NOI Debt Yield	10.6%	11.4%	12.3%	12.5%	13.5%
NCF Debt Yield	10.6%	11.4%	12.3%	12.5%	12.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	UW Gross Potential Rent is based on the March 23, 2021 rent roll with vacant space grossed up to market rent.

(3)	Occupancy shown is as of December 31, of each respective year. 2/28/2021 TTM Occupancy is as of March 23, 2021. UW Occupancy represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – Signature Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Various
Original Balance(1):	$19,769,000			General Property Type:	Office
Cut-off Date Balance(1):	$19,769,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Abraham Brach			Size:	469,901 SF
Guarantor:	Abraham Brach			Cut-off Date Balance per SF(1):	$191
Mortgage Rate:	3.8400%			Maturity Date Balance per SF(1):	$165
Note Date:	12/7/2020			Property Managers:	Diversified Management Plus, LLC;
First Payment Date:	2/6/2021				Signature Acquisitions LLC
Maturity Date:	1/6/2031				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	36 months			UW NOI:	$8,265,637
Seasoning:	4 months			UW NOI Debt Yield(1)(4):	9.2%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity(1)(4):	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1)(4):	2.16x (IO) 1.50x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,861,747 (10/31/2020 TTM)
Additional Debt Balance(1):	$70,000,000			2nd Most Recent NOI:	$7,864,324 (12/31/2019)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$7,860,816 (12/31/2018)
Reserves				Most Recent Occupancy(4):	86.8% (12/1/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2019)
RE Tax:	$411,382	$102,846	N/A	3rd Most Recent Occupancy:	89.1% (12/31/2018)
Insurance:	$65,149	$13,030	N/A	Appraised Value (as of)(5):	$130,100,000 (6/10/2020)
Recurring Replacements:	$0	$9,993	N/A	Appraised Value per SF:	$277
TI/LC:	$0	$48,948	N/A	Cut-off Date LTV Ratio(1):	69.0%
Deferred Maintenance:	$95,675	$0	N/A	Maturity Date LTV Ratio(1):	59.6%
Unfunded Obligations Reserve:	$619,885	$0	N/A
COVID Reserve:	$53,445	$0	N/A
Extraordinary TI/LC Reserve(2):	$0	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$89,769,000	100.0%	Loan Payoff:	$85,982,302	95.8%
			Closing Costs:	$2,009,822	2.2%
			Reserves:	$1,245,537	1.4%
			Return of Equity:	$531,339	0.6%
Total Sources:	$89,769,000	100.0%	Total Uses:	$89,769,000	100.0%

(1)	The Signature Office Portfolio Mortgage Loan (as defined below) is part of the Signature Office Portfolio Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $89,769,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Signature Office Portfolio Whole Loan.

(2)	On each due date occurring on and after the occurrence and continuance of an Extraordinary TI/LC Reserve Deposit Period (as defined in the Signature Office Portfolio Whole Loan documents), the Signature Office Portfolio Borrowers (as defined below) are required to reserve with the lender an amount equal to (a) with respect to an Extraordinary TI/LC Reserve Deposit Period in connection with Allstate Insurance, $225,000, and/or (b) with respect to an Extraordinary TI/LC Reserve Deposit Period in connection with The Bridgehampton National Bank, $150,000. The Signature Office Portfolio Borrowers will not be required to make more than 12 monthly extraordinary TI/LC reserve deposits with respect to Allstate Insurance ($2,700,000 in total) or more than 12 monthly extraordinary TI/LC reserve deposits with respect to The Bridgehampton National Bank ($1,800,000 in total).

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Signature Office Portfolio Whole Loan more severely than assumed in the underwriting of the Signature Office Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(4)	Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Most Recent Occupancy at the 20 Commerce property and the Signature Office Portfolio Properties is 73.4% and 84.0%, respectively. Excluding income from Crossmark, Inc., the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (IO) and UW NCF DSCR (P&I) would be 8.8%, 10.2%, 2.07x and 1.43x, respectively.

(5)	The Appraised Value for the Hauppauge Office Park property includes tax savings attributable to two PILOT tax abatements, one of which is scheduled to expire in the 2021/2022 tax year. The Appraised Value assumes that such expiring PILOT tax abatement will be renewed prior to its expiration. The borrower sponsor reported that they intend to apply for the renewal of the PILOT tax abatement prior to its expiration. We cannot assure you that the PILOT tax abatement will be renewed, which may cause property taxes at the Hauppauge Office Park property to increase.

The Mortgage Loan. The twelfth largest mortgage loan (the “Signature Office Portfolio Mortgage Loan”) is part of a whole loan (the “Signature Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal balance of $89,769,000, which is secured by first mortgages encumbering (i) with respect to the property located at 878 Veterans Memorial Highway, Hauppauge, New York, the borrower’s fee simple,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

leasehold, and sub-sub-leasehold interest, (ii) with respect to the property located at 888-898 Veterans Memorial Highway, Hauppauge, New York, the borrower’s fee simple and sub-leasehold interest, and (iii) with respect to the property located at 20 Commerce Drive, Cranford, New Jersey, the borrower’s fee simple interest (collectively, the “Signature Office Portfolio Properties”).

The non-controlling Note A-3 with an original principal balance of $19,769,000 evidences the Signature Office Portfolio Mortgage Loan and will be contributed to the MSC 2021-L5 transaction. The controlling Note A-1 and the non-controlling Note A-2 with an aggregate original principal balance of $70,000,000 were contributed to the GSMS 2020-GSA2 transaction.

The Signature Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the GSMS 2020-GSA2 transaction. The proceeds of the Signature Office Portfolio Whole Loan were primarily used to pay off a prior loan, fund reserves, return equity to the borrower sponsor and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Signature Office Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$35,000,000	$35,000,000	GSMS 2020-GSA2	Yes
A-2	$35,000,000	$35,000,000	GSMS 2020-GSA2	No
A-3	$19,769,000	$19,769,000	MSC 2021-L5	No
Total	$89,769,000	$89,769,000

The Borrowers and the Borrower Sponsor. The borrowers are Commerce Dr LLC, SIG 888 LLC and 878 Lease LLC, a New Jersey limited liability company, a New York limited liability company and a Delaware limited liability company, respectively, each structured to be bankruptcy-remote with one independent director at the managing member level (collectively, the “Signature Office Portfolio Borrowers”). The borrower sponsor and non-recourse carveout guarantor of the Signature Office Portfolio Mortgage Loan is Abraham Brach of Signature Acquisitions, which is a private real estate investment firm based in New York that develops, owns and manages office, retail, and multifamily properties throughout the tristate area. Their holdings total 6.0 million SF across 26 office assets, 6 retail assets, and several multifamily properties in Brooklyn, New York. Mr. Brach is the founder and President of Signature Acquisitions as well as numerous other business ventures. Mr. Brach focuses specifically on office park ownership. In addition, Mr. Brach owns and manages non-real estate related companies including Northside Packaging Corp., Healthy Food Brands, LLC, and Simply Natural Foods. Mr. Brach’s partner, Eric Zabarkus, is responsible for the day-to-day asset management of Signature’s holdings. Mr. Zabarkus has over 20 years of experience in the industry and has transactional experiences across 14.0 million SF.

The Properties. The Signature Office Portfolio Properties are comprised of two office properties located in New York and New Jersey.

The Hauppauge Office Park property, located in Hauppauge, New York, is a three-building office park that spans 281,954 SF on a 24.960-acre site. The Hauppauge Office Park property is comprised of 99.9% office space and 0.1% other space. The buildings in the office park share a courtyard area with a central fountain and seating. The 878 Veterans Memorial Highway building is an 87,945 SF, four-story office building. The building is 100.0% occupied by Allstate Insurance on a net lease through October 31, 2026. Allstate Insurance utilizes this space as its regional headquarters. The 888 Veterans Memorial Highway building is a 108,110 SF, five-story office building. The largest tenants include Morgan Stanley (10,630 SF), Viner Finance Inc. (8,870 SF) and TheraCare Preschool Services, Inc. (8,778 SF). The 898 Veterans Memorial Highway building is an 85,899 SF, four-story office building. The largest tenant, The Bridgehampton National Bank (83,426 SF) occupies 97.1% of the NRA. The Hauppauge Office Park property has 1,210 parking spaces, which equates to a parking ratio of approximately 4.3 per 1,000 SF of NRA. The Hauppauge Office Park property benefits from two different payment in lieu of taxes programs (“PILOTs”) issued by the Town of Islip Industrial Development Agency. The first PILOT applies to 888 and 898 Veterans Memorial Highway, as well as the land. The second PILOT applies solely to the 878 Veterans Memorial Highway’s improvements. In both cases, the benefits run with the land and not the tenants. The PILOT as it pertains to 888 and 898 Veterans Memorial Highway expires in February 2022, while the PILOT for 878 Veterans Memorial Highway runs through November 2030. The underwritten real estate tax expenses are based on the full estimated tax burden for 888 and 898 Veterans Memorial Highway and the current PILOT payment for 878 Veterans Memorial Highway. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The 20 Commerce property, located in Cranford, New Jersey, spans 187,947 SF across four stories (with an additional lower-level) on a 6.355-acre site. The 20 Commerce property is 80.4% occupied by 16 office tenants as of December 1, 2020. The largest tenants in the building include Lerner David Littenberg Krumholz & Mentlik, LLP (34,373 SF), Herbert L. Jamison & Co., L.L.C. (24,838 SF), and O’Connor Davies, LLP (19,503 SF). The 20 Commerce property has 547 parking spaces, which equates to a parking ratio of approximately 2.9 per 1,000 SF of NRA.

The following table presents detailed information with respect to each of the Signature Office Portfolio Properties:

Signature Office Portfolio Properties Summary
Property Name / Location	Year Built/ Renovated	SF	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Hauppauge Office Park 878, 888 and 898 Veterans Memorial Highway Hauppauge, NY	1990, 2014 / N/A	281,954	$66,999,000	74.6%	$97,100,000	74.6%	$5,967,484	72.2%
20 Commerce 20 Commerce Drive Cranford, NJ	1991 / 2020	187,947	$22,770,000	25.4%	$33,000,000	25.4%	$2,298,154	27.8%
Total		469,901	$89,769,000	100.0%	$130,100,000	100.0%	$8,265,637	100.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

Major Tenants.

Allstate Insurance (100,745 SF, 21.4% of portfolio NRA, 24.9% of portfolio underwritten base rent). Allstate Insurance (“Allstate”) leases the entire 87,945 SF at the 878 Veterans Memorial Highway building under a lease through October 2026. Additionally, Allstate leases 12,800 SF at the 20 Commerce property under a lease through June 2024. Allstate utilizes its 878 Veterans Memorial Highway building space as its regional headquarters. Additionally, the 878 Veterans Memorial Highway building was built-to-suit for Allstate in 2014. Allstate is an American insurance company and trades in the S&P 500. Allstate has occupied its space in the 878 Veterans Memorial Highway building since 2014 and has occupied its space in the 20 Commerce property since 2019. Allstate has an ongoing right to terminate its lease for 12,800 SF at the 20 Commerce property commencing in June 2022 with payment of a fee equal to approximately $287,668. Allstate has two five-year lease renewal options remaining for both of its leases.

The Bridgehampton National Bank (83,426 SF, 17.8% of portfolio NRA, 23.0% of portfolio underwritten base rent). The Bridgehampton National Bank (“Bridgehampton Bank”) is a community bank based in Suffolk County, New York and is headquartered at the Hauppauge Office Park property. Bridgehampton Bank has been a tenant at the Hauppauge Office Park property since 2012 and has expanded several times including in 2020 and 2021. Bridgehampton Bank leases 76,330 SF under a lease through March 2028, leases 5,101 SF under a lease through December 2027 and leases 1,995 SF under a lease through December 2022. Bridgehampton Bank has one five-year lease renewal option as it relates to 59,921 SF of its space and has no renewal options for its remaining space.

Lerner David Littenberg Krumholz & Mentlik, LLP (34,373 SF, 7.3% of portfolio NRA, 8.0% of portfolio underwritten base rent). Lerner David Littenberg Krumholz & Mentlik, LLP (“Lerner David LLP”) is a patent law firm that specializes in intellectual property counsel. Lerner David LLP relocated to the 20 Commerce property in 2019 and executed an approximately 10 year lease through June 2030. Lerner David LLP has two five-year lease renewal options remaining.

Herbert L. Jamison & Co., L.L.C. (24,838 SF, 5.3% of portfolio NRA, 5.6% of portfolio underwritten base rent). Herbert L. Jamison & Co., L.L.C. (“Herbert”) is an insurance agency that is headquartered at the 20 Commerce property. Herbert has been a tenant at the 20 Commerce property since 2014 under a lease through May 2025. Herbert has two five-year lease renewal options remaining.

O'Connor Davies, LLP (19,503 SF, 4.2% of portfolio NRA, 4.5% of portfolio underwritten base rent). O’Connor Davies, LLP is an accounting and advisory firm. O'Connor Davies, LLP has been a tenant at the 20 Commerce property since 2009 and has a current lease expiration date in November 2022. O'Connor Davies, LLP has one five-year lease renewal option remaining.

The following table presents certain information relating to the tenants at the Signature Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (KBRA/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Allstate(3)	NR/A-/BBB+	100,745	21.4%	$2,903,708	24.9%	$28.82	Various	2 x 5 yrs	Various
Bridgehampton Bank(4)	NR/NR/NR	83,426	17.8%	$2,676,299	23.0%	$32.08	Various	Various	N
Lerner David LLP	NR/NR/NR	34,373	7.3%	$936,664	8.0%	$27.25	6/30/2030	2 x 5 yrs	N
Herbert	NR/NR/NR	24,838	5.3%	$651,998	5.6%	$26.25	5/31/2025	2 x 5 yrs	N
O’Connor Davies, LLP	NR/NR/NR	19,503	4.2%	$526,581	4.5%	$27.00	11/30/2022	1 x 5 yrs	N
Subtotal/Wtd. Avg.		262,885	55.9%	$7,695,250	66.0%	$29.27

Other Tenants		145,133	30.9%	$3,959,992	34.0%	$27.29
Vacant Space		61,883	13.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		469,901	100.0%	$11,655,242	100.0%	$28.57

(1)	Information is based on the underwritten rent roll dated December 1, 2020 with rent steps totaling $519,593 through December 2021. Straight-line rent has been underwritten for investment grade tenants and Bridgehampton Bank.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Allstate leases 87,945 SF scheduled to expire on October 31, 2026 and 12,800 SF scheduled to expire on June 30, 2024. Allstate has an ongoing right to terminate its lease for 12,800 SF at the 20 Commerce property commencing in June 2022 with payment of a fee equal to approximately $287,668.

(4)	Bridgehampton Bank leases 76,330 SF scheduled to expire on March 31, 2028, 5,101 SF scheduled to expire on December 31, 2027, and 1,995 SF scheduled to expire on December 31, 2022. Bridgehampton Bank has one five-year lease renewal option as it relates to 59,921 SF of its space with a March 31, 2028 lease expiration and has no renewal options for its remaining space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the Signature Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	0	$0.00	0.0%	0.0%	$500	0.0%	0.0%
2021(3)	7	28,977	$27.24	6.2%	6.2%	$789,356	6.8%	6.8%
2022	11	47,133	$29.97	10.0%	16.2%	$1,412,438	12.1%	18.9%
2023	6	21,810	$27.45	4.6%	20.8%	$598,652	5.1%	24.0%
2024	7	38,724	$24.81	8.2%	29.1%	$960,882	8.2%	32.3%
2025	3	31,353	$26.50	6.7%	35.8%	$830,778	7.1%	39.4%
2026	2	93,189	$29.19	19.8%	55.6%	$2,720,207	23.3%	62.7%
2027	2	13,879	$29.40	3.0%	58.5%	$408,078	3.5%	66.2%
2028	2	76,330	$32.17	16.2%	74.8%	$2,455,763	21.1%	87.3%
2029	0	0	$0.00	0.0%	74.8%	$0	0.0%	87.3%
2030	2	42,147	$27.45	9.0%	83.7%	$1,156,902	9.9%	97.2%
2031	1	10,630	$30.26	2.3%	86.0%	$321,686	2.8%	100.0%
2032 & Beyond	2	3,846	$0.00	0.8%	86.8%	$0	0.0%	100.0%
Vacant	0	61,883	$0.00	13.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	47	469,901	$28.57	100.0%		$11,655,242	100.0%

(1)	Information is based on the underwritten rent roll dated December 1, 2020 with rent steps totaling $519,593 through December 2021 and straight-line rent for investment grade tenants and Bridgehampton Bank.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Most Recent Occupancy at the 20 Commerce property and the Signature Office Portfolio Properties is 73.4% and 84.0%, respectively.

COVID-19 Update. As of April 14, 2021, the Signature Office Portfolio Properties are open and operating with most tenants working remotely. According to the borrower sponsor, 100.0% of tenants by underwritten base rent and 100.0% of tenants by occupied NRA paid their full February 2021 rent payments, while 98.0% of tenants by underwritten base rent and 98.0% of tenants by occupied NRA paid their full March 2021 rent payments. As of April 6, 2021, the Signature Office Portfolio Whole Loan is not subject to any modification or forbearance requests, and is current on its debt service payments.

The Market. The Signature Office Portfolio Properties are located in two different submarkets: the Hauppauge Office Park property is within the Western Suffolk office submarket and the 20 Commerce property is within the West Union County submarket.

The Western Suffolk office submarket contains approximately 21,384,694 SF of office inventory with a vacancy rate of 8.3% in the first quarter of 2020. According to the appraisal, the average asking rent in the first quarter of 2020 was $25.03 per SF, compared to the prior quarter’s average asking rent of $25.75 per SF. Vacancy rates in the Western Suffolk office submarket have increased by 0.4% over the previous quarter, from 7.9% to 8.3%.

The West Union County submarket contains approximately 7,196,000 SF of office inventory with a vacancy rate of 18.5% in the first quarter of 2020. According to the appraisal, the average asking rent in the first quarter of 2020 was $25.14 per SF, only a $0.02 decrease from the previous quarter’s average asking rent. Vacancy rates in the West Union County submarket have decreased 0.1% over the previous quarter, from 18.6% to 18.5%.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Hauppauge Office Park property was 7,435, 81,519 and 165,521, respectively. The 2019 average household income within the same radii was $127,690, $119,275 and $127,343, respectively.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 20 Commerce property was 19,121, 183,243 and 459,166, respectively. The 2019 average household income within the same radii was $107,499, $110,506 and $109,191, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	Hauppauge Office Park	20 Commerce
Property SF	281,954	187,947
Market Rent (PSF)	$30.00	$28.00
Lease Term (Years)	7	5-7
Lease Type (Reimbursements)	Modified Gross	Gross + Tax & Electric
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	$20.00	$25.00-$35.00
Tenant Improvements (Renewal) (PSF)	$0.00	$7.50-$10.00

Source: Appraisal

The following table presents certain information relating to comparable office leases for the Hauppauge Office Park property:

Comparable Leases Summary(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Hauppauge Office Park 878, 888 and 898 Veterans Memorial Highway Hauppauge, NY	1990, 2014 / N/A	281,954(2)	91.1%(2)	-	-	-	-	-	-
102 Motor Parkway 102 Motor Parkway Hauppauge, NY	2008 / N/A	208,770	NAV	4.1 miles	Liberty Mutual TFCU	Mar-20 / 10.0 Mar-20 / 10.0	7,168 11,137	$29.95 $29.95	Modified Gross Modified Gross
700, 750 and 800 Veterans Memorial Highway 700, 750 and 800 Veterans Memorial Highway Hauppauge, NY	1983 / 2002	126,434	NAV	0.5 miles	Wealth Management Solution	Dec-18 / 7.3	4,000	$38.33	Modified Gross
225 Broadhollow Road 225 Broadhollow Road Melville, NY	1983 / 2016	185,889	94.0%	12.8 miles	JJ Burns Sentinel Whitney Bank	Nov-18 / 8.4 May-18 / 11.2 Mar-18 / 7.3	6,078 4,937 3,213	$28.50 $28.00 $29.25	Modified Gross Modified Gross Modified Gross

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Information is based on the underwritten rent roll dated December 1, 2020.

The following table presents certain information relating to comparable office leases for the 20 Commerce property:

Comparable Leases Summary(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
20 Commerce 20 Commerce Drive Cranford, NJ	1991 / 2020	187,947(2)	80.4%(2)	-	-	-	-	-	-
50 Cardinal Drive 50 Cardinal Drive Westfield, NJ	2006 / N/A	41,280	100.0%	4.8 miles	Alliant Insurance Services	Jun-19 / 7.0	4,707	$24.00	Gross + Tax & Electric
The Bassett Building 378-382 Springfield Avenue Summit, NJ	1929 / N/A	50,000	NAV	15.8 miles	Merchant Aviation	Jan-19 / 3.0	2,091	$25.72	Gross + Tax & Electric
Union County One-Stop 921 Elizabeth Avenue Elizabeth, NJ	2009 / N/A	28,000	NAV	5.3 miles	NJ Department of Labor	Nov-18 / 10.0	12,458	$28.90	Full Service + Tax & Electric
11 Commerce Drive 11 Commerce Drive Cranford, NJ	1981 / N/A	92,412	56.8%	0.4 miles	SUVIPSolutions	Jan-18 / 3.3	2,668	$24.00	Gross + Tax & Electric
Connell Corporate Center 4 400 Connell Drive Berkeley Heights, NJ	2002 / N/A	262,294	99.8%	9.9 miles	Celgene	Jan-18 / 2.5	43,146	$28.00	Gross + Tax & Electric

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Information is based on the underwritten rent roll dated December 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Signature Office Portfolio Properties:

Cash Flow Analysis(1)
	2018	2019	10/31/2020 TTM	UW(5)	UW PSF
Base Rent(2)	$10,953,679	$10,760,410	$10,724,485	$11,135,649	$23.70
Contractual Rent Steps(3)	$0	$0	$0	$519,593	$1.11
Vacant Income	$0	$0	$0	$1,929,969	$4.11
Reimbursements	$1,411,495	$1,551,668	$1,472,614	$1,352,448	$2.88
Other Income	$94,602	$87,162	$58,670	$58,670	$0.12
Vacancy and Concessions	$0	$0	$0	($1,929,969)	($4.11)
Effective Gross Income	$12,459,775	$12,399,240	$12,255,769	$13,066,360	$27.81

Taxes	$1,189,247	$1,208,334	$1,218,701	$1,637,296	$3.48
Insurance	$181,946	$160,115	$185,124	$148,913	$0.32
Other Operating Expenses	$3,227,766	$3,166,466	$2,990,197	$3,014,514	$6.42
Total Operating Expenses	$4,598,959	$4,534,916	$4,394,022	$4,800,723	$10.22

Net Operating Income	$7,860,816	$7,864,324	$7,861,747	$8,265,637	$17.59
TI/LC	$0	$0	$0	$587,376	$1.25
Capital Expenditures	$0	$0	$0	$119,914	$0.26
Net Cash Flow	$7,860,816	$7,864,324	$7,861,747	$7,558,347	$16.08

Occupancy %(4)	89.1%	91.5%	86.8%(5)	87.1%
NOI DSCR (IO)	2.25x	2.25x	2.25x	2.36x
NOI DSCR (P&I)	1.56x	1.56x	1.56x	1.64x
NCF DSCR (IO)	2.25x	2.25x	2.25x	2.16x
NCF DSCR (P&I)	1.56x	1.56x	1.56x	1.50x
NOI Debt Yield	8.8%	8.8%	8.8%	9.2%
NCF Debt Yield	8.8%	8.8%	8.8%	8.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	UW Base Rent is based on the December 1, 2020 rent roll with vacant space grossed up to market rent.

(3)	Contractual Rent Steps includes rent steps through December 2021 and approximately $420,601 of straight-line rent for investment grade tenants and Bridgehampton Bank.

(4)	Occupancy % is shown as of December 31 of the corresponding year, unless otherwise indicated. 10/31/2020 TTM Occupancy % represents physical occupancy as of December 1, 2020. UW Occupancy % represents underwritten economic occupancy.

(5)	Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Occupancy % dated December 1, 2020 at the 20 Commerce property and the Signature Office Portfolio Properties is 73.4% and 84.0%, respectively. Excluding income from Crossmark, Inc., the UW NOI DSCR (IO), UW NOI DSCR (P&I), UW NCF DSCR (IO), and UW NCF DSCR (P&I) would be 2.27x, 1.57x, 2.07x, and 1.43x, respectively and the UW NOI Debt Yield and UW NCF Debt Yield would be 8.8%, and 8.0%, respectively.

Mezzanine Loan and Preferred Equity. A member of the Signature Office Portfolio Borrowers is permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing under the Signature Office Portfolio Whole Loan documents; (ii) after giving effect to the mezzanine loan, (a) the debt service coverage ratio is equal to or greater than 1.50x, (b) the debt yield is equal to or greater than 8.9%, and (c) the loan-to-value ratio is equal to or less than 69.0%, (iii) the mezzanine loan is co-terminous with the Signature Office Portfolio Whole Loan, (iv) an intercreditor agreement is executed that is acceptable to the rating agencies and reasonably acceptable to the lender; and (v) at the lender’s option, a rating agency confirmation is delivered.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – 12510 & 12600 Cardinal Meadow

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Sugar Land, TX 77478
Original Balance:	$16,560,000			General Property Type:	Industrial
Cut-off Date Balance:	$16,537,914			Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2005, 2013/2008
Borrower Sponsors:	Jugalkishore K. Malani;			Size:	273,240 SF
	Malani FLP, Ltd.			Cut-off Date Balance per SF:	$61
Guarantors:	Jugalkishore K. Malani;			Maturity Date Balance per SF:	$49
	Malani FLP, Ltd.			Property Manager:	Unique Industrial Product
Mortgage Rate:	4.4300%				Company, L.P. (borrower-related)
Note Date:	3/26/2021
First Payment Date:	5/1/2021			Underwriting and Financial Information(1)
Maturity Date:	4/1/2031			UW NOI:	$1,633,429
Original Term to Maturity:	120 months			UW NOI Debt Yield:	9.9%
Original Amortization Term:	360 months			UW NOI Debt Yield at Maturity:	12.2%
IO Period:	0 months			UW NCF DSCR:	1.51x
Seasoning:	1 month			Most Recent NOI:	$1,352,964 (12/31/2020)
Prepayment Provisions:	LO (25); DEF (91); O (4)			2nd Most Recent NOI:	$1,802,217 (12/31/2019)
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent NOI:	$1,008,314 (12/31/2018)
Additional Debt Type:	N/A			Most Recent Occupancy:	100.0% (12/31/2020)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	100.0% (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	100.0% (12/31/2018)
Reserves				Appraised Value (as of)(2):	$25,100,000 (12/8/2020)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$92
RE Tax:	$105,421	$35,140	N/A	Cut-off Date LTV Ratio:	65.9%
Insurance:	$68,936	$13,788	N/A	Maturity Date LTV Ratio:	53.3%
Recurring Replacements:	$0	$2,584	N/A
TI/LC:	$0	$4,554	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,560,000	100.0%	Loan Payoff:	$15,402,813	93.0%
			Return of Equity:	$816,843	4.9%
			Reserves:	$174,357	1.1%
			Closing Costs:	$165,988	1.0%
Total Sources:	$16,560,000	100.0%	Total Uses:	$16,560,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the 12510 & 12600 Cardinal Meadow Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 12510 & 12600 Cardinal Meadow Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(2)	The appraisal states that it appraises the fee simple estate and has not considered the leases with internal, related party entities of the owner, which are not considered arm’s length documents.

The Mortgage Loan. The thirteenth largest mortgage loan (the “12510 & 12600 Cardinal Meadow Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,560,000 and secured by a first priority fee mortgage encumbering a 273,240 SF industrial warehouse distribution property located in Sugar Land, Texas (the “12510 & 12600 Cardinal Meadow Property”).

The Borrower and Borrower Sponsors. The borrower is Unique Realty Group DE, LLC (the “12510 & 12600 Cardinal Meadow Borrower”), a single-purpose Delaware limited liability company with no independent directors in its organizational structure. The sponsors and the non-recourse carveout guarantors are Jugalkishore (“Jugal”) K. Malani and Malani FLP, Ltd. The 12510 & 12600 Cardinal Meadow Borrower is 100.0% owned by Unique Realty Group, L.P. and Unique Realty Group, L.P. is owned by Malani FLP, Ltd. (74.0%), Pradeep K. Gupta (19.8%), Jugal K. Malani (5.2%) and Unique Realty Management, L.L.C. (1.0%). Jugal K. Malani is the chairman of the board and founder of Unique Group of Companies and currently serves as the chief executive officer of both Unique Industrial Products Company and Sigma Piping Products. Malani FLP, Ltd. is a Texas limited partnership in which Jugal K. Malani holds a 3.0% aggregate ownership interest.

The Property. The 12510 & 12600 Cardinal Meadow Property is an industrial property comprising 273,240 SF located in Sugar Land, Texas, that is leased to Sigma Piping Products LLC (“SPP”), Unique Industrial Products Company, Inc. (“UIPC”) and Unique Fasteners, all of which are affiliates of the 12510 & 12600 Cardinal Meadow Borrower. The 12510 & 12600 Cardinal Meadow Property was constructed in 2005, expanded in 2013 and is situated on an 18.61-acre site. The 12510 & 12600 Cardinal Meadow Property consists of two adjacent single-story industrial buildings with approximately 8.4% of office space and features 23 dock high overhead doors, clear heights of 28’ and 140 parking spaces (0.5 per 1,000 SF). As of December 31, 2020, the 12510

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #13	Cut-off Date Balance:	$16,537,914
12510 and 12600 Cardinal Meadow Drive	12510 & 12600 Cardinal Meadow	Cut-off Date LTV:	65.9%
Sugar Land, TX 77478		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.9%

&12600 Cardinal Meadow Property is currently 100.0% occupied by three borrower-affiliated tenants that have been at the 12510 & 12600 Cardinal Meadow Property since its original development.

Major Tenants.

SPP (175,235 SF, 64.1% of NRA, 57.0% of underwritten base rent). SPP operates as a subsidiary of SIGMA Corporation, which is a corporation established in 1985 that services the water and wastewater industries. SPP is a joint venture established in 2019 between SIGMA Corporation’s Fire Protection business unit and four business units of Unique Industrial Group, a borrower-affiliated company, to serve the national pipe, valve & fittings distributors and original equipment manufacturer markets. SPP signed two separate NNN leases at the 12510 & 12600 Cardinal Meadow Property in 2019, both of which are scheduled to expire June 19, 2029 and have two, five-year renewal options remaining.

UIPC (85,000 SF, 31.1% of NRA, 37.3% of underwritten base rent). UIPC is a subsidiary of Unique Group of Companies, a borrower-affiliated company, which is a wholesale industrial parts importer and distributor which was founded in 1997 and is headquartered in Sugar Land, Texas. UIPC serves as a one-stop shop providing engineering, quality assurance, product scheduling, importing, warehousing and delivery of industrial products, which include custom castings, stampings, die casting, forging and OEM products. UIPC signed a lease at the 12510 & 12600 Cardinal Meadow Property in 2019 and has a lease expiration of January 1, 2034 with two, five-year renewal options remaining.

Unique Fasteners (13,005 SF, 4.8% of NRA, 5.8% of underwritten base rent). Unique Fasteners is a single source partner providing importing, warehousing and distribution of fastener products to customers and manufacturers across the automotive, electronics, electric motors, appliances, and plastic/rubber molding industries. Unique Fasteners signed a lease at the 12510 & 12600 Cardinal Meadow Property in 2019 and has a lease expiration of January 1, 2034 with two, five-year renewal options remaining.

The following table presents certain information relating to the leases at the 12510 & 12600 Cardinal Meadow Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
SPP	NR/NR/NR	175,235	64.1%	$1,063,859	57.0%	$6.07	6/19/2029	2, 5-year	N
UIPC	NR/NR/NR	85,000	31.1%	$696,000	37.3%	$8.19	1/1/2034	2, 5-year	N
Unique Fasteners	NR/NR/NR	13,005	4.8%	$108,000	5.8%	$8.30	1/1/2034	2, 5-year	N
Subtotal/Wtd. Avg.		273,240	100.0%	$1,867,859	100.0%	$6.84

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		273,240	100.0%	$1,867,859	100.0%	$6.84

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

The following table presents certain information relating to the lease rollover schedule at the 12510 & 12600 Cardinal Meadow Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	175,235	$6.07	64.1%	64.1%	$1,063,859	57.0%	57.0%
2030	0	0	$0.00	0.0%	64.1%	$0	0.0%	57.0%
2031	0	0	$0.00	0.0%	64.1%	$0	0.0%	57.0%
2032 & Beyond	2	98,005	$8.20	35.9%	100.0%	$804,000	43.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	273,240	$6.84	100.0%		$1,867,859	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #13	Cut-off Date Balance:	$16,537,914
12510 and 12600 Cardinal Meadow Drive	12510 & 12600 Cardinal Meadow	Cut-off Date LTV:	65.9%
Sugar Land, TX 77478		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.9%

COVID-19 Update. The first debt service payment date for the 12510 & 12600 Cardinal Meadow Mortgage Loan is May 1, 2021 and, as of March 26, 2021, the 12510 & 12600 Cardinal Meadow Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of March 26, 2021, the 12510 & 12600 Cardinal Meadow Borrower has reported that the 12510 & 12600 Cardinal Meadow Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full March 2021 rent payments.

The Market. The 12510 & 12600 Cardinal Meadow Property is located in Sugar Land, Texas, within the Southwest submarket of the Houston industrial market. Primary access to the neighborhood is provided by US Highway 59 and the Sam Houston Tollway. The 12510 & 12600 Cardinal Meadow Property is located within the 1,000-acre Sugar Land Business Park, which includes a wide variety of office, manufacturing, and distribution center space. The park includes approximately 8.2 million SF of industrial, flex and office space. Major tenants include Schlumberger, Tramontina, Bechtel and Baker Hughes. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Southwest industrial submarket was approximately 5.7%, with average asking rents of $7.92 PSF and inventory of approximately 79.4 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Houston industrial market was approximately 6.9%, with average asking rents of $7.08 PSF and inventory of approximately 544.1 million SF. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the 12510 & 12600 Cardinal Meadow Property was 6,472, 55,199 and 107,070, respectively. The 2020 median household income within the same one-, three- and five-mile radius was $111,546, $73,864 and $67,532, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 12510 & 12600 Cardinal Meadow Property:

Market Rent Summary
Industrial
Market Rent (PSF)	$6.25
Lease Term (Years)	5
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5% annually

Source: Appraisal.

The following table presents comparable leases with respect to the 12510 & 12600 Cardinal Meadow Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occ. %	Tenant Name	Lease SF	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
12510 & 12600 Cardinal Meadow Property (subject) Sugar Land, TX	2005, 2013	273,240	100.0%(1)	SPP(1)	175,235(1)	June 2019(1)	120(1)	$6.07(1)	NNN(1)
SW Commerce Center Missouri City, TX	2019	477,355	55.0%	Professional Packaging System, LLC	259,997	June 2020	62	$4.65	NNN
Beltway Distribution Center Houston, TX	2004	128,000	100.0%	Clark, Duncan & Morris, Inc.	25,600	July 2019	60	$6.24	NNN
Century Oaks - Building 5 Houston, TX	2003	71,400	100.0%	Edvivi, LLC	17,850	Nov. 2018	24	$8.16	NNN
Distribution Warehouse Houston, TX	1984	112,836	100.0%	Tech Pharmacy Services, Inc.	25,091	Feb. 2019	36	$6.60	NNN
Visual Comfort & Co. BTS Houston, TX	2018	283,124	100.0%	Visual Comfort & Co.	283,124	Sept. 2018	180	$5.65	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #13	Cut-off Date Balance:	$16,537,914
12510 and 12600 Cardinal Meadow Drive	12510 & 12600 Cardinal Meadow	Cut-off Date LTV:	65.9%
Sugar Land, TX 77478		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 12510 & 12600 Cardinal Meadow Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	UW	UW PSF
Gross Potential Rent	$972,000	$1,410,000	$2,189,691	$1,777,859	$1,867,859	$6.84
Total Recoveries(2)	$0	$0	$0	$0	$516,416	$1.89
Less Vacancy & Credit Loss	$0	$0	$0	$0	($116,635)	($0.43)
Effective Gross Income	$972,000	$1,410,000	$2,189,691	$1,777,859	$2,267,640	$8.30

Real Estate Taxes(3)	$324,240	$384,188	$377,128	$421,683	$386,079	$1.41
Insurance	$0	$0	$0	$0	$165,450	$0.61
Other Operating Expenses	$21,841	$17,498	$10,346	$3,213	$82,682	$0.30
Total Operating Expenses	$346,081	$401,686	$387,474	$424,895	$634,211	$2.32

Net Operating Income	$625,919	$1,008,314	$1,802,217	$1,352,964	$1,633,429	$5.98
Capital Expenditures	$0	$0	$0	$0	$31,008	$0.11
TI/LC	$0	$0	$0	$0	$99,289	$0.36
Net Cash Flow	$625,919	$1,008,314	$1,802,217	$1,352,964	$1,503,132	$5.50

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.9%
NOI DSCR	0.63x	1.01x	1.80x	1.35x	1.64x
NCF DSCR	0.63x	1.01x	1.80x	1.35x	1.51x
NOI Debt Yield	3.8%	6.1%	10.9%	8.2%	9.9%
NCF Debt Yield	3.8%	6.1%	10.9%	8.2%	9.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	No historical recoveries included because prior to 2019, all tenants were operating subsidiaries under the same parent company. Tenants are currently all on triple net leases.

(3)	Reduction in real estate taxes from historical to UW reflects the sale of approximately six acres of excess land in 2021, taxes for which were included in historical real estate taxes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – Sunrise Corporate Plaza I

Mortgage Loan Information
Mortgage Loan Seller:	KeyBank
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR
Original Balance:	$16,250,000
Cut-off Date Balance:	$16,250,000
% of Initial Pool Balance:	2.0%
Loan Purpose:	Acquisition
Borrower Sponsors:	Andrew L. Hananel; Richard A.
Hadar; Jason A. Isaacson; Josh J.
Procacci
Guarantors:	Andrew L. Hananel; Richard A.
Hadar; Jason A. Isaacson; Josh J.
Procacci
Mortgage Rate:	3.6300%
Note Date:	3/24/2021
First Payment Date:	5/1/2021
Maturity Date:	4/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (89); O (6)
Lockbox/Cash Mgmt Status:	Springing/Springing
Additional Debt Type:	N/A
Additional Debt Balance:	N/A
Future Debt Permitted (Type)(1):	Yes (Mezzanine)
Reserves
Type	Initial	Monthly	Cap
RE Tax:	$213,321	$35,553	N/A
Insurance(2):	$0	Springing	N/A
Recurring Replacements:	$1,788	$1,788	$64,400
TI/LC:	$300,000	$8,942	$323,241

Property Information
Single Asset/Portfolio:	Single Asset
Location:	Sunrise, FL 33323
General Property Type:	Office
Detailed Property Type:	Suburban
Title Vesting:	Fee
Year Built/Renovated:	1999/N/A
Size:	107,304 SF
Cut-off Date Balance Per SF:	$151
Maturity Date Balance Per SF:	$151
Property Manager:	Stiles Corporation d/b/a Stiles
Property Management

Underwriting and Financial Information(3)
UW NOI:	$1,703,368
UW NOI Debt Yield:	10.5%
UW NOI Debt Yield at Maturity:	10.5%
UW NCF DSCR:	2.45x
Most Recent NOI:	$1,865,065 (12/31/2020)
2nd Most Recent NOI:	$1,155,599 (12/31/2019)
3rd Most Recent NOI:	$1,450,932 (12/31/2018)
Most Recent Occupancy:	94.6% (2/28/2021)
2nd Most Recent Occupancy:	96.1% (12/31/2020)
3rd Most Recent Occupancy:	72.2% (12/31/2019)
Appraised Value (as of):	$24,900,000 (3/1/2021)
Appraised Value per SF:	$232
Cut-off Date LTV Ratio:	65.3%
Maturity Date LTV Ratio:	65.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,250,000	63.2%	Purchase Price:	$24,700,000	96.1%
Borrower Equity:	$9,455,044	36.8%	Reserves:	$515,109	2.0%
			Closing Costs:	$489,935	1.9%
Total Sources:	$25,705,044	100.0%	Total Uses:	$25,705,044	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further information.

(2)	Springing monthly deposit of 1/12 of the estimated annual insurance premium payments will be required upon (i) an event of default; (ii) an acceptable blanket insurance policy is no longer in place; (iii) the borrower fails to provide the lender with evidence of renewal or payment or (iv) any cancellation, termination or lapse of insurance coverage.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Sunrise Corporate Plaza I Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Sunrise Corporate Plaza I Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Sunrise Corporate Plaza I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $16,250,000. The Sunrise Corporate Plaza I Mortgage Loan is secured by a first priority fee mortgage encumbering a suburban office property located in Sunrise, Florida (the “Sunrise Corporate Plaza I Property”). Proceeds of the Sunrise Corporate Plaza I Mortgage Loan along with approximately $9.46 million of borrower equity, were used to acquire the Sunrise Corporate Plaza I Property for $24.7 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Sunrise Corporate Plaza Property Owner, LLC (the “Sunrise Corporate Plaza I Borrower”), a single purpose Delaware limited liability company. The non-recourse carveout guarantors are Andrew L. Hananel, Richard A. Hadar, Jason A. Isaacson, and Josh J. Procacci. The Sunrise Corporate Plaza I Borrower is comprised of a joint venture between IP Capital Partners, LLC (“IP Capital”) and Acre Valley Real Estate Capital LLC (“Acre Valley”). IP Capital is a private real estate investment and asset management company headquartered in Boca Raton, Florida that was formed to focus on co-investing with various institutional and high net worth joint venture partners in office, retail, and industrial real estate in Florida. Acre Valley is a Chicago based real estate investment firm with assets under management across all major product types. Acre Valley currently owns a portfolio comprised of 3,600 multifamily units, 1.7 million SF of office space, 100,000 SF of industrial space, and two hotels across eight states including Florida, Texas, and California.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #14	Cut-off Date Balance:	$16,250,000
1300 Sawgrass Corporate Parkway	Sunrise Corporate Plaza I	Cut-off Date LTV:	65.3%
Sunrise, FL 33323		UW NCF DSCR:	2.45x
		UW NOI Debt Yield:	10.5%

The Property. The Sunrise Corporate Plaza I Property is a three-story, Class A office property totaling 107,304 SF located at 1300 Sawgrass Corporate Parkway in Sunrise, Broward County, Florida. Built in 1999, the Sunrise Corporate Plaza I Property is 94.6% occupied by 10 tenants as of February 28, 2021. Situated on a 2.46-acre site, the Sunrise Corporate Plaza I Property includes 513 parking spaces resulting in a parking ratio of 4.78 per 1,000 SF of net rentable area. The largest tenant at the Sunrise Corporate Plaza I Property is MacNeill Group, Inc, comprising 35.2% of the net rentable area. No other tenant at the Sunrise Corporate Plaza I Property occupies more than 18.3% of the net rentable area. The Sunrise Corporate Plaza I Property is located within the Sawgrass International Corporate Park, a three million SF office and industrial park developed on 612 acres bound by Interstate 595 and Interstate 75 with tenants including Amazon, American Express, Cigna, HBO, New York Life, AT&T, Telemundo, and Comcast. Single and multi-family residential developments are located to the south across Interstate 595 and retail development consisting of a super-regional mall, power centers, free-standing big box users, restaurants and the BB&T Center, home of the Florida Panthers NHL team, are located to the north across Sunrise Boulevard.

Major Tenants.

MacNeill Group, Inc (37,818 SF, 35.2% of NRA, 30.5% of underwritten base rent). MacNeill Group, Inc (“MacNeill Group”) utilizes the Sunrise Corporate Plaza I Property as its sole location and corporate headquarters. MacNeill Group, a wholly-owned subsidiary of Team Focus Insurance Group, has expanded multiple times at the Sunrise Corporate Plaza I Property from 5,750 SF to its recent occupancy of the entire third floor in 2019. MacNeill Group works exclusively with property and casualty insurance companies by offering program management services to residual markets and insurance companies, including product and program development, actuarial and rate-making support, sales, marketing, underwriting, policy administration, customer service, claims administration, systems and support, statutory reporting and accounting services. MacNeill Group has a lease expiration of May 31, 2030 with two, five-year renewal options remaining, and no termination options.

Benefytt (19,683 SF, 18.3% of NRA, 27.8% of underwritten base rent). Based in Tampa, Florida, Benefytt is a health insurance technology company that engages in the development and operation of private e-commerce health insurance marketplaces, consumer engagement platforms, agency technology systems, and insurance policy administration platforms. Benefytt offers a range of Medicare-related insurance plans from many carriers as well as other types of health insurance and supplemental products. In August 2020, the company was acquired by Chicago private equity firm Madison Dearborn Partners. Benefytt leases its space at the Sunrise Corporate Plaza I Property via a sublease with Synechron, Inc. (“Synechron”). The Synechron lease and Benefytt sublease have co-terminous lease expiration dates of December 31, 2026. Under the sublease agreement, Benefytt pays approximately 3% less than the contract rent due per the Synechron lease. The lease was underwritten based on the lower rent paid by Benefytt. The Synechron lease has one five-year renewal option. Synechron has the option to terminate the lease, and consequently the sublease, effective on December 31, 2024 with nine months’ prior notice and payment of unamortized tenant improvements, leasing commissions, legal expenses, unamortized portion of the five months’ of rent abatement plus 6% interest thereon, and three months’ of base rent and additional rent which would have otherwise been due three months after the termination date.

AlphaStaff (15,731 SF, 14.7% of NRA, 14.9% of underwritten base rent). AlphaStaff utilizes the Sunrise Corporate Plaza I Property as its corporate headquarters. AlphaStaff offers clients a suite of human resources services, technology solutions, employee benefit offerings to assist business managers in managing costs, hiring and retaining talent and controlling legal and financial exposure. AlphaStaff has two suites, one comprising 14,604 SF with a lease expiration date of July 31, 2027, and the second comprising 1,127 SF with an expiration date of September 30, 2027. AlphaStaff has one, five-year renewal option. AlphaStaff has the option to terminate the lease, effective on July 31, 2025 with nine months’ prior notice, payment of the unamortized portion of the tenant improvement allowance and broker fees and/or leasing commissions paid for by the landlord plus 7% interest thereon, payment of the unamortized portion of the seven months waived base rent provided to AlphaStaff plus 7% interest on said amount, and three months of base rent and additional rent payable based on the total monthly amount of base rent and additional rent which would have otherwise been payable to landlord for the three months following the termination date.

Smith Transportation Services (8,122 SF, 7.6% of NRA, 7.4% of underwritten base rent). Smith Transportation Services (“Smith”), founded in 1959 and based in Sunrise, Florida, offers comprehensive supply chain solutions to clients. Smith offers support in load to ride, less than truckload freight shipment optimization, full truckload services, rail/intermodal, brokerage, and first and last mile delivery. Over the past ten years, Smith has grown to become an asset-based company, with terminals in Miami and Tampa, Florida, Kearney, New Jersey, and Mira Loma, California and over 100 trucks on the road. Smith has been a tenant at the Sunrise Corporate Plaza I Property since 2011 and has a lease expiration date of July 31, 2022 with one, five-year renewal option. Smith has indicated it intends to vacate at lease expiration.

Omron Healthcare, Inc. (4,022 SF, 3.7% of NRA, 3.8% of underwritten base rent). Omron Healthcare, Inc. (“Omron”) designs state of the art blood pressure monitors. Omron’s product line includes a range of different wearable blood pressure monitoring devices for the upper arm, wrist, and accessories to assist patients in combatting heart disease. Omron has a lease expiration date of December 31, 2022 and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #14	Cut-off Date Balance:	$16,250,000
1300 Sawgrass Corporate Parkway	Sunrise Corporate Plaza I	Cut-off Date LTV:	65.3%
Sunrise, FL 33323		UW NCF DSCR:	2.45x
		UW NOI Debt Yield:	10.5%

The following table presents a summary regarding the major tenants at the Sunrise Corporate Plaza I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approx.% of Total SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Term. Option	Lease Expiration
MacNeill Group, Inc	NR/NR/NR	37,818	35.2%	$682,237	$18.04	30.5%	N	5/31/2030
Benefytt	NR/NR/NR	19,683	18.3%	$620,369	$31.52	27.8%	Y(2)	12/31/2026
AlphaStaff	NR/NR/NR	15,731	14.7%	$333,113	$21.18	14.9%	Y(2)	7/31/2027(3)
Smith Transportation Services	NR/NR/NR	8,122	7.6%	$164,795	$20.29	7.4%	N	7/31/2022
Omron Healthcare, Inc.	NR/NR/NR	4,022	3.7%	$84,877	$21.10	3.8%	N	12/31/2022
Subtotal/Wtd. Avg.		85,376	79.6%	$1,885,391	$22.08	84.4%

Other Tenants		16,178	15.1%	$349,689	$21.62	15.6%
Vacant Space		5,750	5.4%	$0	$0	0.0%
Total/Wtd. Avg.		107,304	100.0%	$2,235,080	$22.01	100.0%

(1)	Information is based on the underwritten rent roll as of February 28, 2021.

(2)	Please see “Major Tenants” above for a description of the Benefytt sublease and the Benefytt and AlphaStaff termination options.

(3)	AlphaStaff lease expiration date is representative of the expiration date for the 14,604 SF space the tenant occupies. The 1,127 SF space expires on September 30, 2027.

The following table presents certain information relating to the lease rollover at the Sunrise Corporate Plaza I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	4	18,701	$20.77	17.4%	17.4%	$388,414	17.4%	17.4%
2023	1	3,507	$23.17	3.3%	20.7%	$81,275	3.6%	21.0%
2024	0	0	$0.00	0.0%	20.7%	$0	0.0%	21.0%
2025	0	0	$0.00	0.0%	20.7%	$0	0.0%	21.0%
2026	3	25,797	$29.07	24.0%	44.7%	$750,041	33.6%	54.6%
2027	2	15,731	$21.18	14.7%	59.4%	$333,113	14.9%	69.5%
2028	0	0	$0.00	0.0%	59.4%	$0	0.0%	69.5%
2029	0	0	$0.00	0.0%	59.4%	$0	0.0%	69.5%
2030	1	37,818	$18.04	35.2%	94.6%	$682,237	30.5%	100.0%
2031	0	0	$0.00	0.0%	94.6%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	94.6%	$0	0.0%	100.0%
Vacant	0	5,750	$0.0	5.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (2)	11	107,304	$22.01	100.0%		$2,235,080	100.0%

(1)	Information is based on the underwritten rent roll as of February 28, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Sunrise Corporate Plaza I Mortgage Loan is May 1, 2021 and as of April 21, 2021 the Sunrise Corporate Plaza I Mortgage Loan is not subject to any modification or forbearance requests. The Sunrise Corporate Plaza I Property is open and operating; however, the majority of the tenants are allowing their employees to work remotely at this time. At the time of the site inspection on February 25, 2021, Benefytt was fully staffed and the remaining tenants had approximately 10%-50% of total employees working in their respective office spaces. Approximately 100.0% of tenants by net rentable area and by underwritten base rent made their full March 2021 rental payments.

The Market. The Sunrise Corporate Plaza I Property is located in Sunrise, Florida, approximately 13.3 miles west of the Fort Lauderdale CBD and approximately 15.2 miles northwest of the Fort Lauderdale-Hollywood International Airport. The Sunrise Corporate Plaza I Property is located just north of the interchange of Interstate 75 and Interstate 595 which provides access for travelers coming from all directions and is accessible via Interstate 595.

According to a third party market research report, the Sunrise Corporate Plaza I Property is located in the Fort Lauderdale office market and the Sawgrass Park office submarket. As of April 6, 2021, the Fort Lauderdale office market contained total office inventory of approximately 71.1 million SF with a vacancy rate of 11.7% and an average asking rent of $30.80 PSF. The Sawgrass Park office submarket contained a total office inventory of approximately 4.2 million SF with a vacancy rate of 15.0% and an average asking rent of $34.77 PSF as of April 6, 2021. The submarket had no additional inventory delivered in 2020 and had negative net absorption of 105,654 SF as of the first quarter 2021. According to a third party market research report, the 2020 population within a one-, three-, and five- mile radius was 6,620, 71,425, and 205,505, respectively. The 2020 average household income within a one-, three-, and five- mile radius was $106,513, $107,156, and $105,021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #14	Cut-off Date Balance:	$16,250,000
1300 Sawgrass Corporate Parkway	Sunrise Corporate Plaza I	Cut-off Date LTV:	65.3%
Sunrise, FL 33323		UW NCF DSCR:	2.45x
		UW NOI Debt Yield:	10.5%

The following table presents comparable available office spaces being marketed with respect to the Sunrise Corporate Plaza I Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Available Lease Area (SF)	Asking Rent PSF	Lease Term (Yrs.)	Lease Type
Sawgrass Pointe I 1000 Sawgrass Corp. Pkwy. Sunrise, FL	2001	0.5 miles	230,471	55,207	$22.50	Negotiable	Base Year
1560 Sawgrass Centre 1560 Sawgrass Corp. Pkwy. Sunrise, FL	1999	0.7 miles	93,631	34,611	$23.50	Negotiable	Base Year
1601 Sawgrass Centre 1601 Sawgrass Corp. Pkwy. Sunrise, FL	1999	0.9 miles	101,300	89,123	$19.50- $23.50	Negotiable	Base Year
Sunrise Corporate Plaza I 1551 Sawgrass Corp. Pkwy. Sunrise, FL	1997	0.8 miles	92,243	8,183	$23.50	Negotiable	Base Year
1550 Sawgrass Centre 1550 Sawgrass Corp. Pkwy. Sunrise, FL	1998	0.6 miles	61,717	61,717	$23.50	Negotiable	Base Year

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunrise Corporate Plaza I Property:

Cash Flow Analysis
	12/31/2018	12/31/2019	12/31/2020	UW(1)	UW Per SF
Gross Potential Rent(2)	$1,578,773	$1,395,391	$1,909,807	$2,355,830	$21.95
Total Recoveries	$1,195,390	$1,001,395	$1,193,982	$1,030,192	$9.60
Other Income	$9,814	$8,730	$15,902	$15,902	$0.15
Less Vacancy & Credit Loss	$0	$0	$0	($423,253)	($3.94)
Effective Gross Income	$2,783,977	$2,405,516	$3,119,691	$2,978,672	$27.76

Real Estate Taxes	$393,621	$389,890	$390,072	$406,235	$3.79
Insurance	$97,555	$99,210	$123,490	$76,224	$0.71
Other Expenses	$841,869	$760,817	$741,064	$792,844	$7.39
Total Expenses	$1,333,045	$1,249,917	$1,254,626	$1,275,303	$11.88

Net Operating Income	$1,450,932	$1,155,599	$1,865,065	$1,703,368	$15.87
TI/LC(3)	$0	$0	$0	$214,300	$2.00
Capital Expenditures	$0	$0	$0	$21,461	$0.20
Net Cash Flow	$1,450,932	$1,155,599	$1,865,065	$1,467,608	$13.68

Occupancy %	85.1%	72.2%	96.1%	87.6%
NOI DSCR (IO)	2.43x	1.93x	3.12x	2.85x
NCF DSCR (IO)	2.43x	1.93x	3.12x	2.45x
NOI Debt Yield	8.9%	7.1%	11.5%	10.5%
NCF Debt Yield	8.9%	7.1%	11.5%	9.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is greater than the historical periods due to the inclusion of $120,750 for grossed-up vacant space and $62,632 for future rent bumps.

(3)	UW TI/LC includes a credit of $30,000 ($0.28 PSF) associated with the large upfront reserve deposit in the amount of $300,000 ($2.80 PSF).

Mezzanine Loan and Preferred Equity. Mezzanine debt is permitted provided, among other things: (i) the aggregate loan-to-value ratio must be less than or equal to 65.0%, (ii) the aggregate debt service coverage ratio must be equal to or greater than 2.43x, (iii) the aggregate debt yield must be equal to or greater than 8.93% and (iv) the intercreditor agreement must be satisfactory to the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Colonnades West

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Glen Allen, VA 23060
Original Balance:	$15,509,000			General Property Type:	Retail
Cut-off Date Balance:	$15,509,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1998/N/A
Borrower Sponsors:	Robert Berger; Richard Glickman;			Size:	136,082 SF
	NUUSCO Inc.			Cut-off Date Balance Per SF:	$114
Guarantors:	Robert Berger; Richard Glickman;			Maturity Date Balance Per SF:	$114
	NUUSCO Inc.			Property Manager:	Colliers International Asset
Mortgage Rate:	3.8100%				Services, LLC
Note Date:	12/30/2019
First Payment Date:	2/1/2020
Maturity Date:	1/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$1,666,162
Seasoning:	16 months			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	LO (40); DEF (77); O (3)			UW NOI Debt Yield at Maturity:	10.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.70x
Additional Debt Type:	N/A			Most Recent NOI:	$1,774,691 (12/31/2020)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,800,052 (10/31/2019 TTM)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,674,482 (12/31/2018)
Reserves				Most Recent Occupancy:	94.7% (12/31/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.5% (12/31/2019)
RE Tax:	$33,705	$16,853	N/A	3rd Most Recent Occupancy:	95.7% (12/31/2018)
Insurance(1):	$0	Springing	N/A	Appraised Value (as of):	$23,100,000 (10/31/2019)
Recurring Replacements:	$2,268	$2,268	N/A	Appraised Value per SF:	$170
TI/LC:	$1,173,884	$11,340	$1,180,410	Cut-off Date LTV Ratio:	67.1%
Deferred Maintenance:	$50,938	$0	N/A	Maturity Date LTV Ratio:	67.1%
Capital Improvements:	$875,178	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,509,000	63.8%	Purchase Price(3):	$21,684,037	89.2%
Borrower Equity:	$8,802,904	36.2%	Reserves:	$2,135,973	8.8%
			Closing Costs:	$491,894	2.0%
Total Sources:	$24,311,904	100.0%	Total Uses:	$24,311,904	100.0%

(1)	Springing monthly deposit of 1/12 of the estimated annual insurance premium payments will be required upon the occurrence of (i) an event of default; (ii) an acceptable blanket insurance policy no longer being in place; (iii) the borrower failing to provide the lender with evidence of renewal and payment or (iv) any cancellation, termination or lapse of insurance coverage.

(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated based on such prior information. The novel coronavirus pandemic is an evolving situation and could impact the Colonnades West Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Colonnades West Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The original Purchase Price was $23,860,000. The Purchase Price above is net of seller-provided credits in the total amount of $2,175,963, including $900,000 for tenant improvements, $1,200,000 for roof repair, prorated rent, prepaid rent and security deposits.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Colonnades West Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $15,509,000. The Colonnades West Mortgage Loan is secured by a first priority fee mortgage encumbering an anchored retail property located in Glen Allen, Virginia (the “Colonnades West Property”). Proceeds of the Colonnades West Mortgage Loan along with approximately $8.8 million of borrower equity, were used to acquire the Colonnades West Property for $23.86 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Colonnades West VA LP, a single purpose Delaware limited partnership. The non-recourse carveout guarantors are Robert Berger, Richard Glickman, and NUUSCO Inc. Robert Berger and Richard Glickman are principals of Colterra Capital Corporation (“Colterra”) with over 30 years of real estate experience each. Formed in 2012, Colterra invests in real estate on behalf of private and institutional investors and for its own account. Colterra’s team is experienced in investment, development, asset management, property management, and corporate finance.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$15,509,000
10941 West Broad Street	Colonnades West	Cut-off Date LTV:	67.1%
Glen Allen, VA 23060		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	10.7%

The Property. The Colonnades West Property is an anchored retail center totaling 136,082 SF located at 10941 West Broad Street in Glen Allen, Virginia. The Colonnades West Property is anchored by Marshalls, OfficeMax and Ross Dress for Less and contains junior anchor tenants Shoe Carnival and CVS. The Colonnades West Property was constructed in 1998 on a 14.6 acre site along Broad Street, the primary retail corridor in Glen Allen, which has traffic counts of approximately 46,000 vehicles per day. Other major retailers along the Broad Street corridor are Wegmans, Cabela’s, Kroger, Macy’s, Nordstrom, Apple, Costco, Target, Walmart, Lowes, Whole Foods, and Publix. The Colonnades West Property is adjacent across Highway 250 to the Innsbrook Corporate Center, a 700-acre office development which contains approximately 7.8 million SF with a daytime population of approximately 54,000 people. The Colonnades West Property includes 602 parking spaces resulting in a parking ratio of 4.42 spaces per 1,000 SF of net rentable area. The Colonnades West Property is 94.7% occupied by 11 tenants as of December 31, 2020 and had an average occupancy from 2006-2020 of 92.6%.

Major Tenants.

Marshalls (30,582 SF, 22.5% of NRA, 17.4% of underwritten rent). Marshalls is part of The TJX Companies, Inc. (“TJX”) (rated NR/A2/A by Fitch/Moody’s/S&P) an off-price apparel and home fashions retailer with stores located in the United States and worldwide. As of January 30, 2021, TJX operated 1,131 Marshalls locations across the United States, up from 1,130 in the prior year. As of January 30, 2021, Marshalls reported occupying 32.4 million SF of retail space in the United States. As of February 1, 2020 (the end of its fiscal year), TJX’s annual sales were nearly $42 billion. As of January 30, 2021 TJX operated more than 4,500 stores in nine countries, across three continents, as well as four e-commerce businesses. Marshalls reported fiscal year 2017, 2018, and 2019 sales at the Colonnades West Property of $12,118,180 ($396 PSF), $11,924,395 ($390 PSF), and $12,122,042 ($396 PSF), respectively. Marshalls is expected to report fiscal year 2020 sales for the Colonnades West Property by May 31, 2021. We cannot assure you that 2020 and current sales will not have declined as a result of the COVID-19 pandemic. Marshalls has been a tenant at the Colonnades West Property since 1998, and has a lease expiration of January 31, 2024 with one, five-year renewal option remaining. The Marshalls lease contains a co-tenancy clause whereby if OfficeMax or Ross Dress for Less are not open for business for a period of more than 270 consecutive days, Marshalls may pay the lesser of base rent or 2% of gross sales or terminate the lease.

OfficeMax (30,000 SF, 22.0% of NRA, 17.4% of underwritten rent). Having merged with Office Depot on November 5, 2013, OfficeMax operates under The ODP Corporation, a holding company for both Office Depot and OfficeMax. OfficeMax offers nationally branded and private label office supply products, as well as related products such as cleaning and breakroom supplies, personal protective equipment, technology, and furniture. At the end of 2020, the ODP Corporation operated 1,154 OfficeMax and Office Depot stores and began fulfilling online pickup orders in select markets. OfficeMax has been a tenant at the Colonnades West Property since 1996, has a lease expiration date of May 31, 2022, with three, five-year extension options and no termination options.

Ross Dress for Less (25,600 SF, 18.8% of NRA, 14.9% of underwritten rent). Headquartered in Dublin, California, Ross Stores, Inc. (rated NR/A2/BBB+ by Fitch/Moody’s/S&P) operates an off-price apparel and home fashion chain in the United States under Ross Dress for Less (“Ross”) and dd’s DISCOUNTS. As of January 30, 2021, Ross operated 1,585 locations across 40 states, the District of Columbia, and Guam. Ross targets a middle-income clientele by offering apparel, footwear, and home fashions at a discount to department store prices. Ross has been a tenant at the Colonnades West Property since 2009, and has a lease expiration of January 31, 2025, with three five-year renewal options remaining. The Ross lease contains a co-tenancy clause whereby if Marshall’s and OfficeMax do not each remain operational and the Colonnades West Property is not at least 70% occupied for 150 days (“Reduced Occupancy Period”) and if a replacement tenant(s) has not been found, Ross may pay the lesser of minimum rent or 2% of gross sales. If a Reduced Occupancy Period occurs for 12 consecutive months, Ross may terminate the lease.

Shoe Carnival (12,000 SF, 8.8% of NRA, 9.6% of underwritten rent). Shoe Carnival, Inc. (“Shoe Carnival”) is a family footwear retailer, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of March 24, 2021, Shoe Carnival operated 383 stores in 35 states and Puerto Rico, as well as an online e-commerce arm. Shoe Carnival reported fiscal year 2017, 2018, and 2019 sales at the Colonnades West Property of $1,779,727 ($148 PSF), $1,924,578 ($160 PSF), and $1,929,592 ($161 PSF), respectively. We cannot assure you that 2020 and current sales will not have declined as a result of the COVID-19 pandemic. Shoe Carnival has been a tenant at the Colonnades West Property since 1998, and has a lease expiration date of January 31, 2024, with one, five-year renewal option remaining. The Shoe Carnival lease contains a co-tenancy clause whereby if Marshall’s is not open for business for six consecutive months and if a replacement tenant has not been found, Shoe Carnival may pay 3% of gross receipts in lieu of base rent. If Marshall’s is not open for business for 12 consecutive months and if a replacement tenant has not been found, Shoe Carnival may terminate the lease.

CVS (10,125 SF, 7.4% of NRA, 19.4% of underwritten rent). Founded in 1963, CVS Health (“CVS”) (rated NR/Baa2/BBB by Fitch/Moody’s/S&P) is a diversified health services company that employs over 300,000 employees across the United States and Puerto Rico. The retail segment of CVS’s operation includes an assortment of health and wellness products, general merchandise, select groceries, and provides healthcare services through walk-in clinics. Additionally, CVS’s retail branch provides medical diagnostic testing and services to long-term care facilities. CVS operates more than 9,900 retail locations across 49 states, the District of Columbia, and Puerto Rico. CVS has been a tenant at the Colonnades West Property since 1998 and has a lease expiration of January 31, 2024, with three, five-year lease extension options remaining. The CVS lease includes an option to terminate if OfficeMax sublets its space to another pharmacy tenant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$15,509,000
10941 West Broad Street	Colonnades West	Cut-off Date LTV:	67.1%
Glen Allen, VA 23060		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	10.7%

The following table presents a summary regarding the major tenants at the Colonnades West Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Options
Marshalls	NR/A2/A	30,582	22.5%	$300,000	$9.81	17.4%	1/31/2024	1 x 5 year	N(3)
OfficeMax	NR/NR/NR	30,000	22.0%	$300,000	$10.00	17.4%	5/31/2022	3 x 5 year	N
Ross Dress for Less	NR/A2/BBB+	25,600	18.8%	$256,000	$10.00	14.9%	1/31/2025	3 x 5 year	N(3)
Shoe Carnival	NR/NR/NR	12,000	8.8%	$165,000	$13.75	9.6%	1/31/2024	1 x 5 year	N(3)
CVS	NR/Baa2/BBB	10,125	7.4%	$334,935	$33.08	19.4%	1/31/2024	3 x 5 year	N(3)
Subtotal/Wtd. Avg.		108,307	79.6%	$1,355,935	$12.52	78.7%

Other Tenants		20,595	15.1%	$367,154	$17.83	21.3%
Vacant Space		7,180	5.3%	$0	$0.00	0.0%
Total/Wtd. Avg.		136,082	100.0%	$1,723,089	$13.37	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Marshalls, Ross, Shoe Carnival and CVS do not have unilateral termination options. Please see Major Tenants above for descriptions of co-tenancy and exclusive use termination options.

The following table presents certain information relating to the lease rollover at the Colonnades West Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	2,088	$24.30	1.5%	1.5%	$50,738	2.9%	2.9%
2022	1	30,000	$10.00	22.0%	23.6%	$300,000	17.4%	20.4%
2023	1	2,040	$26.52	1.5%	25.1%	$54,106	3.1%	23.5%
2024	5	59,769	$15.58	43.9%	69.0%	$930,988	54.0%	77.5%
2025	1	25,600	$10.00	18.8%	87.8%	$256,000	14.9%	92.4%
2026	1	2,200	$22.00	1.6%	89.4%	$48,400	2.8%	95.2%
2027	0	0	$0.00	0.0%	89.4%	$0	0.0%	95.2%
2028	1	7,205	$11.50	5.3%	94.7%	$82,857	4.8%	100.0%
2029	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
Vacant	4	7,180	$0.00	5.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (2)	15	136,082	$12.66	100.0%		$1,723,089	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. As of April 20, 2021, the Colonnades West Mortgage Loan is current as of the April debt service payment. The Colonnades West Mortgage Loan has never been subject to and is not currently subject to any forbearance, modification or debt service relief request. The Colonnades West Property is open and operating. Eight tenants have received rent deferment since April 2020, and all but three tenants have paid back such deferred rent.  Stemtree Education (1.5% of NRA and 3.1% of underwritten base rent) will receive approximately 52.0% rent deferment through June 2021 and PotBelly (1.4% of NRA and 2.9% of underwritten base rent) will receive approximately 33.0% rent deferment through June 2021, both with repayment agreements in place.  Men’s Wearhouse (3.8% NRA and 4.8% of underwritten base rent), as to which the parent company filed bankruptcy, notified the borrower of its intent to keep this location open and renegotiated/amended the lease which included three months of forgiven rent under the original lease. 98.5% of tenants by net rentable area and by underwritten base rent made their full March 2021 rental payments.

The Market. The Colonnades West Property is located in Glen Allen, Virginia, approximately 13.3 miles northwest of the Richmond CBD and approximately 21.6 miles northwest of the Richmond International Airport. According to a third-party market research report, the Colonnades West Property is located in the Richmond retail market and the Broad Street Corridor retail submarket. As of April 12, 2021, the Richmond retail market consisted of approximately 82.3 million SF of retail space with an overall market vacancy of 5.2% and average asking rents of approximately $18.51 PSF. The Broad Street Corridor retail submarket consisted of approximately 4.9 million SF of retail space with an overall market vacancy of 4.6% and average asking rents of approximately $19.25 PSF as of April 12, 2021. The Broad Street Corridor retail submarket had approximately 9,328 SF of retail inventory delivered in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$15,509,000
10941 West Broad Street	Colonnades West	Cut-off Date LTV:	67.1%
Glen Allen, VA 23060		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	10.7%

2020 and had negative net absorption of 27,795 SF as of April 12, 2021. The appraisal concluded the market rent at the Colonnades West Property for anchor spaces to be $10.00 PSF, junior anchor spaces to be $14.00 PSF, in-line spaces to be $25.00 PSF and outparcel spaces to be a rate ranging from $14.00 PSF - $30.00 PSF.

According to a third party market source, the 2020 population within a one-, three-, and five- mile radius was 6,917, 91,182, and 183,880, respectively. The 2020 average household income within a one-, three-, and five- mile radius was $120,230, $114,991, and $109,904, respectively.

The following table presents comparable retail leases with respect to the Colonnades West Property:

Comparable Lease Summary
Property	Tenant Type	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Comm. Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Oxbridge Square, Richmond, VA	Anchor	18.8 miles	133,575	Big Lots	36,912	2020	$5.00	10	Base Year
West Broad Marketplace, Richmond, VA	Anchor	3.5 miles	301,671	TJ Maxx	23,000	2016	$13.00	10	Base Year
Crooket Run Center, Front Royal, VA	Anchor	127 miles	64,945	Michaels Arts & Crafts	20,491	2018	$12.00	10	Base Year
Commonwealth Center, Midlothian, VA	Junior Anchor	25.2 miles	104,053	Old Navy	16,000	2017	$14.05	3	Base Year
Valley View Crossing, Roanoke, VA	Junior Anchor	161 miles	215,646	Shoe Carnival	10,223	2017	$17.50	10	Base Year
1421 Eastridge Road, Richmond, VA	Outparcel	3.9 miles	5,120	Coin Laundry	2,400	2017	$12.00	5	Base Year
Creeks at Virginia Center, Richmond, VA	Outparcel	9 miles	97,930	Panera Bread	4,200	2018	$32.00	5	Renewal

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Colonnades West Property:

Cash Flow Analysis(1)
	12/31/2017	12/31/2018	10/31/2019 TTM	12/31/2020	UW(1)	UW Per SF
Gross Potential Rent	$1,716,258	$1,716,841	$1,804,944	$1,824,491	$1,902,589	$13.98
Total Recoveries	$311,691	$373,023	$471,590	$387,920	$424,391	$3.12
Percentage Rent	$0	$53,449	$0	$24,481	$22,441	$0.16
Other Income	$0	$3,169	$781	$12,090	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($176,207)	($1.29)
Effective Gross Income	$2,027,950	$2,146,481	$2,277,315	$2,248,982	$2,173,215	$15.97

Real Estate Taxes	$188,968	$192,601	$184,699	$227,618	$208,650	$1.53
Insurance	$17,009	$17,635	$20,070	$25,168	$22,452	$.16
Other Expenses	$209,886	$261,763	$272,494	$221,506	$275,951	$2.03
Total Expenses	$415,863	$471,999	$477,263	$474,292	$507,053	$3.73

Net Operating Income	$1,612,087	$1,674,482	$1,800,052	$1,774,691	$1,666,162	$12.24
Capital Expenditures	$0	$0	$0	$0	$27,216	$0.20
TI/LC(2)	$51,713	$0	$111,366	$51,709	$18,694	$0.14
Net Cash Flow	$1,560,375	$1,674,482	$1,688,686	$1,722,981	$1,620,252	$11.91

Occupancy%(3)	90.0%	95.7%	97.5%	94.7%	92.5%
NOI DSCR (IO)	2.69x	2.79x	3.00x	2.96x	2.78x
NCF DSCR (IO)	2.60x	2.79x	2.82x	2.88x	2.70x
NOI Debt Yield	10.4%	10.8%	11.6%	11.4%	10.7%
NCF Debt Yield	10.1%	10.8%	10.9%	11.1%	10.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW TI/LC includes a credit of $117,388 ($0.86 PSF) which is associated with the large upfront reserve deposit in the amount $1,173,884 ($8.63 PSF).

(3)	Occupancy % for the 10/31/2019 TTM period is as of December 31, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L5

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), KeyBanc Capital Markets Inc. (together with its affiliates, “KeyBanc”), Barclays Capital Inc. (together with its affiliates, “Barclays Capital”), Siebert Williams Shank & Co., LLC (together with its affiliates, “SWS”) and AmeriVet Securities, Inc. (together with its affiliates, “AmeriVet” and, collectively with Morgan Stanley, KeyBanc, Barclays Capital and SWS, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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